Exhibit 10.1
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [****] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CREDIT AGREEMENT
by and among

FINISAR CORPORATION
and
OPTIUM CORPORATION
as Borrowers,
THE LENDERS THAT ARE SIGNATORIES HERETO
as the Lenders,
and
WELLS FARGO FOOTHILL, LLC
as the Agent
Dated as of October 2, 2009

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED

(continued)

			Page

	4.7	Litigation	21
	4.8	Compliance with Laws	22
	4.9	No Material Adverse Change	22
	4.10	Fraudulent Transfer	22
	4.11	Employee Benefits	22
	4.12	Environmental Condition	22
	4.13	Intellectual Property	23
	4.14	Leases	23
	4.15	Deposit Accounts and Securities Accounts	23
	4.16	Complete Disclosure	23
	4.17	Material Contracts	23
	4.18	Patriot Act	23
	4.19	Indebtedness	24
	4.20	Payment of Taxes	24
	4.21	Margin Stock	24
	4.22	Governmental Regulation	24
	4.23	OFAC	24
	4.24	Employee and Labor Matters	24
	4.25	Eligible Accounts, Eligible Investment Grade Accounts, Eligible Credit Insured Accounts	25
	4.26	Eligible Inventory	26
	4.27	Eligible Inventory	26
	4.28	Locations of Inventory and Equipment	26
	4.29	Inventory Records	26
	4.30	The Indentures	27
5.	AFFIRMATIVE COVENANTS		26
	5.1	Financial Statements, Reports, Certificates	26
	5.2	Collateral Reporting	26
	5.3	Existence	26
	5.4	Maintenance of Properties	26
	5.5	Taxes	27
	5.6	Insurance	27
	5.7	Inspection	27
	5.8	Compliance with Laws	27

CONFIDENTIAL TREATMENT REQUESTED

(continued)

CONFIDENTIAL TREATMENT REQUESTED

(continued)

CONFIDENTIAL TREATMENT REQUESTED

(continued)

		Page

17.5	Bank Product Providers	53
17.6	Debtor-Creditor Relationship	53
17.7	Counterparts; Electronic Execution	53
17.8	Revival and Reinstatement of Obligations	53
17.9	Confidentiality	53
17.10	Lender Group Expenses	54
17.11	USA PATRIOT Act	54
17.12	Integration	54
17.13	Parent as Agent for Borrowers	54
17.14	Designated Senior Indebtedness	54

CONFIDENTIAL TREATMENT REQUESTED

Page

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-l	Form of Borrowing Base Certificate
Exhibit C-L	Form of Compliance Certificate
Exhibit L-l	Form of LIBOR Notice
Exhibit P-l	Permitted Convertible Note Debt Terms and Conditions

Schedule A-l	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-l	Revolver Commitments
Schedule D-l	Designated Account
Schedule E-l	Eligible Inventory and Eligible Equipment Locations
Schedule E-2	Eligible Investment Grade Account Debtors
Schedule E-3	Eligible Specified Account Debtors
Schedule P-l	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-l	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1 (a)	Due Organization and Qualification; Subsidiaries
Schedule 4.1(b)	Capitalization of Parent
Schedule 4.1(c)	Capitalization of Parent’s Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7	Litigation
Schedule 4.8	Compliance with Laws
Schedule 4.11	Employee Benefits
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 4.24	Employee and Labor Matters
Schedule 4.28	Locations of Inventory and Equipment
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.6	Nature of Business

CONFIDENTIAL TREATMENT REQUESTED
CREDIT AGREEMENT
          THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of October 2, 2009, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). FINISAR CORPORATION, a Delaware corporation (“Parent”), and OPTIUM CORPORATION, a Delaware corporation, (“Optium” and Parent are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).
          The parties agree as follows:
1. DEFINITIONS AND CONSTRUCTION.
     1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.
     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Parent notifies Agent that Parent requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.
     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all

CONFIDENTIAL TREATMENT REQUESTED
tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as applicable) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
2. LOAN AND TERMS OF PAYMENT.
     2.1 Revolver Advances.
          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage at such time, and (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.
          (b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
          (c) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves against the Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including reserves with respect to (i) sums that Parent or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (ii) amounts owing by Parent or its Non-CFC Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.
     2.2 [Reservedl
     2.3 Borrowing Procedures and Settlements.
          (a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At

CONFIDENTIAL TREATMENT REQUESTED
Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.
          (b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $10,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.
          (c) Making of Loans.
               (i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a). Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.
               (ii) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall

CONFIDENTIAL TREATMENT REQUESTED
constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. If such Advance repaid is a LIBOR Rate Loan, Borrowers shall not be obligated to pay any Funding Losses with respect to such repaid Advance. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.
               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit (or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender), and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, repaid by the Defaulting Lender, (B) second, to the Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, repaid by the Defaulting Lender, (C) third, to each non-Defaulting Lender ratably in accordance with its Revolver Commitment (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lender), and (D) to a suspense account maintained by Agent, the proceeds of which shall be retained and may be made available to be re-advanced to Borrowers as if such Defaulting Lender had made its portion of Advances (or other funding obligations) to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.
          (d) Protective Advances and Optional Overadvances.
               (i) Any contrary provision of this Agreement notwithstanding, Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the

CONFIDENTIAL TREATMENT REQUESTED
other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).
               (ii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $10,000,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. In any event: (x) if any unintentional Overadvance remains outstanding for more than 30 days, unless otherwise agreed to by the Required Lenders, Borrowers shall immediately repay the Advances in an amount sufficient to eliminate all such unintentional Overadvances, and (y) after the date all such Overadvances have been eliminated, there must be at least five consecutive days before intentional Overadvances are made. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.5. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.
               (iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Agent’s ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way.
          (e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

CONFIDENTIAL TREATMENT REQUESTED
               (i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrowers’ or their Subsidiaries’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
               (ii) In determining whether a Lender’s balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
               (iii) Between Settlement Dates, Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments of Parent or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

CONFIDENTIAL TREATMENT REQUESTED
          (f) Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Advances, owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
          (g) Lenders’ Failure to Perform. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
     2.4 Payments; Reductions of Revolver Commitments; Prepayments.
          (a) Payments by Borrowers.
               (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
               (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
          (b) Apportionment and Application.
               (i) So long as no Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the Revolver Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.4 (b)(iv), Section 2.4(d)(ii), and Section 2.4(e)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
               (ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:
                    (A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

CONFIDENTIAL TREATMENT REQUESTED
                    (B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,
                    (C) third, to pay interest due in respect of all Protective Advances until paid in full,
                    (D) fourth, to pay the principal of all Protective Advances until paid in full,
                    (E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
                    (F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,
                    (G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances) and the Swing Loans until paid in full,
                    (H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (which cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and (iv) ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral in an amount up to the amount the Bank Product Providers reasonably determine to be the credit exposure of Parent and its Subsidiaries in respect of Bank Product Obligations (which cash collateral shall be applied, ratably, to the payment or reimbursement of any amounts due and payable with respect to such Bank Product Obligations as and when such amounts first become due and payable and, if any such Bank Product Obligation is paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligation shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof),
                    (I) ninth, to pay any other Obligations, and
                    (J) tenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
               (iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).
               (iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
               (v) For purposes of Section 2.4(b)(ii), “paid in full” means payment in cash of all amounts owing under the Loan Documents, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest,

CONFIDENTIAL TREATMENT REQUESTED
interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
               (vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.
          (c) Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date. Borrowers may reduce the Revolver Commitments to an amount not less than the greater of (i) $50,000,000 and (ii) the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Administrative Borrower under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Administrative Borrower pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $5,000,000, shall be made by providing not less than 10 Business Days prior written notice to Agent and shall be irrevocable. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof.
          (d) Optional Prepayments. Borrowers may prepay the principal of any Advance at any time in whole or in part.
          (e) Mandatory Prepayments. If, at any time, (A) the Revolver Usage on such date exceeds (B) the Borrowing Base (such excess being referred to as the “Borrowing Base Excess”), then Borrowers shall promptly, but in any event, within 1 Business Day prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the Borrowing Base Excess.
          (f) Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).
          (g) Application of Payments Between LIBOR and Base Rate Loans. If one or more LIBOR Rate Loans are outstanding, along with Base Rate Loans, all payments from Borrowers applied to the Advances pursuant to Section 2.4(a) or Section 2.4(f), shall be applied first to the principal amount of the Base Rate Loans outstanding, and then to the principal amount of the LIBOR Rate Loans, and if there is more than one (1) LIBOR Rate Loan outstanding, the payments shall be applied to the LIBOR Rate Loans in the order of the occurrence of the last day of the Interest Periods for such Advances.
     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrowers shall promptly, but in any event, within 1 Business Day of the initial occurrence of an Overadvance pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.
     2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

CONFIDENTIAL TREATMENT REQUESTED
          (a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:
               (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and
               (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.
          (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.
          (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders,
               (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and
               (ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.
          (d) Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), interest, Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Revolver Commitments are outstanding. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).
          (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

CONFIDENTIAL TREATMENT REQUESTED
          (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
     2.7 Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
     2.8 Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.
     2.9 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or made by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall render monthly statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.
     2.10 Fees. Borrowers shall pay to Agent,
          (a) for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter; and
          (b) for the ratable account of those Lenders with Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on

CONFIDENTIAL TREATMENT REQUESTED
the Payoff Date, an unused line fee in an amount equal to the Unused Line Margin times the result of (i) the Maximum Revolver Amount, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof).
     2.11 Letters of Credit.
          (a) Subject to the terms and conditions of this Agreement, upon the request of Administrative Borrower made in accordance herewith, the Issuing Lender agrees to issue, or to cause an Underlying Issuer, as Issuing Lender’s agent, to issue, a requested Letter of Credit. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will obligate itself to reimburse such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Administrative Borrower shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by Borrowers that Administrative Borrower is and shall be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Parent or its Subsidiaries in respect of (1) a lease of real property, or (2) an employment contract. Borrowers agree that this Agreement (along with the terms of the applicable application) will govern each Letter of Credit and its issuance. The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:
               (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or
               (ii) the Letter of Credit Usage would exceed $10,000,000, or
               (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances.
          Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If

CONFIDENTIAL TREATMENT REQUESTED
a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.
          (b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if Borrowers had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment to a Letter of Credit or a Reimbursement Undertaking increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.11(a), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
          (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group and each Underlying Issuer harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, however, that Borrowers shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that a court of competent jurisdiction finally determines that such loss, cost, expense, or liability resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer. Each Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that none of the Issuing Lender, the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers’ instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any

CONFIDENTIAL TREATMENT REQUESTED
such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower hereby acknowledges and agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.
          (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.
          (e) Any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable promptly, but in any event, within 1 Business Day by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrowers that, as of the Closing Date, the usage charge imposed by the Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such usage charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.
          (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):
               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or
               (ii) there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking, and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, guaranteeing, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(f) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
     2.12 LIBOR Option.

CONFIDENTIAL TREATMENT REQUESTED
          (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.
          (b) LIBOR Election.
               (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Administrative Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.
               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Administrative Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Administrative Borrower, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.
               (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.
          (c) Conversion. Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Parent’s and its Non-CFC Subsidiaries’ Collections

CONFIDENTIAL TREATMENT REQUESTED
in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12(b)(ii).
          (d) Special Provisions Applicable to LIBOR Rate.
               (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).
               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.
          (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.
     2.13 Capital Requirements.
          (a) If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Revolver Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when

CONFIDENTIAL TREATMENT REQUESTED
such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Administrative Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          (b) If any Lender requests reimbursement for additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13 (a) (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Revolver Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Revolver Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.
     2.14 Joint and Several Liability of Borrowers.
          (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
          (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.14). it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
          (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

CONFIDENTIAL TREATMENT REQUESTED
          (d) The Obligations of each Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
          (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender.
          (f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
          (g) Each Borrower waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent’s or such Lender’s rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise:
          (h) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:
               (i) Agent and Lenders may collect from such Borrower without first foreclosing on any real or personal property Collateral pledged by Borrowers.
               (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

CONFIDENTIAL TREATMENT REQUESTED
                    (A) The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
                    (B) Agent and Lenders may collect from such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.
This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.
          (i) The provisions of this Section 2.14 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.
          (j) Until the Obligations have been paid in full and all of the Revolver Commitments terminated, each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
          (k) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).
3. CONDITIONS; TERM OF AGREEMENT.
     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such

CONFIDENTIAL TREATMENT REQUESTED
initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
     3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
          (a) the representations and warranties of Parent or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and
          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.
     3.3 Maturity. This Agreement shall continue in full force and effect for a term ending on October 2, 2013 (the “Maturity Date”); provided that if on or prior to August 12, 2010, a 2010 Event has not occurred, then the Maturity Date shall be August 12, 2010. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.
     3.4 Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (and, as a part of such Obligations becoming due and payable, Borrowers shall immediately and automatically be obligated to provide (a) Letter of Credit Collateralization, and (b) Bank Product Collateralization). No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Revolver Commitments) shall relieve or discharge any Loan Party of its duties, Obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Revolver Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.
     3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon 10 Business Days prior written notice to Agent, to terminate this Agreement and terminate the Revolver Commitments hereunder by paying to Agent the Obligations (including (a) providing Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage, and (b) providing Bank Product Collateralization with respect to the then existing Bank Products), in full.
4. REPRESENTATIONS AND WARRANTIES.
          In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and

CONFIDENTIAL TREATMENT REQUESTED
shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
     4.1 Due Organization and Qualification; Subsidiaries.
          (a) Except as set forth on Schedule 4.1(a), each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
          (b) Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.
          (c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.
          (d) Except as set forth on Schedule 4.1 (c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), there are no subscriptions, options, warrants, or calls relating to any shares of Parent’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.
     4.2 Due Authorization; No Conflict.
          (a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
          (b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or

CONFIDENTIAL TREATMENT REQUESTED
imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
     4.3 Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date, and except for actions with or by Governmental Authorities the failure to take which could not reasonably be expected to result in a Material Adverse Change.
     4.4 Binding Obligations; Perfected Liens.
          (a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
          (b) Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title and as to which Agent has not caused its Lien to be noted on the applicable certificate of title, and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11, and subject only to the filing of financing statements, the recordation of the Copyright Security Agreement, and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens.
     4.5 Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.
     4.6 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.
          (a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
          (b) The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

CONFIDENTIAL TREATMENT REQUESTED
          (c) Each Loan Party’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
          (d) As of the Closing Date, no Loan Party and no Subsidiary of a Loan Party holds any commercial tort claims, except as set forth on Schedule 4.6(d).
     4.7 Litigation.
          (a) There are no actions, suits, or proceedings pending or, to the knowledge of each Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.
          (b) Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $500,000, that, as of the Closing Date, is pending or, to the knowledge of each Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.
     4.8 Compliance with Laws. Except as set forth on Schedule 4.8, no Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     4.9 No Material Adverse Change. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since April 30, 2009, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties and their Subsidiaries.
     4.10 Fraudulent Transfer.
          (a) Each Loan Party is Solvent.
          (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
     4.11 Employee Benefits. Except as set forh on Schedule 4.11, no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.
     4.12 Environmental Condition. (a) To each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous

CONFIDENTIAL TREATMENT REQUESTED
owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Borrower’s knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     4.13 Intellectual Property. Each Loan Party and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.13 (as updated each fiscal quarter of Parent) is a true, correct, and complete listing of all trademarks, trade names, copyrights, patents, and material licenses as to which Parent or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that Administrative Borrower may amend Schedule 4.13 to add additional intellectual property so long as such amendment occurs by written notice to Agent at the time that Parent provides its Compliance Certificate for each fiscal quarter pursuant to Section 5.1.
     4.14 Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.
     4.15 Deposit Accounts and Securities Accounts. Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.
     4.16 Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on September 1, 2009 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

CONFIDENTIAL TREATMENT REQUESTED
     4.17 Material Contracts. Set forth on Schedule 4.17 (as such Schedule may be updated from time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the most recent date on which Borrowers provided its Compliance Certificate pursuant to Section 5.1; provided, however, that Administrative Borrower may amend Schedule 4.17 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Parent provides its Compliance Certificate. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms or in accordance with the termination provisions therein) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to each Borrower’s knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or its Non-CFC Subsidiary.
     4.18 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     4.19 Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
     4.20 Payment of Taxes. Except as otherwise permitted under Section 5.5, all tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Borrower knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
     4.21 Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.
     4.22 Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal

CONFIDENTIAL TREATMENT REQUESTED
underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
     4.23 OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Advance will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.
     4.24 Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against Parent or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Parent or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) except as set forth on Schedule 4.24, to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of Parent or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries. None of Parent or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of Parent or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from Parent or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
     4.25 Eligible Accounts, Eligible Investment Grade Foreign Accounts and Eligible Credit Insured Accounts. As to each Account that is identified by Administrative Borrower as an Eligible Account, an Eligible Investment Grade Account or an Eligible Credit Insured Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers’ business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Accounts, Eligible Investment Grade Accounts or Eligible Credit Insured Accounts, as applicable.
     4.26 Eligible Inventory. As to each item of Inventory that is identified by Administrative Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Inventory.
     4.27 Eligible Equipment. As to each item of Equipment that is identified by Administrative Borrower as Eligible Equipment in a Borrowing Base Certificate submitted to Agent, such Equipment is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Equipment.
     4.28 Locations of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair) of the Loan Parties and their Subsidiaries are not stored with a bailee,

CONFIDENTIAL TREATMENT REQUESTED
warehouseman, or similar party and are located only at, or in-transit between or to, the locations identified on Schedule 4.28 (as such Schedule may be updated pursuant to Section 5.15).
     4.29 Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.
     4.30 The Indentures. Neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Parent or any of its Subsidiaries violates any of the 2003 Indenture, the 2006 Indenture or the Subordinated Notes. The Revolver Commitments and Obligations constitute “Designated Senior Indebtedness” under each Indenture. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Revolver Commitments and Obligations continue to constitute “Designated Senior Indebtedness” at such time.
5. AFFIRMATIVE COVENANTS.
          Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:
     5.1 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. In addition, each Borrower agrees that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent. In addition, Parent agrees to maintain a system of accounting that enables Parent to produce financial statements in accordance with GAAP. Each Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales, and (b) maintain its billing systems/practices consistent with those disclosed by Borrowers to Agent prior to the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent (such consent not to be unreasonably withheld, delayed or conditioned).
     5.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, Borrowers agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.
     5.3 Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and all rights and franchises, licenses and permits material to its business; provided, however, that no Loan Party or any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.
     5.4 Maintenance of Properties. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted, and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.
     5.5 Taxes. Cause all assessments and taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of

CONFIDENTIAL TREATMENT REQUESTED
an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Parent will and will cause each of its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Parent and its Subsidiaries have made such payments or deposits.
     5.6 Insurance. At Borrowers’ expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain (with respect to each of the Loan Parties and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with responsible and reputable insurance companies acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Agent. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Administrative Borrower shall give Agent prompt notice of any loss exceeding $500,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and casualty insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
     5.7 Inspection. Permit Agent and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.
     5.8 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including, without limitation, all laws restricting or governing the export of Inventory from the United States), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
     5.9 Environmental.

CONFIDENTIAL TREATMENT REQUESTED
          (a) Keep any property either owned or operated by Parent or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
          (b) Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,
          (c) Promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and
          (d) Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority, which could reasonably be expected to result in a Material Adverse Change.
     5.10 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
     5.11 Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Loan Party shall (a) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including mortgages with respect to any Real Property owned in fee of such new Subsidiary, as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that the Guaranty, the Security Agreement, and such other security documents shall not be required to be provided to Agent with respect to any Subsidiary of Parent that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such Guaranty, executing any security documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby, (b) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of Parent that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Loan Parties of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other

CONFIDENTIAL TREATMENT REQUESTED
documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.
     5.12 Further Assurances. At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of Parent and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by Parent or its Subsidiaries after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Subsidiary of Parent that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefits of Agent and the Lenders of the benefits afforded thereby. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s or its Subsidiary’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Parent and its Subsidiaries and all of the outstanding capital Stock of Parent’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs).
     5.13 Lender Meetings. Within 90 days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the projections presented for the current fiscal year of Parent.
     5.14 Material Contracts. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 5.1, provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.
     5.15 Location of Inventory and Equipment. Keep each Loan Parties’ and its Subsidiaries’ Inventory and Equipment (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.28 and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that Administrative Borrower may amend Schedule 4.28 or Schedule 4.6(b) so long as such amendment occurs by written notice to Agent not less than 10 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States, and so long as, at the time of such written notification, Administrative Borrower uses commercially reasonable efforts to provide Agent a Collateral Access Agreement with respect thereto.
     5.16 Assignable Material Contracts. Use commercially reasonable efforts to ensure that any Material Contract entered into after the Closing Date by Parent or one of its Non-CFC Subsidiaries that generates or, by its terms, will generate revenue, permits the assignment of such agreement (and all rights of Parent or such Non-CFC Subsidiary, as applicable, thereunder) to Parent’s or such Non-CFC Subsidiary’s lenders or an agent for any lenders (and any transferees of such lenders or such agent, as applicable).

CONFIDENTIAL TREATMENT REQUESTED
6. NEGATIVE COVENANTS.
          Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:
     6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
     6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
     6.3 Restrictions on Fundamental Changes.
          (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Loan Parties, provided that to the extent the merger involves a Borrower, a Borrower must be the surviving entity of any such merger, (ii) any merger between Loan Parties and Subsidiaries of Parent that are not Loan Parties so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of Parent that are not Loan Parties,
          (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Parent with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than any Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Parent that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Parent that is not liquidating or dissolving, or
          (c) Suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.
     6.4 Disposal of Assets. Other than Permitted Dispositions, Permitted Investments, or transactions expressly permitted by Sections 6.3 and 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Parent’s or its Subsidiaries assets.
     6.5 Change Name. Change Parent’s or any of its Subsidiaries’ name, organizational identification number, state of organization or organizational identity; provided, however, that Parent or any of its Subsidiaries may change their names upon at least 10 days prior written notice to Agent of such change.
     6.6 Nature of Business. Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent Parent and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.
     6.7 Prepayments and Amendments.
          (a) Except in connection with Refinancing Indebtedness permitted by Section 6.1,

CONFIDENTIAL TREATMENT REQUESTED
               (i) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances and (C) Permitted Notes Redemptions,
               (ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or
          (b) Directly or indirectly, amend, modify, or change any of the terms or provisions of
               (i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, and (C) Indebtedness permitted under clauses (c), (f), (h) and (i) of the definition of Permitted Indebtedness,
               (ii) any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or
               (iii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.
     6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.
     6.9 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Parent’s or any other Borrower’s Stock, of any class, whether now or hereafter outstanding; provided, however, that, so long as it is permitted by law:
               (a) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may make distributions to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Stock of Parent held by such Persons, provided, however, that the aggregate amount of such distributions made by Parent to such Persons during any fiscal year of Parent does not exceed $500,000 per year; and Parent may make distributions to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent or a Borrower on account of repurchases of the Stock of Parent or a Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Stock of Parent or such Borrower; and
               (b) Parent’s Subsidiaries may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to (i) pay federal and state income taxes and franchise taxes solely arising out of the consolidated operations of Parent and its Subsidiaries, after taking into account all available credits and deductions (provided that neither a Borrower nor any of its Subsidiaries shall make any distribution to Parent in any amount greater than the share of such taxes arising out of such Borrower’s consolidated net income), and (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, pay other reasonable administrative and maintenance expenses arising solely out of the consolidated operations (including maintenance of existence) of Parent and its Subsidiaries.
     6.10 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).
     6.11 Investments; Controlled Investments.

CONFIDENTIAL TREATMENT REQUESTED
          (a) Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.
          (b) Other than (i) an aggregate amount of not more than $10,000 at any one time, in the case of Parent and its Subsidiaries (other than those Subsidiaries that are CFCs), (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent’s or its Subsidiaries’ employees, and (iii) in the case of Subsidiaries of Parent that are CFCs, an aggregate amount of not more than: (A) $10,000,000 in any five (5) consecutive day period, and (B) $25,000,000 at any one time (in each case, calculated at current exchange rates); make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Parent or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Except as provided in Section 6.11(b)(i), (ii), and (iii), Parent shall not and shall not permit its Non-CFC Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.
     6.12 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Parent or any of its Subsidiaries except for:
          (a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Parent or its Subsidiaries, on the one hand, and any Affiliate of Parent or its Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Parent or its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to Parent or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,
          (b) so long as it has been approved by Parent’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Parent or its applicable Subsidiary,
          (c) so long as it has been approved by Parent’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Parent and its Subsidiaries in the ordinary course of business and consistent with industry practice,
          (d) transactions permitted by Section 6.3 or Section 6.9, or any Permitted Intercompany Advance, and
          (e) purchases of Inventory by the Loan Parties from Non-Loan Parties in the ordinary course of business so long as such transactions are no less favorable, taken as a whole, to the Loan Parties than would be obtained in an arm’s length transaction with a non-Affiliate.
     6.13 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.
     6.14 Consignments. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale; provided, however, that Parent

CONFIDENTIAL TREATMENT REQUESTED
and its Subsidiaries may consign their Inventory with customers so long as the aggregate value of all such Inventory (valued at the higher of cost or market) consigned at any one time does not exceed $25,000,000.
     6.15 Inventory and Equipment with Bailees. Store the Inventory or Equipment of any Loan Party at any time now or hereafter with a bailee, warehouseman, or similar party, other than Inventory with an aggregate book value of less than $100,000 at any one time.
7. FINANCIAL COVENANTS.
          Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations, Borrowers will comply with each of the following financial covenants:
          (a) Excess Liquidity. Have Excess Liquidity plus Qualified Cash in an aggregate amount of least Ten Million Dollars ($10,000,000) at all times.
          (b) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured at the end of each fiscal quarter of Parent on a trailing 4 fiscal quarter basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period

1.0:1.0	For the 4 fiscal quarter period ending November 1, 2009

1.0:1.0	For the 4 fiscal quarter period ending January 31, 2010

1.1:1.0	For the 4 fiscal quarter period ending April 30, 2010, and for the 4 fiscal quarter period ending at the end of each fiscal quarter thereafter
          (c) Capital Expenditures. Make Capital Expenditures in any fiscal year in an amount less than or equal to, but not greater than, the amount set forth in the following table for the applicable period:

Fiscal year ending on or about April 30, 2010	$26,500,000

Fiscal year ending on or about April 30, 2011	$28,750,000

Fiscal year ending on or about April 30, 2012 and each fiscal year ending thereafter	$30,000,000
8. EVENTS OF DEFAULT.
          Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
     8.1 If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of

CONFIDENTIAL TREATMENT REQUESTED
Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;
     8.2 If any Loan Party or any of its Subsidiaries:
          (a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if a Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if a Borrower refuses to allow Agent or its representatives or agents to visit such Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Borrower’s affairs, finances, and accounts with officers and employees of such Borrower), 5.10, 5.11, 5.13, or 5.14 of this Agreement, (ii) Sections 6.1 through 6.15 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 6 of the Security Agreement;
          (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if a Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, 5.12, and 5.15 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent; or
          (c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent;
     8.3 If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $500,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Non-CFC Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
     8.4 If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;
     8.5 If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;
     8.6 If a Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Parent and its Subsidiaries, taken as a whole;

CONFIDENTIAL TREATMENT REQUESTED
     8.7 If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving: (a) an aggregate amount of $2,500,000 or more, and such default results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b) an aggregate amount of $500,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, (ii) results in the actual acceleration by such Person or Persons of the maturity of such Loan Party’s obligations thereunder, or (iii) is not cured or waived within thirty (30) days of its occurrence;
     8.8 If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
     8.9 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement or the Guaranty);
     8.10 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral covered thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; or
     8.11 The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent or the Lenders) be declared to be null and void by a court of competent jurisdiction, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.
     8.12 If a “fundamental change”, as described in Exhibit P-l, or as otherwise defined in any documents evidencing the Permitted Convertible Note Debt, occurs.
9. RIGHTS AND REMEDIES.
     9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in each case by written notice to Administrative Borrower and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following on behalf of the Lender Group:
          (a) declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower; and
          (b) declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Advances and the obligation of the Issuing Lender to issue Letters of Credit.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower or

CONFIDENTIAL TREATMENT REQUESTED
any other Person or any act by the Lender Group, the Revolver Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Borrower.
     9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
10. WAIVERS; INDEMNIFICATION.
     10.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.
     10.2 The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.
     10.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys fees) of any Lender (other than WFF) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders or (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities‘”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability to the extent that a court of competent jurisdiction finally determines

CONFIDENTIAL TREATMENT REQUESTED
to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.
11. NOTICES.
          Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrowers in care of Administrative Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Administrative	FINISAR CORPORATION
Borrower:
1389 Moffett Park Drive
Sunnyvale, CA 94089
Attn: Stephen Workman, CFO
Fax No. (408) 541-6138

with copies to:	DLA PIPER LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Attn: Dennis Sullivan, Esq.
Fax No.: (650) 687-1200

If to Agent:	WELLS FARGO FOOTHILL, LLC
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Division Manager
Fax No.: (310) 453-7413

with copies to:	DEWEY & LEBOEUF LLP
333 South Grand Ave.
Los Angeles, CA 90071
Attn: Marshall Stoddard, Esq.
Fax No.: (213) 621-6100
          Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when

CONFIDENTIAL TREATMENT REQUESTED
sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).
12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.
          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          (d) IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AND EACH PARTY HERETO OR THERETO DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, (a) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A REFEREE OR REFEREES TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (b) BORROWERS SHALL BE

CONFIDENTIAL TREATMENT REQUESTED
SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.
13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
     13.1 Assignments and Participations.
          (a) With the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees (each, an “Assignee”; provided, however, that no Loan Party or Affiliate of a Loan Party shall be permitted to become an Assignee) all or any portion of the Obligations, the Revolver Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.
          (b) From and after the date that Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).
          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem

CONFIDENTIAL TREATMENT REQUESTED
appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments arising therefrom. The Revolver Commitment allocated to each Assignee shall reduce such Revolver Commitments of the assigning Lender pro tanto.
          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Parent or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
          (f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent and its Subsidiaries and their respective businesses.
          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S.

CONFIDENTIAL TREATMENT REQUESTED
Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
     13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
14. AMENDMENTS; WAIVERS.
     14.1 Amendments and Waivers.
          (a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and the Loan Parties that are party thereto, do any of the following:
               (i) increase the amount of or extend the expiration date of the Revolver Commitment of any Lender,
               (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
               (iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),
               (iv) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,
               (v) other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,
               (vi) change the definition of “Required Lenders” or “Pro Rata Share”,
               (vii) contractually subordinate any of Agent’s Liens,
               (viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

CONFIDENTIAL TREATMENT REQUESTED
               (ix) amend any of the provisions of Section 2.4(b)(i) or (ii) or Section 2.4(e) or (f),
               (x) amend Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee, or
               (xi) change the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Investment Grade Account, Eligible Credit Insured Account, Eligible Equipment and Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definitions of Maximum Revolver Amount,
          (b) No amendment, waiver, modification, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders,
          (c) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Lenders,
          (d) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders, and
          (e) Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party.
     14.2 Replacement of Certain Lenders.
          (a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of any Lender directly adversely affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not such greater number of the Lenders as may be required by Section 14.1 or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender (a “Holdout Lender”) that failed to give its consent, authorization, or agreement or made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
          (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and

CONFIDENTIAL TREATMENT REQUESTED
Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.
     14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by each Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15. AGENT; THE LENDER GROUP.
     15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent and its Non-CFC Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Non-CFC Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Non-CFC Subsidiaries, the Obligations, the Collateral, the Collections of Parent

CONFIDENTIAL TREATMENT REQUESTED
and its Non-CFC Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
     15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
     15.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries.
     15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).
     15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to)

CONFIDENTIAL TREATMENT REQUESTED
take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
     15.6 Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).
     15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Parent or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred

CONFIDENTIAL TREATMENT REQUESTED
by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
     15.8 Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, WFF or its Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFF in its individual capacity.
     15.9 Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Administrative Borrower) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
     15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the

CONFIDENTIAL TREATMENT REQUESTED
Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
     15.11 Collateral Matters.
          (a) The Lenders hereby irrevocably authorize (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Revolver Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Parent or its Subsidiaries owned no interest at the time Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to Parent or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. The Lenders hereby irrevocably authorize (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Agent under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Administrative Borrower at any time, the Lenders will (and is so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.
          (b) Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by Parent or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in

CONFIDENTIAL TREATMENT REQUESTED
its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.
     15.12 Restrictions on Actions by Lenders; Sharing of Payments.
          (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Parent or its Non-CFC Subsidiaries or any deposit accounts of Parent or its Non-CFC Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
     15.13 Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
     15.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
     15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

CONFIDENTIAL TREATMENT REQUESTED
     15.16 Audits and Examination Reports: Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting Parent or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
          (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,
          (d) agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and
          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent or its Subsidiaries to Agent that has not been contemporaneously provided by Parent or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
     15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents

CONFIDENTIAL TREATMENT REQUESTED
to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
16. WITHHOLDING TAXES.
          (a) All payments made by any Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Borrower shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that no Borrower shall be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Each Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by any Borrower.
          (b) Each Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.
          (c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:
               (i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);
               (ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;
               (iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
               (iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

CONFIDENTIAL TREATMENT REQUESTED
               (v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.
Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (d) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Revolver Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.
          (f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
          (g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the

CONFIDENTIAL TREATMENT REQUESTED
Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
          (h) If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to such Borrower (but only to the extent of payments made, or additional amounts paid, by such Borrower under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agrees to repay the amount paid over to any Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.
17. GENERAL PROVISIONS.
     17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
     17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
     17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
     17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
     17.5 Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of providing a Bank Product, each Bank Product Provider shall be automatically deemed to have appointed Agent as its agent; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are owing to any Bank Product Provider unless such Bank Product Provider has provided written notification to Agent of the amount that is owing to it and such notification is received by Agent a reasonable period of time prior to the making of such distribution.
     17.6 Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender

CONFIDENTIAL TREATMENT REQUESTED
Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
     17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
     17.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
     17.9 Confidentiality.
          (a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group (“Lender Group Representatives”), (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Administrative Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance by any Borrower or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (v) the disclosing party agrees to provide Administrative Borrower with prior notice thereof so as to allow Administrative Borrower the opportunity to obtain a protective order or similar court protection, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Administrative Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (v) shall be limited to the portion of the Confidential Information as may be required by such governmental authority pursuant to such subpoena or other legal process, (vi) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the

CONFIDENTIAL TREATMENT REQUESTED
Lenders or the Lender Group Representatives), (vii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (viii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (viii) with respect to litigation involving any Person (other than Borrowers, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Administrative Borrower with prior notice thereof so as to allow Administrative Borrower the opportunity to obtain a protective order or similar court protection, and (ix) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
          (b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.
     17.10 Lender Group Expenses. Borrowers agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agree that their obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.
     17.11 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender to identify Borrowers in accordance with the Patriot Act.
     17.12 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
     17.13 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group’s relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has

CONFIDENTIAL TREATMENT REQUESTED
been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
     17.14 Designated Senior Indebtedness. (a) The Revolver Commitments and the Obligations shall be “Designated Senior Indebtedness” (as defined in the 2003 Indenture) for purposes of the 2003 Indenture and the Subordinated Notes issued pursuant to the 2003 Indenture; and
          (b) The Revolver Commitments and the Obligations shall be “Designated Senior Indebtedness” (as defined in the 2006 Indenture) for purposes of the 2006 Indenture and the Subordinated Notes issued pursuant to the 2006 Indenture.
[Signature pages to follow.]

CONFIDENTIAL TREATMENT REQUESTED
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:	FINISAR CORPORATION, a Delaware corporation
	By:	/s/ S. K. Workman
		Name:	S. K. WORKMAN
		Title:	CFO

[Signature page to Credit Agreement]

CONFIDENTIAL TREATMENT REQUESTED

OPTIUM CORPORATION, a Delaware corporation
By:	/s/ S. K. Workman
	Name:	S. K. WORKMAN
	Title:	CFO

[Signature page to Credit Agreement]

CONFIDENTIAL TREATMENT REQUESTED

AGENT:	WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent and as a Lender
	By:	/s/ David R. Klages
		Name:	David R. Klages
		Title:	Vice President

[Signature page to Credit Agreement]

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT A-1
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                                          between                      (“Assignor”) and                                          (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.
     1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.
     2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Advances assigned hereunder, as reflected on Assignor’s books and records.
     3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is not a Loan Party or an Affiliate of a Loan Party; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) if such Assignee is a Foreign Lender, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
     4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and

CONFIDENTIAL TREATMENT REQUESTED
separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent, and (d) the date specified in Annex I.
     5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Assignment Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.
     6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.
     7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
     8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

CONFIDENTIAL TREATMENT REQUESTED
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR] as Assignor
By
Name:
Title:

[NAME OF ASSIGNEE] as Assignee
By
Name:
Title:

[ACCEPTED THIS                      DAY OF

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent
By
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED
ANNEX FOR ASSIGNMENT AND ACCEPTANCE
ANNEX I

1.	Borrowers: Finisar Corporation, a Delaware corporation, and Optium Corporation, a Delaware corporation (collectively, “Borrowers”)

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of October 2, 2009, by and among Borrowers, the lenders from time to time party thereto, and Agent

3.	Date of Assignment Agreement:

4.	Amounts:

	a. Assigned Amount of Revolver Commitment	$

	b. Assigned Amount of Advances	$

5.	Settlement Date:

6.	Purchase Price	$

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

CONFIDENTIAL TREATMENT REQUESTED

8.	Agreed and Accepted:

	[ASSIGNOR]	[ASSIGNEE]

	By:	By:

	Title:		Title:

Accepted: WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent
By
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT C-l
FORM OF COMPLIANCE CERTIFICATE
[on Borrowers’ letterhead]

To:	Wells Fargo Foothill, LLC 2450 Colorado Avenue, Suite 3000 West Santa Monica, California 90404 Attn: Business Finance Division Manager
Re: Compliance Certificate dated _________
Ladies and Gentlemen:
          Reference is made to that certain CREDIT AGREEMENT (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”) dated as of October 2, 2009, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”), Finisar Corporation, a Delaware corporation, as parent (“Parent”), and Optium Corporation, a Delaware corporation (“Optium” and Parent are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.
          Pursuant to Schedule 5.1 of the Credit Agreement, the undersigned officer of Parent hereby certifies that:
          1. The financial information of Parent and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Parent and its Subsidiaries.
          2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.1 of the Credit Agreement.
          3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.
          4. The representations and warranties of Parent and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent they relate to a

CONFIDENTIAL TREATMENT REQUESTED
specified date, in which case this shall be true and correct as of such specified date), except as set forth on Schedule 3 attached hereto.
          5. Parent and its Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

CONFIDENTIAL TREATMENT REQUESTED
          IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ______ day of _________, ______.

FINISAR CORPORATION, a Delaware corporation
By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED
SCHEDULE 1
Financial Information

CONFIDENTIAL TREATMENT REQUESTED
SCHEDULE 2
Default or Event of Default

CONFIDENTIAL TREATMENT REQUESTED
SCHEDULE 3
Representations and Warranties

CONFIDENTIAL TREATMENT REQUESTED
SCHEDULE 4
Financial Covenants
1.	Excess Liquidity.
          Borrowers’ Excess Liquidity and Qualified Cash [was/was not] in an aggregate amount greater than or equal to the amount set forth in Section 7(a) of the Credit Agreement at all times for the period since delivery of the last Compliance Certificate.
2.	Fixed Charge Coverage Ratio.
          Parent’s and its Subsidiaries’ Fixed Charge Coverage Ratio (as demonstrated on Annex A), measured on a quarter-end basis, for the 12 month period ending ______, ______ is ___:1.0, which [is/is not] greater than or equal to the amount set forth in Section 7(b) of the Credit Agreement for the corresponding period.
3.	Capital Expenditures.
          Parent’s and its Subsidiaries’ Capital Expenditures (as demonstrated on Annex B) from the beginning of Parent’s most recent Fiscal Year to the date hereof is ______, which [is/is not] greater than or equal to the amount set forth in Section 7(c) of the Credit Agreement for the corresponding period.

CONFIDENTIAL TREATMENT REQUESTED
Annex A
Fixed Charge Coverage Ratio Calculation

A.	EBITDA for the twelve month period ending ______ (determined for Parent for such period on a consolidated basis in accordance with GAAP)

	1.	net earnings (or loss) (but excluding any tax refunds, tax credits, or other tax benefits),	$_______________

	2.	minus: extraordinary gains (including, without limitation, gains from the sale of equipment and the repurchase of bonds)	$_______________

	3.	minus: interest income	$_______________

	4.	minus: any non-cash decrease in the cost of goods sold attributed to the reversal of an inventory obsolescence and slow moving reserve expensed in a prior period, consistent with historical processes for determining such non-cash charges	$_______________

	5.	minus: the EBITDA inventory disposal amount	$_______________

	6.	minus: any reductions in the impaired rent reserve

	7.	plus: non-cash extraordinary losses (including cash impairment related to minority investments)	$_______________

	8.	plus: non-cash stock compensation expense	$_______________

	9.	plus: Interest Expense	$_______________

	10.	plus: income taxes	$_______________

	11.	plus: depreciation and amortization expense	$_______________

CONFIDENTIAL TREATMENT REQUESTED

	12.	plus: any non-cash increase in Cost of Goods Sold attributed to the implementation of an inventory obsolescence and slow moving reserve (cannot exceed 50% of EBITDA prior to giving effect to this clause)	$_______________

13.
Item A.1. minus (to the extent increasing or otherwise included in determining consolidated net earnings (or loss) of Parent for such period) the sum of Items A.2 through A.6 plus (to the extent reducing or otherwise included in determining consolidated net earnings (or loss) of Parent for such period, without duplication) the sum of Items A. 7 through A. 12.[1]
$_______________

B.	unfinanced Capital Expenditures (determined for Parent for such period on a consolidated basis in accordance with GAAP) — Item I on Annex B			$_______________

C.	Fixed Charges (determined for Parent for such period on a consolidated basis in accordance with GAAP)

	1.	Interest Expense accrued (exclusive of interest paid in kind, amortization of financing fees, and other non-cash interest expense)	$_______________

	2.	principal payments in respect of Indebtedness (other than the Advances) that are required to be paid in cash	$_______________

	3.	all federal, state, provincial and local income taxes, franchise taxes in lieu of income taxes and other similar taxes accured	$_______________

	4.	Sum of Items C.1. through C.3.[2]		$_______________

Fixed Charge Coverage Ratio (Ratio of Item A minus Item B to Item C)				______: 1.00

[1]	Provided, however, (a) EBITDA for Parent and its subsidiaries (i) fiscal quarter ended February 1, 2009 shall be deemed to be $9,149,000, (ii) fiscal quarter ended April 30, 2009 shall be deemed to be $7,592,000, and (iii) fiscal quarter ending August 2, 2009 shall deemed to be $10,020,000.

[2]	Provided however, (a) fixed charges for (i) Parent’s fiscal quarter ended February 1, 2009 shall be deemed to be $3,473,000, (ii) Parent’s fiscal quarter ended April 30, 2009 shall be deemed to be $3,018,000, and (iii) Parent’s fiscal quarter ending August 2, 2009 shall deemed to be $2,872,000.

CONFIDENTIAL TREATMENT REQUESTED
Annex B
Capital Expenditures Calculation

D.	The aggregate of all expenditures by Parent and its Subsidiaries during the twelve month period ending on _________ that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed[3]	$_______________

I.	Capital Expenditures for Purposes of Fixed Charge Coverage Ratio (Item B)		$_______________

II.	Maximum Allowable Capital Expenditures for Purposes of Section 7(c) of the Credit Agreement (Item D, measured at fiscal year end only)		$_______________

[3]	Provided, however, (a) Capital Expenditures for Parent and its subsidiaries (i) fiscal quarter ended February 1, 2009 shall be deemed to be $5,121,000, (ii) fiscal quarter ended April 30, 2009 shall be deemed to be $3,265,000, and (iii) fiscal quarter ending August 2, 2009 shall deemed to be $3,149,000.

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT L-1
FORM OF LIBOR NOTICE
Wells Fargo Foothill, LLC, as Agent
under the below referenced Credit Agreement
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Ladies and Gentlemen:
          Reference hereby is made to that certain Credit Agreement, dated as of October 2, 2009 (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”), among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”), Finisar Corporation, a Delaware corporation, as parent (“Parent”), and Optium Corporation, a Delaware corporation (“Optium” and Parent are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
          This LIBOR Notice represents Administrative Borrower’s request to elect the LIBOR Option with respect to outstanding Advances in the amount of $                     (the “LIBOR Rate Advance”) [, and is a written confirmation of the telephonic notice of such election given to Agent].
          The LIBOR Rate Advance will have an Interest Period of 1, 2, or 3 months commencing on                     .
          This LIBOR Notice further confirms each Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.
          Administrative Borrower represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document or any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date and except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof), (ii) each of the covenants and agreements contained in any Loan Document have been

CONFIDENTIAL TREATMENT REQUESTED
Wells Fargo Foothill, LLC, as Agent

performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

Dated:

FINISAR CORPORATION, a Delaware corporation, as Administrative Borrower
By:
Name:
Title:

Acknowledged by: WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent
By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED
Schedule A-1
Agent’s Account
          An account at a bank designated by Agent from time to time as the account into which each Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number [****] and maintained by Agent with Wells Fargo Bank, N.A., San Francisco, CA, ABA #121-000-248.

CONFIDENTIAL TREATMENT REQUESTED
Schedule A-2
Authorized Persons

Jerry S. Rawls
Eitan Gertel
Stephen K. Workman
John Drury

CONFIDENTIAL TREATMENT REQUESTED
Schedule C-1
Commitments

Lender	Revolver Commitment
Wells Fargo Foothill, LLC	$70,000,000

All Lenders	$70,000,000

CONFIDENTIAL TREATMENT REQUESTED
Schedule D-1
Designated Account
Wells Fargo Bank #[****]

CONFIDENTIAL TREATMENT REQUESTED
Schedule E-1
Eligible Inventory and Eligible Equipment Locations

36 Jonspin Rd. Wilmington, MA 01887
200 Precision Road Horsham, PA 19044
1389 Moffett Park Drive Sunnyvale, CA 94089-1134
600 Millenium Drive Allen, TX 75013
41762 Christy St Fremont, CA 94538

CONFIDENTIAL TREATMENT REQUESTED
Schedule E-2
Eligible Investment Grade Account Debtors

Avnet Asia Pte Ltd
Avnet Asia Pte Ltd Taiwan
Avnet Europe Comm VA
Avnet Technology Hong Kong
Cisco Systems International
Dell (Xiamen) Co Ltd
Dell Asia Pacific Sdn
Dell Global BV — Singapore
Dell India Private Limited
EMC International SARL
Ericsson AB
Ericsson AS
Ericsson Inc.
Ericsson Limited
Ericsson Ltd
Ericsson Telecommunication
Fujitsu Network Communication
Fujitsu Siemens Computers
Fujitsu Technology Solutions
Hewlett Packard Asia Pacific
Hewlett Packard Caribe SV
Hewlett Packard Centre
Hewlett Packard International
Hewlett Packard Singapore
Hitachi Global Storage
Hitachi High Technologies
Hon Hai Precision
Honeywell Ltd
IBM International Holding
IBM Singapore Pte Ltd
Intel Products Sdn BH
Motorola Technology Sdn
Nokia Corp.

CONFIDENTIAL TREATMENT REQUESTED
Schedule E-3
Eligible Specified Account Debtors

Flextronics (Suzhou) Tech
Flextronics Int. Cork. B.V.
Flextronics International
Flextronics International Latin America
Flextronics International Poland
Flextronics Israel Ltd.
Flextronics Manufacturing
Flextronics Technology
Celestica Corporation
Celestica AG
Celestica Hong Kong Ltd.
Celestica Monterrey
Celestica Thailand LTD
Celestica Valencia, S.A.

CONFIDENTIAL TREATMENT REQUESTED
Schedule P-1
Permitted Investments
     Finisar has made the following investments in the following companies:

Company	Investment Amount	Nature of Investment
PicoSecond Pulse Labs	5,000,000.00	Equity investment

Micron Optics, Inc.	1,500,000.00	Equity investment

CyOptics	5,788,603.99	Equity investment

NISTICA	2,000,000.00	Equity investment
Total:	14,288,603.99

CONFIDENTIAL TREATMENT REQUESTED
Schedule P-2
Permitted Liens
Finisar Corporation
Filing Office: Delaware Secretary of State

Secured Creditor	Filing Date	Collateral
Citicorp Vendor Finance, Inc.**	October 12, 2004	Two Konica 7145 digital copiers w/drawer base/finisher/memory/hard drive/controller/pskit/memory upgrade/hard disk drive/fax kit/exit tray

NEC Financial Services, Inc.**	April 8, 2005	Two NEC NEAX2000 IPS DM Telephone Systems

Silicon Valley Bank*	May 24, 2005	Gives notice that Finisar Corporation (“Finisar”)cannot assign, mortgage, pledge, lease, suffer any attachment, grant a security interest in or encumber any of its assets or property without Silicon Valley Bank’s written consent

NEC Financial Services, Inc.**	August 3, 2005	One NEC NEAX2000 IPS DM Telephone Systems

NEC Financial Services, Inc.**	September 7, 2005	One NEC NEAX UNIVERGE 2400 IPX Telephone System

McGrath RentCorp and TRS-Rentelco**	October 26, 2005	One TEK/CSA8200 Communications Signal Generator Asset 1050833

U.S. Bancorp	November 3, 2005	For informational purposes only- Lease #5598322 HP LJ 9050MFP1 HP COLOR LJ 4650N

Bane of America Leasing & Capital, LLC	December 29, 2005	Certain production equipment and all parts, accessories, accessions and attachments thereto

U.S. Bancorp	April 20, 2006	For informational purposes only- Lease #6162312 HP LJ 4345MFP

Bank of America Leasing and Capital LLC	April 27, 2006	All equipment included in contract 054-0119981-000.

U.S. Bancorp	May 9, 2006	For informational purposes only- Lease #619936 HP LJ 4345MFP Printer Stand HP LJ 4345MFP Printer Stand

U.S. Bancorp	April 26, 2007	For informational purposes only- Certain copiers and printers

U.S. Bancorp	October 22, 2007	For informational purposes only- One C252 311707798BW and one C352 311707798Color

CONFIDENTIAL TREATMENT REQUESTED

Secured Creditor	Filing Date	Collateral
Silicon Valley Bank*	March 14, 2008	“Blanket” lien, except for intellectual property

CIT Technology Financing Services, Inc.	September 2, 2008	For informational purposes only-KM C451 S/N A00K010005767, A00K010002897, A00K010002993KM C353 S/N A02E010002633 plus all other types of office equipment and products, computer, security systems and other items of equipment now and hereafter leased by Finisar from Secured Party

Arrow Electronics, Inc.	October 7, 2008	Those products stored in the in-plant store facility and those products sold by Secured Party to Debtor pursuant to that in-plant store agreement dated July 16, 2008 by and between Debtor and Secured Party
Optium Corporation
Filing Office: Delaware Secretary of State

Secured Creditor	Filing Date	Collateral
Silicon Valley Bank*	June 10, 2004	“Blanket” lien.

Silicon Valley Bank*	November 10, 2008	Blanket” lien, excluding intellectual property.

*	The Silicon Valley Bank liens will be terminated prior to the Closing Date.

**	The credit agreement to which this UCC Financing Statement relates has been terminated or expired.

CONFIDENTIAL TREATMENT REQUESTED
Schedule R-l
Real Property Collateral
None.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 1.1
As used in the Agreement, the following terms shall have the following definitions:
          “2003 Indenture” means the Indenture, dated October 15, 2003, by and between Parent and U.S. Bank Trust National Association, as trustee, due 2010.
          “2006 Indenture” means the Indenture, dated October 12, 2006, by and between Parent and U.S. Bank Trust National Association, as trustee, due 2010.
          “2010 Event” means any of the following:
(i)	the Subordinated Notes have been paid in full pursuant to a Permitted Notes Redemption; or

(ii)	the Subordinated Notes have been refinanced on terms and conditions satisfactory to Agent, including without limitation, a maturity date of no sooner than March 31, 2014.
          “Account” means an account (as that term is defined in the Code).
          “Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
          “Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
          “ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Parent or its Subsidiaries.
          “Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.
          “Administrative Borrower” has the meaning specified therefor in Section 17.13.
          “Advances” has the meaning specified therefor in Section 2.1 (a) of the Agreement.
          “Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
          “Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts, and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each

CONFIDENTIAL TREATMENT REQUESTED
director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
          “Agent” has the meaning specified therefor in the preamble to the Agreement.
          “Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
          “Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.
          “Agent’s Liens” means the Liens granted by Loan Parties to Agent under the Loan Documents.
          “Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.
          “Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.
          “Assignee” has the meaning specified therefor in Section 13. (a) of the Agreement.
          “Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.
          “Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.
          “Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations)).
          “Average Daily Excess Availability” means, for any period, the result of (a) the sum of the aggregate amount by which the Maximum Revolver Amount exceeds the Revolver Usage as of each Business Day during such period (calculated as of the end of each Business Day during such period) divided by (b) the number of Business Days in such period.
          “Bank Product” means any financial accommodation extended to Parent or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards (including so-called “procurement cards” or “P-cards”), (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.
          “Bank Product Agreements” means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
          “Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations.

2

CONFIDENTIAL TREATMENT REQUESTED
          “Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all obligations of Borrowers to reimburse an Underlying Issuer in respect of Underlying Letters of Credit, and (c) all amounts that Parent or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries.
          “Bank Product Provider” means Wells Fargo or any of its Affiliates.
          “Bank Product Reserve” means, as of any date of determination, the amount of reserves that Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Parent and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.
          “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
          “Base LIBOR Rate” means the greater of (a) 2.00 percent per annum, and (b) the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.
          “Base Rate” means the greatest of (a) 3.25 percent per annum, (b) the Federal Funds Rate plus 1/2%, (c) the Base LIBOR Rate (which rate shall be calculated based upon an Interest Period of 3 months and shall be determined on a daily basis), plus 1 percentage point, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.
          “Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.
          “Base Rate Margin” means, as of any date of determination, the percentage points set forth below based upon the Average Daily Excess Availability for the immediately preceding calendar quarter, as determined by Agent in its Permitted Discretion:

Level	Average Daily Excess Availability	Base Rate Margin
I	If Average Daily Excess Availability is greater than $25,000,000	3.75 percentage points

3

CONFIDENTIAL TREATMENT REQUESTED

Level	Average Daily Excess Availability	Base Rate Margin
II	If Average Daily Excess Availability is greater than or equal to $10,000,000 but less than or equal to $25,000,000	4.00 percentage points

III	If Average Daily Excess Availability is less than $10,000,000	4.25 percentage points
                    ; provided, however, that for the period commencing on the Closing Date through the end of October 31, 2009, the Base Rate Margin shall be the percentage points specified for Pricing Level II as set forth in this definition; provided, further, however, that if the Borrowers fail to provide any reports or certifications required to determine the Average Daily Excess Availability when due, the Base Rate Margin shall be set at the percentage points specified for Pricing Level III until such reports or certifications are delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such reports or certifications, the Base Rate Margin shall be set at the percentage based upon the calculation determined pursuant to such reports or certifications. For purposes of the preceding sentence (and subject to the forgoing provisos), at the end of each calendar quarter Agent will test the Borrowers’ Average Daily Excess Availability, which amount will be based upon reports and certifications delivered to Agent in accordance with the terms of this Agreement. If any such reports or certifications are subsequently determined to be incorrect in any material respect in a manner that would result in a lower Average Daily Excess Availability, Agent may increase the Base Rate Margin retroactively to the beginning of the relevant quarter to the extent that such error caused the applicable Base Rate Margin to be less than the Base Rate Margin that would have been in effect if the error was not made.
          “Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Parent or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.
          “Board of Directors” means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
          “Borrower” and “Borrowers” have the respective the meanings specified therefor in the preamble to the Agreement.
          “Borrowing” means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.
          “Borrowing Base” means, as of any date of determination, the result of:
     (a) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus
     (b) 80% of the amount of Eligible Investment Grade Accounts, less the amount, if any, of the Dilution Reserve, plus
     (c) the lesser of
     (i) $40,000,000, and

4

CONFIDENTIAL TREATMENT REQUESTED
     (ii) 80% of the amount of Eligible Credit Insured Accounts, less the amount, if any, of the Dilution Reserve, plus
     (d) the lowest of
     (i) $10,000,000,
     (ii) 80% of the amount of Eligible Specified Accounts, less the amount, if any, of the Dilution Reserve, plus
     (e) the lowest of
     (i) $10,000,000,
     (ii) 50% of the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory, and
     (iii) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory, plus
     (f) the lesser of
     (i) the Eligible Equipment Sublimit, and
     (ii) 80% times the most recently determined Net Orderly Liquidation Value of Eligible Equipment, minus
     (g) the sum of (i) the Bank Product Reserve, (ii) the Credit Insurance Reserve, and (iii) the aggregate amount of reserves, if any, established by Agent under Section 2. l(c) of the Agreement.
          “Borrowing Base Certificate” means a certificate in the form of Exhibit B-l.
          “Borrowing Base Excess Amount” has the meaning set forth in Section 2.4(e).
          “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.
          “Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed; provided that, notwithstanding anything to the contrary contained herein, Capital Expenditures shall be deemed to be: (1) $5,121,000 for the fiscal quarter ended February 1, 2009, (2) $3,265,000 for the fiscal quarter ended April 30, 2009, and (3) $3,149,000 for the fiscal quarter ended August 2, 2009.
          “Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

5

CONFIDENTIAL TREATMENT REQUESTED
          “Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
          “Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
          “CFC” means a controlled foreign corporation (as that term is defined in the IRC).
          “Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) a “Change of Control” as defined in the Indentures occurs, or (d) Parent fails to own and control, directly or indirectly, 100% of the Stock of each other Loan Party.
          “Closing Date” means the date of the making of the initial Advance (or other extension of credit) hereunder.
          “Code” means the California Uniform Commercial Code, as in effect from time to time.
          “Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents. The term “Collateral” shall not include the assets or the voting Stock of any CFC, solely to the extent that (y) such Stock represents more than 65% of the outstanding voting Stock of such CFC, and (z) hypothecating more than 65% of the total outstanding voting Stock of such CFC would result in material adverse tax consequences.
          “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in

6

CONFIDENTIAL TREATMENT REQUESTED
possession of, having a Lien upon, or having rights or interests in Parent’s or any of its Non-CFC Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
          “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).
          “Compliance Certificate” means a certificate substantially in the form of Exhibit C-l delivered by the chief financial officer of Parent to Agent.
          “Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.
          “Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.
          “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent or one of its Non-CFC Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
          “Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.
          “Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.
          “Credit Insurance Reserve” means, as of any date of determination, the amount of reserves that Agent has established in respect of: (a) all deductibles applicable to any credit insurance covering Eligible Credit Insured Accounts; and (b) all potential offsets against any credit insurance covering Eligible Credit Insured Accounts.
          “Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.
          “Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
          “Defaulting Lender” means any Lender that fails to make any Advance (or other extension of credit, including the failure to make available to Agent amounts required pursuant to a Settlement or to make payment in connection with a Letter of Credit Disbursement) that it is required to make hereunder on the date that it is required to do so hereunder.
          “Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

7

CONFIDENTIAL TREATMENT REQUESTED
          “Deposit Account” means any deposit account (as that term is defined in the Code).
          “Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-l.
          “Designated Account Bank” has the meaning specified therefor in Schedule D-l.
          “Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 180 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.
          “Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts, Eligible Credit Insured Accounts and Eligible Investment Grade Accounts, as applicable, by 1 percentage point for each percentage point by which Dilution is in excess of 5%.
          “Dollars” or “$” means United States dollars.
          “EBITDA” means, with respect to any fiscal period, the result of:
          (a) Parent’s consolidated net earnings (or loss) (but excluding from the determination of net earnings (or loss) any tax refunds, tax credits, or other tax benefits), minus
          (b) to the extent included in the calculation of Parent’s consolidated net earnings (or loss), the sum of: (i) extraordinary gains (including, without limitation, gains from the sale of equipment and the repurchase of bonds), (ii) interest income, (iii) any non-cash decrease in the cost of goods sold attributed to the reversal of an inventory obsolescence and slow moving reserve expensed in a prior period, consistent with historical processes for determining such non-cash charges, (iv) the EBITDA Inventory Disposal Amount, and (v) any reductions of the impaired rent reserve in such period, consistent with historical processes for determining such reductions, plus
          (c) to the extent deducted in the calculation of Parent’s consolidated net earnings (or loss), the sum of: (i) non-cash extraordinary losses (including non-cash impairment related to minority investments), (ii) non-cash stock compensation expense, (iii) interest expense, (iv) income taxes, (v) depreciation and amortization, and (vi) any non-cash increase in cost of goods sold attributed to the implementation of an inventory obsolescence and slow moving reserve during the current period, consistent with historical processes for determining such non-cash charges; provided. however, that the amount calculated pursuant to this clause (c)(vi) shall in no event exceed 50% of EBITDA prior to giving effect to this clause (c)(vi);
in each case, determined on a consolidated basis in accordance with GAAP; provided that, notwithstanding anything to the contrary contained herein, EBITDA shall be deemed to be: (1) $9,149,000 for the fiscal quarter ended February 1, 2009, (2) $7,592,000 for the fiscal quarter ended April 30, 2009, and (3) $10,020,000 for the fiscal quarter ended August 2, 2009.
          “EBITDA Inventory Disposal Amount” means, with respect to any fiscal period, an amount equal to the greater of (a) 1% of Parent’s consolidated net revenues for such fiscal period, and (b) the value (calculated at cost) of all Inventory of Parent and its Subsidiaries disposed of during such period.

8

CONFIDENTIAL TREATMENT REQUESTED
          “Eligible Accounts” means those Accounts created by Borrowers in the ordinary course of their business, that arise out of Borrowers’ sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:
          (a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date, or Accounts that are more than 60 days past due,
          (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
          (c) Accounts with respect to which the Account Debtor is an Affiliate of a Borrower or an employee or agent of a Borrower or any Affiliate of a Borrower,
          (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
          (e) Accounts that are not payable in Dollars,
          (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent,
          (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States (exclusive, however, of (i) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (ii) Accounts owed by any state that has a statutory counterpart to the Assignment of Claims Act as to which the Borrowers have complied to the Agent’s reasonable satisfaction),
          (h) Accounts with respect to which the Account Debtor is a creditor of Borrowers, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,
          (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers (i) with respect to Accounts owed by Jabil Circuit, Inc. or Huawei, exceed 20%, and (ii) with respect to Accounts owed by any other Account Debtor, exceed 10%, (in each case, such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, Eligible Credit Insured Accounts, Eligible Investment Grade Accounts and Eligible

9

CONFIDENTIAL TREATMENT REQUESTED
Specified Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
          (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
          (k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be materially impaired by reason of the Account Debtor’s financial condition,
          (l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
          (m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
          (n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
          (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services, or
          (p) Accounts with respect to which (i) the Account Debtor has been billed by the applicable Borrower from an office or location of the applicable Borrower that is not located in the United States, or (ii) the collection thereof is to occur via an office or location of the applicable Borrower that is not located in the United States.
          “Eligible Credit Insured Accounts” means an Account (other than an Eligible Investment Grade Account) that (a) satisfies all of the criteria set forth in the definition of Eligible Accounts other than clause (f) of such definition and (b) is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Credit Insured Accounts shall be calculated net of customer deposits and unapplied cash.
          “Eligible Equipment” means the Equipment owned by Borrowers, that complies with each of the representations and warranties respecting Eligible Equipment made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. A piece of Equipment shall not be included in Eligible Equipment if:
          (a) the applicable Borrower does not have good, valid, and marketable title thereto,

10

CONFIDENTIAL TREATMENT REQUESTED
          (b) it is not subject to a valid and perfected first priority Agent’s Lien,
          (c) the full purchase price for such equipment has not been paid by Borrowers,
          (d) it is not located at one of the locations in the continental United States set forth on Schedule E-l,
          (e) it is located on real property leased by a Borrower unless either (i) it is subject to a Collateral Access Agreement executed by the lessor, or (ii) Agent has established a reserve against the Borrowing Base in an amount equal to three (3) months rent with respect to such premises (or such lesser amount as agreed to by Agent in its sole discretion),
          (f) it is not in good working order and condition (ordinary wear and tear excepted) or it is not used or held for use by Borrowers in the ordinary course of business of the Borrowers,
          (g) it is subject to any agreement which restricts the ability of Borrowers to use, sell, transport or dispose of such equipment or which restricts the Agent’s ability to take possession of, sell or otherwise dispose of such equipment, or
          (h) it constitutes “fixtures” under the applicable laws of the jurisdiction in which such equipment is located.
          “Eligible Equipment Sublimit” means Six Million Five Hundred Thousand Dollars ($6,500,000); provided, however, that beginning on January 31, 2010 and on the last day of each fiscal quarter of Parent thereafter, the Eligible Equipment Sublimit shall be reduced by Three Hundred Twenty-Five Thousand Dollars ($325,000).
          “Eligible Inventory” means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrowers’ business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:
          (a) the applicable Borrower does not have good, valid, and marketable title thereto,
          (b) the applicable Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of such Borrower),
          (c) it is not located at one of the locations in the continental United States set forth on Schedule E-l (or in-transit from one such location to another such location),
          (d) it is in-transit to or from a location of a Borrower (other than in-transit from one location set forth on Schedule E-l to another location set forth on Schedule E-l),
          (e) it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, and either (i) it is subject to a Collateral Access Agreement

11

CONFIDENTIAL TREATMENT REQUESTED
executed by the lessor or warehouseman, as the case may be, or (ii) Agent has established a reserve against the Borrowing Base in an amount equal to three (3) months rent with respect to such premises or three (3) months warehouse charges with respect to such premises, as applicable (or such lesser amount as agreed to by Agent in its sole discretion),
          (f) it is the subject of a bill of lading or other document of title,
          (g) it is not subject to a valid and perfected first priority Agent’s Lien,
          (h) it consists of goods returned or rejected by the applicable Borrower’s customers, or
          (i) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment.
          “Eligible Investment Grade Accounts” means an Account (a) that satisfies all of the criteria set forth in the definition of Eligible Accounts other than clause (f) of such definition, and (b) is owed by an Account Debtor that is an Eligible Investment Grade Account Debtor; provided. however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Investment Grade Accounts shall be calculated net of customer deposits and unapplied cash.
          “Eligible Investment Grade Account Debtors” means an Account Debtor listed on Schedule E-2 (as such list may be added to from time to time by Agent in its sole discretion): that (a) does not maintain its chief executive office in the United States, or (b) is not organized under the laws of the United States or any state thereof or the District of Columbia, in either case, so long as such Account Debtor, or the owner of all of the Stock of such Account Debtor, has a credit rating of at least “BBB-” by S&P or “Baa3” by Moody’s.
          “Eligible Specified Accounts” means an Account that (a) satisfies all of the criteria set forth in the definition of Eligible Accounts other than clause (f) of such definition, and (b) is owed by an Account Debtor that is an Eligible Specified Account Debtor; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Specified Accounts shall be calculated net of customer deposits and unapplied cash.
          “Eligible Specified Account Debtor” means an Account Debtor listed on Schedule E-3 (as such list may be added to from time to time by Agent in its sole discretion), so long as such Account Debtor, or the owner of all of the Stock of such Account Debtor, has a credit rating of at least “BB+” by S&P or “Bal” by Moody’s.
          “Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

12

CONFIDENTIAL TREATMENT REQUESTED
          “Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
          “Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
          “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
          “Equipment” means equipment (as that term is defined in the Code).
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
          “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or its Subsidiaries under IRC Section 414(o).
          “Event of Default” has the meaning specified therefor in Section 8 of the Agreement.
          “Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Parent and its Subsidiaries aged in excess of the greater of historical levels with respect thereto or ninety (90) days and all book overdrafts of Parent and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.
          “Excess Liquidity” means, as of any date of determination, the sum of (a) Excess Availability as of such date, plus (b) Suppressed Availability as of such date in an amount not to exceed $5,000,000.
          “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
          “Existing Credit Facility” means the credit facility provided to Parent pursuant to the Loan and Security Agreement, dated as of March 14, 2008, among Parent and Silicon Valley Bank, a California corporation.

13

CONFIDENTIAL TREATMENT REQUESTED
          “Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.
          “Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense during such period), (b) principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all federal, state, and local income taxes accrued during such period; provided that, notwithstanding anything to the contrary contained herein, Fixed Charges shall be deemed to be: (1) $3,473,000 for the fiscal quarter ended February 1, 2009, (2) $3,018,000 for the fiscal quarter ended April 30, 2009, and (3) $2,872,000 for the fiscal quarter ended August 2, 2009.
          Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.
          “Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).
          “Funding Date” means the date on which a Borrowing occurs.
          “Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.
          “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
          “Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
          “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
          “Guarantors” means (a) each Subsidiary of Parent (other than any Borrower or any Subsidiary that is not required to become a Guarantor pursuant to Section 5.11), and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them.
          “Guaranty” means that certain general continuing guaranty, dated as of even date with the Agreement, executed and delivered by each Guarantor in favor of Agent, for the benefit of

14

CONFIDENTIAL TREATMENT REQUESTED
the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent.
          “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
          “Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by Parent or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.
          “Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
          “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock, and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.
          “Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.
          “Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.
          “Indentures” means, collectively, the 2003 Indenture and the 2006 Indenture.
          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or

15

CONFIDENTIAL TREATMENT REQUESTED
insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
          “Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with the Agreement, executed and delivered by Parent, each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.
          “Interest Expense” means, for any period, the aggregate of the interest expense of Parent for such period, determined on a consolidated basis in accordance with GAAP.
          “Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (d) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.
          “Inventory” means inventory (as that term is defined in the Code).
          “Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to directors, officers, employees and consultants of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
          “IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
          “Issuing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement.
          “Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, includes the Issuing Lender, and shall include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement.
          “Lender Group” means each of the Lenders (including the Issuing Lender) and Agent, or any one or more of them.
          “Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Parent or its Subsidiaries under any of the Loan

16

CONFIDENTIAL TREATMENT REQUESTED
Documents that are paid, advanced, or incurred by the Lender Group, (b) out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Parent or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Parent or any of its Subsidiaries, (h) Agent’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.
          “Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.
          “Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
          “Letter of Credit” means a letter of credit issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires.
          “Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then existing Letter of Credit Usage, (b) causing the Letters of Credit to be returned to the Issuing Lender, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

17

CONFIDENTIAL TREATMENT REQUESTED
          “Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.
          “Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.
          “LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.
          “LIBOR Notice” means a written notice in the form of Exhibit L-l.
          “LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.
          “LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.
          “LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.
          “LIBOR Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan), the applicable margin set forth in the following table based upon the Average Daily Excess Availability for the immediately preceding calendar quarter, as determined by Agent in its Permitted Discretion:

Level	Average Daily Excess Availability	Base Rate Margin
I	If Average Daily Excess Availability is greater than $25,000,000	3.75 percentage points

II	If Average Daily Excess Availability is greater than or equal to $10,000,000 but less than or equal to $25,000,000	4.00 percentage points

III	If Average Daily Excess Availability is less than $10,000,000	4.25 percentage points
                    ; provided, however, that for the period commencing on the Closing Date through the end of October 31, 2009, the LIBOR Rate Margin shall be the percentage points specified for Pricing Level II as set forth in this definition; provided, further, however, that if the Borrowers fail to provide any reports or certifications required to determine the Average Daily Excess Availability when due, the LIBOR Rate Margin shall be set at the percentage points specified for Pricing Level III until such reports or certifications are delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such reports or certifications, the LIBOR Rate Margin shall be set at the percentage based upon the calculation determined pursuant to such reports or certifications. For purposes of the preceding sentence (and subject to the forgoing provisos), at the end of each calendar quarter Agent will test the Borrowers’ Average Daily Excess Availability, which amount will be based upon reports and certifications delivered to Agent in accordance with the terms of this Agreement. If any such reports or certifications are subsequently determined to be incorrect in any material respect in a manner that

18

CONFIDENTIAL TREATMENT REQUESTED
would result in a lower Average Daily Excess Availability, Agent may increase the LIBOR Rate Margin retroactively to the beginning of the relevant quarter to the extent that such error caused the applicable LIBOR Rate Margin to be less than the LIBOR Rate Margin that would have been in effect if the error was not made.
          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
          “Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.
          “Loan Documents” means the Agreement, the Bank Product Agreements, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by any Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by Parent or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.
          “Loan Party” means any Borrower or any Guarantor.
          “Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
          “Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) a material impairment of Parent’s and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or any of its Non-CFC Subsidiaries.
          “Material Contract” means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days notice without penalty or premium) and (ii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.
          “Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.
          “Maximum Revolver Amount” means $70,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.
          “Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.
          “Mortgage Policy” has the meaning specified therefor in Schedule 3.1(v).

19

CONFIDENTIAL TREATMENT REQUESTED
          “Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.
          “Net Cash Proceeds” means, with respect to the issuance or incurrence of any Indebtedness by Parent or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Parent or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by Parent or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction.
          “Net Liquidation Percentage” means the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected by Agent.
          “Net Orderly Liquidation Value” means, with respect to Equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to Agent by an appraiser acceptable to Agent, net of all costs of liquidation thereof.
          “Non-CFC Subsidiary” means any Subsidiary of Parent that is not a CFC.
          “Non-Loan Party” means any Subsidiary of Parent that is not a Loan Party.
          “Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement or indemnification obligations with respect to Reimbursement Undertaking or with respect to Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
          “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
          “Originating Lender” has the meaning specified therefor in Section 13.1 (e) of the Agreement.

20

CONFIDENTIAL TREATMENT REQUESTED
          “Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement.
          “Parent” has the meaning specified therefor in the preamble to the Agreement.
          “Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.
          “Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.
          “Patent Security Agreement” has the meaning specified therefor in the Security Agreement.
          “Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.
          “Payoff Date” means the first date on which all of the Obligations are paid in full and the Revolver Commitments of the Lenders are terminated.
          “Permitted Convertible Note Debt” means the Indebtedness evidenced by convertible notes and an indenture, the terms and conditions of which are substantially similar to the terms and conditions described on Exhibit P-l, as determined by Agent in its Permitted Discretion, which determination shall be evidenced by a certificate executed and delivered by Agent to Borrowers.
          “Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.
          “Permitted Dispositions” means:
          (a) sales, abandonment, or other dispositions of: (i) Equipment (other than Eligible Equipment) that is substantially worn, damaged, obsolete or no longer used in the ordinary course of business; and (ii) Eligible Equipment that is substantially worn, damaged, obsolete or no longer used in the ordinary course of business so long as: (A) both before and after giving effect to any such sale or other disposition, no Default or Event of Default has occurred and is continuing, (B) both before and after giving effect to any such sale or other disposition, Excess Availability is greater than $10,000,000, (C) Administrative Borrower provides Agent with prior written notice of such sale or other disposition, (D) the aggregate appraised value of all Eligible Equipment sold or otherwise disposed of in any fiscal year of Parent does not exceed $1,000,000,
          (b) sales of Inventory to buyers in the ordinary course of business,
          (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,
          (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
          (e) the granting of Permitted Liens,
          (f) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
          (g) any involuntary loss, damage or destruction of property,
          (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

21

CONFIDENTIAL TREATMENT REQUESTED
          (i) the leasing or subleasing of assets of Parent or its Subsidiaries in the ordinary course of business,
          (j) the sale or issuance of Stock (other than Prohibited Preferred Stock),
          (k) the lapse of registered patents, trademarks and other intellectual property of Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,
          (1) the making of a Permitted Investment, and
          (m) so long as no Event of Default has occurred and is continuing, dispositions of assets (other than Eligible Equipment, Accounts, intellectual property, licenses, Stock of Subsidiaries of Parent, or Material Contracts) not otherwise permitted in clauses (a) through (1) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions in any fiscal year (including the proposed disposition) would not exceed $2,000,000.
          “Permitted Indebtedness” means:
          (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,
          (b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness,
          (c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
          (d) endorsement of instruments or other payment items for deposit,
          (e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; and (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions,
          (f) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,
          (g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
          (h) the incurrence by Parent or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate or foreign currency risk associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes,
          (i) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
          (j) Indebtedness composing Permitted Investments,

22

CONFIDENTIAL TREATMENT REQUESTED
          (k) the Subordinated Debt and any Refinancing Indebtedness in respect thereof;
          (1) the Permitted Convertible Note Debt so long as Parent receives Net Cash Proceeds therefrom in an amount not less than $60,000,000 at the time such Indebtedness is incurred; provided, however, that no principal payments shall be made by Parent or any of its Subsidiaries on account of such Indebtedness prior to the Payoff Date; provided, further, however, that such principal payment prohibition shall not apply to any cash payments made in lieu of issuance of fractional shares upon conversion of any of the notes that constitute Permitted Convertible Note Debt so long as the aggregate amount of all such cash payments does not exceed $250,000; and
          (m) Indebtedness incurred by Non-Loan Parties in an aggregate amount not to exceed $10,000,000; provided, however, that no Loan Party shall guaranty or otherwise be liable on account of such Indebtedness.
          “Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a Non-Loan Party to another Non-Loan Party, (c) a Non-Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.
          “Permitted Investments” means:
          (a) Investments in cash and Cash Equivalents,
          (b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
          (c) advances made in connection with purchases of goods or services in the ordinary course of business,
          (d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,
          (e) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-l,
          (f) guarantees permitted under the definition of Permitted Indebtedness,
          (g) Permitted Intercompany Advances,
          (h) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
          (i) deposits of cash made in the ordinary course of business to secure performance of operating leases,
          (j) non-cash loans to employees, officers, and directors of Parent or any of its Subsidiaries for the purpose of purchasing Stock in Parent so long as the proceeds of such loans are used in their entirety to purchase such stock in Parent,

23

CONFIDENTIAL TREATMENT REQUESTED
          (k) Investments in the form of Hedge Agreements that are permitted under the Agreement,
          (1) so long as no Default or Event of Default has occurred and is continuing at the time of any such Investment or would result therefrom, Investments in joint ventures to the extent that the aggregate amount invested outstanding at any time does not exceed $2,000,000,
          (m) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $2,000,000 in the aggregate amount outstanding at any time.
          “Permitted Liens” means
          (a) Liens held by Agent to secure the Obligations,
          (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,
          (c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,
          (d) Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
          (e) the interests of lessors under operating leases and non-exclusive licensors under license agreements,
          (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,
          (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
          (h) Liens on amounts deposited to secure Parent’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance,
          (i) Liens on amounts deposited to secure Parent’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
          (j) Liens on amounts deposited to secure Parent’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
          (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

24

CONFIDENTIAL TREATMENT REQUESTED
          (1) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
          (m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
          (n) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,
          (o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
          (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, and
          (q) any interest or title of a licensor or lessor under any lease or license permitted by the Agreement.
          “Permitted Notes Redemption” means the optional redemption or repurchase of the Subordinated Notes by Parent so long as: (a) such redemption or repurchase is permitted by applicable law and the Indentures (as applicable), (b) the purchase price is not in excess of the par value of the Subordinated Notes being redeemed or repurchased, (c) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (d) the sum of Excess Liquidity plus Qualified Cash both before and immediately after giving effect to such redemption or repurchase is greater than $10,000,000.
          “Permitted Protest” means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Parent’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.
          “Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $10,000,000.
          “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
          “Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

25

CONFIDENTIAL TREATMENT REQUESTED
          “Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Stock (so long as such Stock would not otherwise constitute Prohibited Preferred Stock)) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Stock (so long as such Stock would not otherwise constitute Prohibited Preferred Stock)).
          “Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
          “Pro Rata Share” means, as of any date of determination:
          (a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances,
          (b) with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero, and
          (c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment by (z) the aggregate amount of Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.
          “Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.
          “Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the

26

CONFIDENTIAL TREATMENT REQUESTED
acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.
          “Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Parent and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.
          “Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or its Subsidiaries and the improvements thereto.
          “Real Property Collateral” means the Real Property identified on Schedule R-l and any Real Property hereafter acquired by any Loan Party.
          “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
          “Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
          (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
          (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,
          (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and
          (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.
          “Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.
          “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-

27

CONFIDENTIAL TREATMENT REQUESTED
remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
          “Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
          “Report” has the meaning specified therefor in Section 15.16 of the Agreement.
          “Required Availability” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $30,000,000.
          “Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.
          “Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.
          “Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-l or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.
          “Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances (including Swing Loans), plus (b) the amount of the Letter of Credit Usage.
          “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
          “Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
          “S&P” has the meaning specified therefor in the definition of Cash Equivalents.
          “SEC” means the United States Securities and Exchange Commission and any successor thereto.
          “Securities Account” means a securities account (as that term is defined in the Code).
          “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
          “Security Agreement” means a security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Guarantors to Agent.

28

CONFIDENTIAL TREATMENT REQUESTED
          “Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
          “Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
          “Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.
          “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a l1-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
          “Subordinated Debt” means the Indebtedness of the Parent issued pursuant to the Subordinated Notes and the Indentures.
          “Subordinated Notes” means, collectively, the 2 1/2% Convertible Subordinated Notes due 2010, and the 2 1/2% Convertible Senior Subordinated Notes due 2010, issued pursuant to the Indentures.
          “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.
          “Suppressed Availability” means, as of any date of determination, the result (so long as it is a positive number) of (a) the Borrowing Base as of such date, minus (b) the Maximum Revolver Amount as of such date; if the result of the foregoing is a negative number, then Suppressed Availability is zero.
          “Swing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.
          “Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.
          “Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes) or any net worth or capital taxes imposed as a minimum tax in lieu of a tax determined based upon the net income or net profits of any Lender or any Participant, in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a

29

CONFIDENTIAL TREATMENT REQUESTED
Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of this Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.
          “Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
          “Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.
          “Underlying Issuer” means Wells Fargo or one of its Affiliates.
          “Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.
          “United States” means the United States of America.
          “Unused Line Margin” means, as of any date of determination, the percentage points set forth below based upon the Average Daily Excess Availability for the immediately preceding calendar quarter, as determined by Agent in its Permitted Discretion:

Level	Average Daily Excess Availability	Unused Line Margin
I	If Average Daily Excess Availability is greater than $25,000,000	0.50 percentage points

II	If Average Daily Excess Availability is greater than or equal to $10,000,000 but less than or equal to $25,000,000	0.625 percentage points

III	If Average Daily Excess Availability is less than $10,000,000	0.75 percentage points
                    ; provided, however, that for the period commencing on the Closing Date through the end of October 31, 2009, the Unused Line Margin shall be the percentage points specified for Pricing Level II as set forth in this definition; provided, further, however, that if the Borrowers fail to provide any reports or certifications required to determine the Average Daily Excess Availability when due, the Unused Line Margin shall be set at the percentage points specified for Pricing Level III until such reports or certifications are delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such reports or certifications, the Unused Line Margin shall be set at the percentage based upon the calculation determined pursuant to such reports or certifications. For purposes of the preceding sentence (and subject to the forgoing provisos), at the end of each calendar quarter Agent will test the Borrowers’ Average Daily Excess Availability, which amount will be based upon reports and certifications delivered to Agent in accordance with the terms of this Agreement. If any such reports or certifications are subsequently determined to be incorrect in any material respect in a manner that

30

CONFIDENTIAL TREATMENT REQUESTED
would result in a lower Average Daily Excess Availability, Agent may increase the Unused Line Margin retroactively to the beginning of the relevant quarter to the extent that such error caused the applicable Unused Line Margin to be less than the Unused Line Margin that would have been in effect if the error was not made.
          “Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.
          “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
          “WFF” means Wells Fargo Foothill, LLC, a Delaware limited liability company.

31

CONFIDENTIAL TREATMENT REQUESTED
Schedule 3.1
     The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:
          (a) Agent shall have received, in form and substance satisfactory to Agent, and reviewed to its satisfaction, UCC, tax lien, litigation, bankruptcy and intellectual property searches from all offices that Agent deems appropriate in its sole discretion;
          (b) Agent shall have received a letter duly executed by each Borrower and each Guarantor authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents;
          (c) Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;
          (d) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:
               (i) the Controlled Account Agreements,
               (ii) the Control Agreements,
               (iii) the Security Agreement,
               (iv) a disbursement letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent,
               (v) the Fee Letter,
               (vi) the Guaranty,
               (vii) the Intercompany Subordination Agreement,
               (viii) the Copyright Security Agreement,
               (ix) the Patent Security Agreement,
               (x) the Trademark Security Agreement, and
               (xi) a letter, in form and substance satisfactory to Agent, from Silicon Valley Bank (“Existing Lender”) to Agent respecting the amount necessary to repay in full all of the obligations of Parent and its Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Parent and its Subsidiaries, together with termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Parent and its Subsidiaries;

CONFIDENTIAL TREATMENT REQUESTED
          (e) Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;
          (f) Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;
          (g) Agent shall have received a certificate of status with respect to each Loan Party, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;
          (h) Agent shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;
          (i) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.6, the form and substance of which shall be satisfactory to Agent;
          (j) With respect to each leased location of the Loan Parties located in the United States, Agent shall have either (i) received a Collateral Access Agreement with respect to such location, or (ii) imposed a three month rent reserve against Availability for such location (or such lesser amount as agreed to by Agent in its sole discretion);
          (k) Agent shall have received an opinion of Borrowers’ and Guarantors’ counsel in form and substance satisfactory to Agent;
          (1) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;
          (m) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Parent’s and its Subsidiaries’ books and records and verification of Borrowers’ and Guarantors’ representations and warranties to Lender Group, the results of which shall be satisfactory to Agent, and (ii) if requested by Agent, an inspection of each of the locations where Borrowers’ Inventory and Equipment is located, the results of which shall be satisfactory to Agent;
          (n) Agent shall have received completed reference checks with respect to each Borrower’s and each Guarantor’s senior management, the results of which are satisfactory to Agent in its sole discretion;
          (o) Agent shall have received an appraisal of the Liquidation Percentage applicable to Parent’s and its Subsidiaries’ Inventory and an appraisal of Parent’s and its Subsidiaries’ Equipment, the results of which shall be satisfactory to Agent;
          (p) Agent shall have received a set of Projections of Parent and its Subsidiaries for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent;

CONFIDENTIAL TREATMENT REQUESTED
          (q) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;
          (r) Agent shall have received a Borrowing Base Certificate, in form and substance satisfactory to Agent;
          (s) Agent shall have received a true, correct, and complete copy of each Material Contract;
          (t) Each Loan Party shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by such Loan Party of the Loan Documents or with the consummation of the transactions contemplated thereby;
          (u) Agent shall have received evidence, in form and substance satisfactory to Agent, confirming that the credit insurance limits provided by American International Group, Inc. and Foreign Credit Insurance Association are sufficient to cover the Eligible Credit Insured Accounts;
          (v) Agent shall have received consolidated financial statements of Parent and its Subsidiaries for the fiscal month ending August 30, 2009, in form and substance satisfactory to Agent.
          (w) Agent shall have received evidence that Borrowers have implemented an electronic reporting system satisfactory to Agent;
          (x) With respect to each of the following financing statements, Agent shall have either (i) received evidence, in form and substance satisfactory to Agent, that such financing statement has been amended, such amendment to be in form and substance satisfactory to Agent, or (ii) imposed a reserve against Availability in an amount equal to the amount of outstanding obligations owing to the applicable secured party, or such lesser amount as Agent shall determine in its Permitted Discretion: (A) financing statement filed by Banc of America Leasing & Capital LLC on December 29, 2005, with the Delaware Secretary of State, bearing filing number 60041566, (B) financing statement filed by Banc of America Leasing and Capital LLC on April 27, 2006, with the Delaware Secretary of State, bearing filing number 61416601, (C) financing statement filed by CIT Technology Financing Services, Inc. on September 2, 2008, with the Delaware Secretary of State, bearing filing number 20082965976, and (D) financing statement filed by CIT Technology Financing Services, Inc. on October 7, 2008, with the Delaware Secretary of State, bearing filing number 20083389887;
          (y) the Closing Date shall occur on or before October 30, 2009; and
          (z) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.1 (a)
Due Organization and Qualification; Subsidiaries
     Finisar Sales Inc.’s qualification to do business in the State of California has been forfeited for failure to file and pay franchise taxes. Payment of such taxes has been made but it will take the Franchise Tax Board a couple weeks to bring the entity back into good standing.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.1(b)
Authorized and Outstanding Stock; Other Securities

Borrower	Authorized Stock	Outstanding Stock
Finisar Corporation	Preferred Stock: 5,000,000	0
	Common Stock: 750,000,000	64,644,961 (as of 9/2/09)
Optium Corporation	Common Stock: 1,000	1,000
     As of August 2, 2009, 72,615,929 shares of Finisar’s common stock were subject to outstanding option grants under Finisar’s stock option plans.
     As of August 2, 2009, 7,316,301 shares of Finisar’s common stock were subject to unvested RSUs outstanding under Finisar’s employee stock plans.
     As of August 2, 2009, there were outstanding warrants to purchase 303,686 shares of Finisar’s common stock.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.1(c)
Direct and Indirect Subsidiaries

	Authorized
Name of Subsidiary	Stock/Units	Outstanding Stock/Units; % Ownership
AZNA LLC	N/A	36,406,154; 100%
Finisar Shanghai, Inc.	14,150,000	10,300,000; 100%
Finisar Malaysia Sdn Bhd	500,000,000	133,000,000; 100%
Finisar Singapore Pte. Ltd.	20,000,000	2,850,000; 100%
Finisar Sales Inc.	1,000	1,000; 100%
Finisar Japan Ltd.	1,000	1,000; 100%
Finisar Hong Kong Ltd.	100	100; 100%
Optium Corporation	1,000	1,000; 100%
Finisar Australia Pty Limited	37,964,793	37,964,793; 100%
The Waveshaper Company	1	1; 100%
Kailight Photonics, Inc.	100	100; 100%
Finisar Israel Ltd.	269,252	269,252; 100%
(1) Finisar Technology India Pte. Ltd.	10,000	10,000; 100%

(1)	Finisar Corporation owns 9,999 shares and Finisar Singapore owns 1 share.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.6(a)
Subsidiaries; Jurisdiction of Organization

AZNA LLC, a Delaware limited liability company
Finisar Shanghai, Inc., a corporation organized under the laws of Shanghai, the People’s Republic of China
Finisar Malaysia Sdn Bhd, a Malaysia corporation
Finisar Singapore Pte. Ltd., a Singapore corporation
Finisar Sales Inc., a Delaware corporation
Finisar Japan Ltd., a Japanese corporation
Finisar Hong Kong Ltd., a corporation organized under the laws of Hong Kong
Optium Corporation, a Delaware corporation
Finisar Australia Pty Limited, an Australia corporation
The Waveshaper Company, an Australia corporation
Kailight Photonics, Inc., a Delaware corporation
Finisar Israel Ltd., an Israel corporation
Finisar Technology India Pte. Ltd., an India corporation

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.6(b)
Location of Chief Executive Office

Company Name	Chief Executive Office
AZNA LLC	36 Jonspin Rd.
Wilmington, MA 01887
Finisar Shanghai, Inc.	No. 66 Huiqing Rd.
East Zhangjiang Hi-Tech Park
Shanghai China 201201
Finisar Malaysia Sdn Bhd	Plot 1 Kinta Free Industrial Zone,
Off Jalan Tunku Abdul Rahman,
31200 Chemor, Perak, Malaysia
Finisar Singapore Pte. Ltd.	10, Ang Mo Kio Street 65
#05-01/02 Techpoint
Singapore 569059
Finisar Sales Inc.	1389 Moffett Park Drive
Sunnyvale, CA 94089-1134
Finisar Japan Ltd. (KK)	15 Mitsuiki Blvd
2-Chrome 15-13 Miyamachi
Fuchu-shi, Tokyo, Japan
183-0023
Finisar Hong Kong Ltd.	21/F ICBC Tower, Citibank Plaza
3 Garden Road; Hong Kong
Optium Corporation	200 Precision Road
Horsham, PA 19044
Finisar Corporation	1389 Moffett Park Drive
Sunnyvale, CA 94089-1134
Finisar Australia Pty Limited	244 Young Street
Waterloo, NSW 2017
Australia
The Waveshaper Company	244 Young Street
Waterloo, NSW 2017
Australia
Kailight Photonics, Inc.	1389 Moffett Park Drive
Sunnyvale, CA 94089-1134
Finisar Israel Ltd.	3 Golda Meir St.
Lev Hakongresim, Nitzan Building
Nes-Ziona Science Industrial Park
P.O. Box 4102
Nes Ziona 74140
Israel
Finisar Technology India Pte. Ltd.	Finisar Technology India Pvt. Ltd
Unit #01-01, Block 1 A, Cyber Pearl,
Hi-Tech City, Madhapur
Hyderabad—500 081
India

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.6(c)
Tax and Organizational Numbers

Company Name	Tax Identification Number	Organizational Identification No.
AZNA LLC	65-1202146	3550810
Finisar Corporation	94-3038428	3090879
Finisar Sales Inc.	71-0968550	3751327
Optium Corporation	59-3684497	3283255
Kailight Photonics, Inc.	51-0411115	3289946
Finisar Shanghai, Inc.	N/A	N/A
Finisar Malaysia Sdn Bhd	N/A	N/A
Finisar Singapore Pte. Ltd.	N/A	N/A
Finisar Sales Inc.	N/A	N/A
Finisar Japan Ltd. (KK)	N/A	N/A
Finisar Hong Kong Ltd.	N/A	N/A
Finisar Australia Pty Limited	N/A	N/A
The Waveshaper Company	N/A	N/A
Kailight Photonics, Inc.	N/A	N/A
Finisar Israel Ltd.	N/A	N/A
Finisar Technology India Pte. Ltd.	N/A	N/A

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.6(d)
Commercial Tort Claims
     DirecTV Litigation
     On April 4, 2005, Finisar filed an action for patent infringement in the United States District Court for the Eastern District of Texas against the DirecTV Group, Inc., DirecTV Holdings, LLC, DirecTV Enterprises, LLC, DirecTV Operations, LLC, DirecTV, Inc., and Hughes Network Systems, Inc. (collectively, “DirecTV”). The lawsuit involves Finisar’s U.S. Patent No. 5,404,505, or the ‘505 patent, which relates to technology used in information transmission systems to provide access to a large database of information. On June 23, 2006, following a jury trial, the jury returned a verdict that Finisar’s patent had been willfully infringed and awarded Finisar damages of $78,920,250. In a post-trial hearing held on July 6, 2006, the Court determined that, due to DirecTV’s willful infringement, those damages would be enhanced by an additional $25 million. Further, the Court awarded Finisar pre-judgment interest on the jury’s verdict and court costs in the aggregate amount of approximately $13.5 million. The Court denied Finisar’s motion for injunctive relief, but ordered DirecTV to pay a compulsory ongoing license fee to Finisar at the rate of $1.60 per set-top box activated by or on behalf of DirecTV for the period beginning June 16, 2006 through the duration of the patent, which expires in April 2012.
     DirecTV appealed to the United States Court of Appeals for the Federal Circuit. In its appeal, DirecTV raised issues related to claim construction, infringement, invalidity, willful infringement and enhanced damages. Finisar cross-appealed raising issues related to the denial of Finisar’s motion for a permanent injunction, the trial court’s refusal to enhance future damages for willfulness and the trial court’s determination that some of the asserted patent claims are invalid. The appeals were consolidated.
     On April 18, 2008, the appeals court issued its decision affirming in part, reversing in part, and remanding the case for further proceedings before the trial court in Texas. Specifically, the appeals court ruled that the lower court’s interpretation of some of the patent claim terms was too broad and issued its own, narrower interpretation of those terms. The appeals court also determined that one of the seven patent claims (Claim 16) found infringed by the jury was invalid, that DirecTV’s infringement of the ‘505 patent was not willful, and that the trial court did not err in its determination that various claims of the ‘505 patent were invalid for indefiniteness. As a result, the judgment, including the compulsory license, was vacated and the case was remanded to the trial court to reconsider infringement and validity of the six remaining patent claims and releasing to DirecTV the escrow funds it had deposited.
     On July 11, 2008, the United States District Court for the Northern District of California issued an order in the Comcast lawsuit described below in which it held that one of the claims of the ‘505 patent, Claim 25, is invalid. The order in the Comcast lawsuit also, in effect, ruled invalid a related claim, Claim 24, which is one of the six remaining claims of the ‘505 patent that were returned to the trial court for retrial in the DirectTV lawsuit.

CONFIDENTIAL TREATMENT REQUESTED
     On December 1, 2008, both parties filed motions for summary judgment on the issue of validity in the trial court. On May 19, 2009, the Court granted DirecTV’s motions for summary judgment and entered final judgment in the case in favor of DirecTV. Finisar is appealing this ruling.
CS Clean Litigation
     On May 25 2007, an explosion occurred at Finisar’s facility located at 41762 Christy Street, Fremont, California. Finisar believes the cause of the explosion was a dry scrubber canister manufactured by CS Clean. Finisar contends the post-explosion analysis establishes that CS Clean failed to properly perform: (1) a risk assessment of the oxidation process and (2) failed to design against the obvious hazards in the process (e.g. hydrogen gas leaking into the piping resulting in an explosion). The canister explosion blew the top of the canister off and ejected about a third of the chemisorb media across an area approximately 10 ft by 30 ft. This material was contaminated with arsenic and phosphorus. Finisar incurred $274,042 for the repair and replacement of the scrubber unit and associated facilities, as well as the clean up and testing of the contaminated areas. Finisar also sustained a loss of buffer inventory of wafers while production was shut down due to the explosion resulting in further damages in the amount of $173,889.42.
     Finisar’s insurance carrier, Zurich American Insurance Company, investigated the loss and after adjusting the damages made payments in the amount of $165,809.95 to Finisar. Finisar’s insurance policies contained deductibles which totaled $190,000 for the property damage and business interruption losses. Finisar and Zurich American have entered into a joint prosecution agreement and a Complaint has been filed in Alameda County Superior Court (Case No. HG09453828) to recover for Zurich the monies paid to Finisar, and to recover for Finisar the uninsured portion of the loss. Under the agreement, Finisar will pay a 28% contingency fee on any recovery. All pre-recovery costs incurred in the matter will be paid by Zurich American. Finisar will reimburse Zurich American its pro-rata share of the costs only if there is a successful recovery.
     Discovery is under way in the matter. No trial date has been set. It is expected that the case will be ordered to some form of ADR at the Case Management Conference scheduled on Oct. 6, 2009.
JDSU Arbitrarion Demand
     In connection with the sale of Finisar’s Network Tools Division to JDSU, the parties entered into a covenant not to sue and settlement agreement. Finisar believes JDSU is in breach of this agreement by, among other things, maintaining its suit against Optium Corporation (“Optium”) in the JDSU/Emcore matter described below. Finisar is pursuing claims in this regard under the alternative dispute resolution provisions of the covenant not to sue and settlement agreement.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.7(b)
Litigation
Securities Class Action
     A securities class action lawsuit was filed on November 30, 2001 in the United States District Court for the Southern District of New York, purportedly on behalf of all persons who purchased Finisar’s common stock from November 17, 1999 through December 6, 2000. The complaint named as defendants Finisar, Jerry S. Rawls, its President and Chief Executive Officer, Frank H. Levinson, its former Chairman of the Board and Chief Technical Officer, Stephen K. Workman, its Senior Vice President and Chief Financial Officer, and an investment banking firm that served as an underwriter for Finisar’s initial public offering in November 1999 and a secondary offering in April 2000. The complaint, as subsequently amended, alleges violations of Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(b) of the Securities Exchange Act of 1934, on the grounds that the prospectuses incorporated in the registration statements for the offerings failed to disclose, among other things, that (i) the underwriter had solicited and received excessive and undisclosed commissions from certain investors in exchange for which the underwriter allocated to those investors material portions of the shares of Finisar’s stock sold in the offerings and (ii) the underwriter had entered into agreements with customers whereby the underwriter agreed to allocate shares of Finisar’s stock sold in the offerings to those customers in exchange for which the customers agreed to purchase additional shares of Finisar’s stock in the aftermarket at pre-determined prices. No specific damages are claimed. Similar allegations have been made in lawsuits relating to more than 300 other initial public offerings conducted in 1999 and 2000, which were consolidated for pretrial purposes. In October 2002, all claims against the individual defendants were dismissed without prejudice. On February 19, 2003, the Court denied defendants’ motion to dismiss the complaint.
     In July 2004, Finisar and the individual defendants accepted a settlement proposal made to all of the issuer defendants. Under the terms of the settlement, the plaintiffs would dismiss and release all claims against participating defendants in exchange for a contingent payment guaranty by the insurance companies collectively responsible for insuring the issuers in all related cases, and the assignment or surrender to the plaintiffs of certain claims the issuer defendants may have against the underwriters. Under the guaranty, the insurers would have been required to pay the amount, if any, by which $1 billion exceeds the aggregate amount ultimately collected by the plaintiffs from the underwriter defendants in all the cases. If the plaintiffs failed to recover $1 billion and payment was required under the guaranty, Finisar would have been responsible to pay its pro rata portion of the shortfall, up to the amount of the self-insured retention under its insurance policy, which could have been up to $2 million. The Court gave preliminary approval to the settlement in February 2005. Before the Court issued a final decision on the settlement, on December 5, 2006, the United States Court of Appeals for the Second Circuit vacated the class certification of plaintiffs’ claims against the underwriters in six cases designated as focus or test cases. Thereafter, the parties withdrew the settlement.
     In February 2009, the parties reached an understanding regarding the principal elements of a settlement, subject to formal documentation and Court approval. On June 10, 2009, the

CONFIDENTIAL TREATMENT REQUESTED
Court granted preliminary approval of the settlement and on September 10, 2009 took the settlement under advisement pending final approval of the settlement terms. Under the new proposed settlement, the underwriter defendants will pay a total of $486 million, and the issuer defendants and their insurers will pay a total of $100 million to settle all of the cases. On August 25, 2009, Finisar funded approximately $327,000 with respect to its pro rata share of the issuers’ contribution to the settlement and certain costs. This amount was accrued in the financial statements for the quarter ended August 2, 2009 and recorded as operating expense. The company has director and officer liability insurance but there is a retention amount applicable to this litigation.
JDSU/Emcore Patent Litigation
     Litigation is pending with JDS Uniphase Corporation and Emcore Corporation with respect to certain cable television transmission products acquired in connection with Finisar’s acquisition of Optium Corporation. On September 11, 2006, JDSU and Emcore filed a complaint in the United States District Court for the Western District of Pennsylvania alleging that Finisar’s 1550 nm HFC externally modulated transmitter used in cable television applications, in addition to possibly “products as yet unidentified,” infringes on two U.S. patents. On March 14, 2007, JDSU and Emcore filed a second complaint in the United States District Court for the Western District of Pennsylvania alleging that Finisar’s 1550 nm HFC quadrature amplitude modulated transmitter used in cable television applications, in addition to possibly “products as yet unidentified,” infringes on another U.S. patent. The plaintiffs are seeking for the court to declare that Optium has willfully infringed on such patents and to be awarded up to three times the amount of any compensatory damages found, if any, plus any other damages and costs incurred. Finisar has answered both of these complaints denying that it has infringed any of the asserted patents and asserting that those patents are invalid. On December 10, 2007, Finisar filed a complaint in the United States District Court for the Western District of Pennsylvania seeking a declaration that the patents asserted against Finisar’s HFC externally modulated transmitter are unenforceable due to inequitable conduct committed by the patent applicants and/or the attorneys or agents during prosecution.
     On February 18, 2009, the Court granted JDSU’s and Emcore’s motion for summary judgment dismissing Finisar’s declaratory judgment action on inequitable conduct. Finisar has appealed this ruling. The court has consolidated the remaining two actions and has scheduled a single trial to begin October 19, 2009. Finisar is unable to determine the ultimate outcome of this litigation. The current claim is for $9.9 million in damages, but Finisar’s ultimate liability could be greater because Finisar might have to be pay pre-judgment interest and other damage enhancements if, for example, the Court finds that Finisar acted willfully. The potential liability for this matter is not covered by insurance.
U.S. Bank Litigation
     U.S. Bank Trust National Association (“Trustee”), as trustee for various convertible subordinated notes issued by Finisar, claimed that Finisar committed an “Event of Default” under the notes by failing to file with the Securities and Exchange Commission the October 2006 and January 2007 reports on Form 10-Q, as well as the 2007 annual report on Form 10-K. Finisar

CONFIDENTIAL TREATMENT REQUESTED
filed two suits for declaratory relief against Trustee. On August 25, 2008, the Court denied Trustee’s motion for summary judgment under the second suit and granted Finisar’s motion for summary judgment, in part, ruling that Finisar had not defaulted under the indentures governing the notes but that Finisar should pay Trustee’s reasonable fees. On November 21, 2008, the Court awarded Finisar all its fees and limited Trustee’s fees to offset against Finisar’s fees, plus $300,000 already paid by Finisar to Trustee previously. Effectively, the awards canceled each other out. Finisar and Trustee each have appealed all rulings on fee awards. Appeal briefing is complete, but Trustee is expected to amend its final brief to correct an inaccuracy. Oral argument is not expected to occur until late 2010 or early 2011. If the Court rules in favor of the Trustees, the potential liability for Finisar could be approximately $700,000, which would not be covered by insurance.
Stock Option Derivative Litigation
     Finisar has been named as a nominal defendant in several purported shareholder derivative lawsuits concerning the granting of stock options. These cases have been consolidated into two proceedings pending in federal and state courts in California. The plaintiffs in all of these cases have alleged that certain current or former officers and directors of Finisar caused it to grant stock options at less than fair market value, contrary to Finisar’s public statements (including statements in Finisar’s financial statements), and that, as a result, those officers and directors are liable to Finisar. No specific amount of damages has been alleged and, by the nature of the lawsuits no damages will be alleged, against Finisar. On May 22, 2007, the state court granted Finisar’s motion to stay the state court action pending resolution of the consolidated federal court action. On August 28, 2007, Finisar and the individual defendants filed motions to dismiss the complaint which were granted on January 11, 2008. On May 12, 2008, the plaintiffs filed a further amended complaint in the federal court action. On July 1, 2008, Finisar and the individual defendants filed motions to dismiss the amended complaint. On September 22, 2009, the Court granted the motions to dismiss, although the court’s order remains subject to possible appeal. Should the plaintiffs appeal the dismissal, Finisar would continue to incur legal fees, including expenses for the reimbursement of legal fees of present and former officers and directors under indemnification obligations. The expense of continuing to defend such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and these actions may divert management’s attention from the day-to-day operations of Finisar’s business, which could adversely affect Finisar’s business, results of operations and cash flows. The company has director and officer liability insurance but there is a retention amount applicable to this litigation.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.8
Compliance with Laws
Export Compliance
     During mid-2007, Optium Corporation (“Optium”) became aware that certain of its analog RF over fiber products may, depending on end use and customization, be subject to the International Traffic in Arms Regulations, or ITAR. Accordingly, Optium filed a detailed voluntary disclosure with the United States Department of State describing the details of possible inadvertent ITAR violations with respect to the export of a limited number of certain prototype products, as well as related technical data and defense services. Optium may have also made unauthorized transfers of ITAR-restricted technical data and defense services to foreign persons in the workplace. Additional information has been provided upon request to the Department of State with respect to this matter. In late 2008, a grand jury subpoena from the office of the U.S. Attorney for the Eastern District of Pennsylvania was received requesting documents from 2005 through the present referring to, relating to or involving the subject matter of the above referenced voluntary disclosure and export activities.
     While the Department of State encourages voluntary disclosures and generally affords parties mitigating credit under such circumstances, the Company nevertheless could be subject to continued investigation and potential regulatory consequences ranging from a no-action letter, government oversight of facilities and export transactions, monetary penalties, and in extreme cases, debarment from government contracting, denial of export privileges and criminal sanctions, any of which would adversely affect the Company’s results of operations and cash flow. The Department of State and U.S. Attorney inquiries may require the Company to expend significant management time and incur significant legal and other expenses. The Company cannot predict how long it will take or how much more time and resources it will have to expend to resolve these government inquiries, nor can it predict the outcome of these inquiries.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.11
Employee Benefits
Finisar’s 401(k) Plan

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.13
Intellectual Property
COPYRIGHTS

Registration
Title of Work	Owner	Nature of Work	Number
Finisar SFP+ Bail Mechanism	Finisar Corporation	Mechanical Drawing	VA 1-412-421
Finisar SFP+ Bail Mechanism, Revised Version	Finisar Corporation	Mechanical Drawing	VA 1-418-372
Finisar SFP+ Generic Bail Assembly Animation	Finisar Corporation	Audiovisual	PA 1-387-642
Infinity & 41 other titles; software programs	Finisar Corporation	Recorded Document	V3484D877P1-3
CFP Mechanical Platform Thumbscrew Based Design	Finisar Corporation	Visual Material	VA 1-662-063
CFP Module Connector Shielded 146 Pin Plug	Finisar Corporation	Mechanical Drawing	Still pending (filed 2/11/08)
TRADEMARKS

		Application/
		Registration
Country	Mark	No.	Status	Owner
Australia	FINISAR	883801	Registered	Finisar Corporation
Australia	OPTIBOX	1027165	Registered	Finisar Corporation
Canada	ADVANTILAZE	1302930	Published	Finisar Corporation
Canada	FINISAR	TMA594960	Registered	Finisar Corporation
Canada	FINISAR (Stylized)	1237036	Pending	Finisar Corporation
Canada	NETWISDOM	TMA678065	Registered	Finisar Corporation
Canada	OPTIBOX	1235339	Pending	Finisar Corporation
Canada	OPTILLION	TMA654453	Registered	Optillion AB
China	ADVANTILAZE	5382517	Published	Finisar Corporation
China	CML	5658333	Pending	Finisar Corporation

CONFIDENTIAL TREATMENT REQUESTED

		Application/
		Registration
Country	Mark	No.	Status	Owner
China	FINISAR	1983210	Registered	Finisar Corporation
China	FINISAR (in Chinese Characters)	6518035	Pending	Finisar Corporation
China	FINISAR in Pin-yin	6518035	Pending	Finisar Corporation
China	OPTIBOX	433836	Registered	Finisar Corporation
China		6456920	Pending	Finisar Corporation
China	Lei She Wei Er	6456919	Pending	Finisar Corporation
China	LASERWIRE	6540168	Pending	Finisar Corporation
China		A0012838	Pending	Finisar Corporation
China		6558111	Pending	Finisar Corporation
China	QUAD WIRE	6999480	Pending	Finisar Corporation
China	C-WIRE	6999479	Pending	Finisar Corporation
China	FEINISA	6158035	Pending	Finisar Corporation
Community Trademark	LASERWIRE	006535091	Pending	Finisar Corporation
Community Trademark		6999601	Registered	Finisar Corporation
Community Trademark		7000466	Registered	Finisar Corporation
Community Trademark	QUADWIRE	7309561	Pending	Finisar Corporation
Community Trademark	C-WIRE	7307655/7307655	Registered	Finisar Corporation

CONFIDENTIAL TREATMENT REQUESTED

		Application/
		Registration
Country	Mark	No.	Status	Owner
Community Trademark		8474983	Pending	Finisar Corporation
European Union	ADVANTILAZE	5099767	Registered	Finisar Corporation
European Union	FINISAR	2308492	Registered	Finisar Corporation
European Union	FINISAR (Stylized)	1422693	Registered	Finisar Corporation
European Union	GREENWAVE	6993356	Pending	Finisar Corporation
European Union	NETWISDOM	3489961	Registered	Finisar Corporation
European Union	OPTIBOX	5477211	Registered	Finisar Corporation
European Union	OPTIBOX	4101812	Registered	Finisar Corporation
Germany	FINISAR	30239254	Registered	Finisar Corporation
Germany	HIT HYBRID INTEGRATION TECHNOLOGY	30119360	Registered	Finisar Corporation
Germany	iSFF	30368302	Registered	Infineon Technologies AG
Germany	iSFP	30309682	Registered	Infineon Technologies AG
Germany	iSFP.5	3039683	Registered	Infineon Technologies AG
Germany	SEMILAS	30119361	Registered	Finisar Corporation
Hong Kong	FINISAR	200201819	Registered	Finisar Corporation
Hong Kong	FINISAR (Stylized)	300316034	Registered	Finisar Corporation
Hong Kong	OPTIBOX	300308646	Registered	Finisar Corporation
India	FINISAR	1031890	Registered	Finisar Corporation
India	FINISAR (Stylized)	1320048	Published	Finisar Corporation

CONFIDENTIAL TREATMENT REQUESTED

		Application/
		Registration
Country	Mark	No.	Status	Owner
India	OPTIBOX	494216	Registered	Finisar Corporation
India	LASERWIRE	1633254	Pending	Finisar Corporation
International Registration (Madrid Protocol)	FINISAR (Stylized)	872544	Registered	Finisar Corporation
International Registration (Madrid Protocol)	iSFF	823978	Registered	InterSan, Inc.
International Registration (Madrid Protocol)	iSFP	808546	Registered	InterSan, Inc.
International Registration (Madrid Protocol)	iSFP.5	808545	Registered	Finisar Corporation
International Registration (Madrid Protocol)		A0012838/969467	Registered	Finisar Corporation
International Registration (Madrid Protocol)		A0017038	Pending	Finisar Corporation
Israel	FINISAR	150825	Registered	Finisar Corporation
Israel	FINISAR (Stylized)	176070	Registered	Finisar Corporation
Israel	OPTIBOX	175805	Registered	Finisar Corporation
Japan	FINISAR	4624070	Registered	Finisar Corporation
Japan	INTERSAN	4628039	Registered	Finisar Corporation
Japan	NETWISDOM	4787559	Registered	Finisar Corporation
Japan	OPTIBOX	4873318	Registered	Finisar Corporation
Japan	OPTIBOX	5096770	Registered	Finisar Corporation

CONFIDENTIAL TREATMENT REQUESTED

		Application/
		Registration
Country	Mark	No.	Status	Owner
Japan	PACKETMAKER	2007117432	Pending	Finisar Corporation
Japan	PATHLINE	4617559	Registered	Finisar Corporation
Japan	LASERWIRE	2008-8546/5152679	Registered	Finisar Corporation
Japan		A0012838/969647	Protected	Finisar Corporation
Japan	Loserwire	2008-8545/5152678	Registered	Finisar Corporation
Japan	QUAD WIRE	2008-83197	Pending	Finisar Corporation
Japan	C-WIRE	2008-83196	Pending	Finisar Corporation
Japan		A0017038	Pending	Finisar Corporation
Korea (Republic Of)	FINISAR	514089	Registered	Finisar Corporation
Korea (Republic Of)	OPTIBOX	732032	Registered	Finisar Corporation
Korea (Republic Of)	OPTIBOX	621911	Registered	Finisar Corporation
Malaysia	FINISAR	200109862	Registered	Finisar Corporation
Malaysia	FINISAR (Stylized)	04017626	Registered	Finisar Corporation
Malaysia	OPTIBOX	06021092	Registered	Finisar Corporation
Malaysia	OPTIBOX	04016682	Registered	Finisar Corporation
Mexico	FINISAR	728707	Registered	Finisar Corporation
Mexico	FINISAR (Stylized)	906692	Registered	Finisar Corporation
Mexico	OPTIBOX	908812	Registered	Finisar Corporation
New Zealand	FINISAR	642330	Registered	Finisar Corporation

CONFIDENTIAL TREATMENT REQUESTED

		Application/
		Registration
Country	Mark	No.	Status	Owner
New Zealand	FINISAR (Stylized)	721174	Registered	Finisar Corporation
New Zealand	OPTIBOX	720534	Registered	Finisar Corporation
Norway	FINISAR	213811	Registered	Finisar Corporation
Norway	OPTIBOX	229379	Registered	Finisar Corporation
Singapore	FINISAR	T011459D	Registered	Finisar Corporation
Singapore	OPTIBOX	T0418617J	Registered	Finisar Corporation
Taiwan	ADVANTILAZE	1262624	Registered	Finisar Corporation
Taiwan	FINISAR	1015016	Registered	Finisar Corporation
Taiwan	FINISAR (Stylized)	1170702	Registered	Finisar Corporation
Taiwan	OPTIBOX	1175285	Registered	Finisar Corporation
United States	CHIRP MANAGED LASER CML	78581537/ 3,652,639	Registered	Finisar Corporation (via recorded assignment)
United States	CML	78861126/ 3,659,447	Registered	Finisar Corporation (via recorded assignment)
United States	CROSS CAVITY	2660447	Lapsed	Finisar Corporation (via recorded assignment)
United States	FINISAR	1819741	Registered	Finisar Corporation
United States	FINISAR (Stylized)	2959881	Registered	Finisar Corporation
United States	GREENWAVE	77055795	Lapsed	Finisar Corporation
United States	INTERSAN and Design	2593083	Lapsed	InterSAN, Inc.

CONFIDENTIAL TREATMENT REQUESTED

		Application/
		Registration
Country	Mark	No.	Status	Owner
United States	IPBC	2847995	Registered	Finisar Corporation (via recorded assignment
United States	iSFF	3046254	Registered	Finisar Corporation (via recorded assignment
United States	iSFP	2884299	Registered	Infineon Technologies AG
United States	iSFP.5	2916179	Registered	Infineon Technologies AG
United States	KODEOS	3205601	Registered	Kodeos Communications, Inc.
United States	LASERWIRE (Stylized)	77362867	Published	Finisar Corporation
United States	LASERWIRE THE CLEAR CHOICE OVER COPPER & Design	77362888	Published	Finisar Corporation
United States	NETWISDOM	3030217	Registered	Finisar Corporation
United States	OPTIBOX	3607531	Registered	Finisar Corporation
United States	PHASE CORRELATED AMPLITUDE MODULATION PCAM	78475601	Lapsed	Finisar Corporation (via recorded assignment)
United States	STABILAZE	2697627	Registered	Finisar Corporation (via recorded assignment)
United States	LASERWIRE	3,637,382	Registered	Finisar Corporation
United States		77/362,861/3,599,721	Registered	Finisar Corporation

CONFIDENTIAL TREATMENT REQUESTED

Application/
Registration
Country	Mark	No.	Status	Owner
United States		77/362,867	Allowed	Finisar Corporation
United States	THE CLEAR CHOICE OVER COPPER	77/362,881	Allowed	Finisar Corporation
United States		77/362,888	Allowed	Finisar Corporation
United States	QUAD WIRE	77/447,484	Allowed	Finisar Corporation
United States	C-WIRE	77/447,545	Allowed	Finisar Corporation
United States		77/783,641	Pending	Finisar Corporation
PATENTS
See Annex 4.13.
LICENSES
License, Settlement and Release Agreement, by and between Picolight, Inc. and Honeywell Intellectual Properties, Inc. (via its VCSEL Optical Products business), dated November 20, 2003.
License Agreement, by and between Board of Trustees of the Univ. of Illinois and Honeywell, dated February 22, 2000
Finisar License and Development Agreement, by and between Finisar and SliceX, Inc., dated April 7, 2003.
Intellectual Property Agreement with Amendment No. 1, by and between Finisar and Sensors Acquisition Corp., dated October 15, 2002.
Settlement Agreement, by and between Finisar/Stratos Lightware and Methode Electronics
Patent and Know-How-License Agreement, by and between Finisar and Scientific-Atlanta, dated April 18, 2005.
Confidential/Limited Disclosure Reseller Agreement, by and between Finisar and Scientific-Atlanta, dated April 22, 2004.

CONFIDENTIAL TREATMENT REQUESTED
License Agreement, by and between Finisar and Sumitomo Electronic Ind., ExceLight Communications, dated June 5, 2002.
License Agreement, by and between Advanced Optical Components (a division of Finisar) and Matrix, Inc., dated January 1, 2005.
License Agreement Between Finisar and Fiberxon, by and between Finisar and Fiberxon, dated August 24, 2004.
Loan Agreement, by and between Finisar and Kaunas Mixed-Signal Design
Final Settlement Agreement, by and between Finisar, Agilent Technologies Inc. and Verify Pte Ltd.
2006 Patent Cross-License Agreement, by and between Finisar and Avago/Finisar, dated June 9, 2006.
License Agreement, by and between Finisar and Avago, dated October 9, 2007.
License Agreement, by and between Finisar and Cisco Systems, Inc., dated March 3, 2007.
License Agreement, by and between Finisar and Fourte Design and Development, LLC, dated October 8, 2007.
Non-Disclosure Agreement, by and between Finisar and Philips Lighting, dated October 14, 2006.
License and Non-Disclosure Agreement, by and between Finisar and Philips Lighting, dated July 1, 2006.
Development Agreement, by and between Finisar and National Semiconductor Corp., dated May 5, 2003.
Technology License Agreement, by and between Finisar and Koninklijke Philips Electronics, dated March 1, 2004.
Agreements for Assignment of Patents, by and between Finisar and Sensors Unlimited, dated June 17, 2005.
Non-Exclusive License Agreement, by and between Finisar and Yamaichi Electronics, Co., Ltd., dated August 24, 2009.
Covenant Not to Sue and Settlement Agreement, by and between Finisar and JDS Uniphase Corporation, dated July 15, 2009
Trademark License Agreement, by and between Finisar and Lynx Technologies Pty Ltd., dated March 19, 2007

CONFIDENTIAL TREATMENT REQUESTED
Annex 4.13
Patents
See attached.

CONFIDENTIAL TREATMENT REQUESTED
U.S. Patents and Patent Applications

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Australia Pty Ltd	Optical Communication Systems	7,447,401	2/28/2005
Finisar Australia Pty Ltd	Tunable Wavelength Multiplexer	6,901,175	2/28/2002
Finisar Australia Pty Ltd	Dual-Source Optical Wavelength Processor	7,397,980	6/14/2004
Finisar Australia Pty Ltd	Optical Calibration System And Method	7,457,547	11/8/2004
Finisar Australia Pty Ltd	[****]	[****]	7/27/2009
Finisar Corporation	Electrically Tunable Semiconductor Laser with Ridge Waveguide	4,984,576	11/3/1989
Finisar Corporation	Tunable Semiconductor Laser	5,008,893	12/15/1990
Finisar Corporation	Optical Interface For Communicating Optical Transceiver Status Information	11/256,506	10/21/2005
Finisar Corporation	[****]	[****]	01/12/2007
Finisar Corporation	[****]	[****]	10/05/2006
Finisar Corporation	[****]	[****]	08/07/2007
Finisar Corporation	[****]	[****]	08/01/2007
Finisar Corporation	Semiconductor Laser Diode Controller and Laser Diode Biasing Control Method	5,019,769	9/14/1990
Finisar Corporation	Intelligent Fiberoptic Transmitters And Methods Of Operating And Manufacturing The Same	5,812,572	7/1/1996
Finisar Corporation	Turnable Distributed Feedback Laser	5,048,049	12/18/1990
Finisar Corporation	Vertical Cavity Surface Emitting Laser With Lateral Injection	5,164,949	9/9/1991
Finisar Corporation	Optical Grating Comprising a Plurality of Side-By-Side Outfeed End Faces of Optical Waveguides	5,226,100	8/26/1991
Finisar Corporation	Optical Connector Configured to Facilitate Active Allignment	5,231,686	7/17/1992
Finisar Corporation	Method Apparatus for Stimulating a Laser Diode in a Fiber Optic Transmitter	5,247,532	6/1/1992
Finisar Corporation	Top Emitting VCSEL With Implant	5,256,596	3/26/1992
Finisar Corporation	Patterned Mirror Vertical Cavity Surface Emitting Laser	5,258,316	3/26/1992
Finisar Corporation	Tunable Semi Conductor Laser On A Semi-Insulating Substrate	5,260,960	4/23/1992
Finisar Corporation	Emitting With Structures Located at Positions Which Prevent	5,264,715	7/6/1992
Finisar Corporation	Light Mixing Device With Fiber Optic Output	5,271,079	11/8/1991
Finisar Corporation	Temperature Insensitive Vertical Cavity Surface Emitting Laser	5,274,655	3/26/1992
Finisar Corporation	Top Emitting VCSEL With Etch Stop Layer	5,293,392	7/31/1992

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	VCSEL With Separate Control of Current Distribution and Optical Mode	5,317,587	8/6/1992
Finisar Corporation	Tunable Laser Diode	5,325,379	12/21/1992
Finisar Corporation	VCSEL With Lateral Index Guide	5,337,327	2/22/1993
Finisar Corporation	VCSEL With Vertical Offset Operating Region Providing a Lateral Wavelength and Current Limiting and Method of Fabrication	5,351,257	3/8/1993
Finisar Corporation	High Efficiency VCSEL and Method of Fabrication	5,359,618	6/1/1993
Finisar Corporation	Method of Making a VSCEL With Lateral Index Guide	5,387,543	3/28/1994
Finisar Corporation	VCSEL With Unstable Resonator	5,388,120	9/21/1993
Finisar Corporation	Optical Transmission system for Transmission of Signals with a continuous Application of the Signals during transmission	5,392,377	9/15/1993
Finisar Corporation	Semiconductor Laser and Method Therefor	5,400,352	3/21/1994
Finisar Corporation	High Speed Information Broadcasting System	5,404,505	11/1/1991
Finisar Corporation	Semiconductor Device With High Heat Conductivity	5,422,901	11/15/1993
Finisar Corporation	VCSEL With Al-Free Cavity Region	5,432,809	6/15/1994
Finisar Corporation	VCSEL With Current Blocking Layer Offset	5,446,752	7/7/1994
Finisar Corporation	Method of Making VCSEL	5,468,656	11/29/1994
Finisar Corporation	Inhibited Laser Power Monitor	5,475,701	12/29/1993
Finisar Corporation	VCSEL With an Intergrated Heat Sink and Method of Making	5,482,891	3/17/1995
Finisar Corporation	Tunable Laser Diode	5,511,084	1/17/1995
Finisar Corporation	Method of Fabricating a Semiconductor Device With High Heat Conductivity	5,538,919	5/18/1995
Finisar Corporation	Method For P-Doping of a Light-Emitting Device	5,547,898	9/18/1995
Finisar Corporation	Patterned Mirror VCSEL With Adjustable Selective Etch Region	5,557,626	6/15/1994
Finisar Corporation	Optical Arrangement of a Strip-Shaped Optical Waveguide	5,559,906	1/11/1995
Finisar Corporation	High Speed Mesh Connected Local Area Network	5,566,171	3/15/1995
Finisar Corporation	Multi-Gigahertz Frequency-Modulated Vertical-Cavity Surface	5,574,738	6/7/1995
Finisar Corporation	Fiber Optic Module	5,596,663	1/12/1995
Finisar Corporation	High Speed Network Switch	5,604,735	5/12/1995
Finisar Corporation	VCSEL Having a Self-Aligned Heat Sink and Method of Making	5,654,228	3/17/1995
Finisar Corporation	Method of Making a VCSEL With Passivation	5,661,075	2/6/1995
Finisar Corporation	Optical Coupling Configuration	5,689,609	8/8/1996
Finisar Corporation	Method of Mode Detection and Control in Semiconductor Lasers	5,703,892	7/1/1996
Finisar Corporation	Method for dry etching of a semiconductor substrate	5,705,025	10/4/1995
Finisar Corporation	Integrated Optical Arrangement of Ridge Waveguides on a Substrate	5,706,373	2/14/1994

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Passivated Vertical Cavity Surface Emitting Laser	5,719,893	7/17/1996
Finisar Corporation	Long Wavelength VCSEL	5,732,103	12/9/1996
Finisar Corporation	Light Source Monitor With Conpensated Tracking Ratio	5,737,348	10/28/1996
Finisar Corporation	Electrical Unit	5,738,538	4/25/1996
Finisar Corporation	Self Limiting Intrinsically Eye-Safe Laser Utilizing an Incr	5,745,515	7/18/1996
Finisar Corporation	VCSEL With Selective Oxide Transition Regions	5,764,671	10/21/1996
Finisar Corporation	Current Confinement For a Vertical Cavity Surface Emitting L	5,764,674	6/28/1996
Finisar Corporation	Filamented Multi-Wavelength Vertical Cavity Surface Emitting	5,774,487	10/16/1996
Finisar Corporation	Semi-Conductor Device With a Laser and a Photodetector in a	5,799,030	7/26/1996
Finisar Corporation	Apparatus For Determining the Effect of Modal Noise on a Com	5,805,318	11/4/1996
Finisar Corporation	Lens For a Semi-Conductor Device With a Laser and Photodetector	5,812,581	7/26/1996
Finisar Corporation	VCSEL including GATLP Active Region	5,815,524	2/25/1997
Finisar Corporation	Optical Coupling Arrangement Composed of a Pair of Strip-Type Optical Waveguide End Segments	5,818,991	1/23/1997
Finisar Corporation	Current Confinement Via Defect Generator and Hetero-lnterface Interaction	5,831,295	12/1/1995
Finisar Corporation	Reliable Near IR VCSEL	5,832,017	3/15/1996
Finisar Corporation	Long Wavelength Light Emitting Vertical Cavity Surface Emitting Laser and Method of Fabrication	5,835,521	2/10/1997
Finisar Corporation	Light Emitting Device Having a Defect Inhibition Layer	5,838,705	11/4/1996
Finisar Corporation	Apparatus For Determining the Effect of Modal Noise on a Com	5,841,915	11/4/1996
Finisar Corporation	Electrically Confined VCSEL	5,848,086	12/9/1996
Finisar Corporation	Long Wavelength VCSEL	5,883,912	12/9/1996
Finisar Corporation	Fabrication of Vertical Cevity Surface Emitting Laser With C	5,893,722	4/28/1997
Finisar Corporation	Device for Wavelength-Related Stabilization of an Optical Fiber	5,894,533	3/6/1997
Finisar Corporation	Dual Wavelength Monolithically Integrated Vertical Cavity Surface Emitting Lasers and Method of Fabrication	5,898,722	3/10/1997
Finisar Corporation	Long Wavelength Vertical Cavity Surface Emitting Laser	5,903,586	7/30/1997
Finisar Corporation	Laser With Selectively Changed Current Confining Layer	5,903,588	3/6/1997
Finisar Corporation	Vertical Cavity Surface Emitting Laser For High Power Operation and Method of Fabrication	5,914,973	2/10/1997
Finisar Corporation	Laser With an Improved Mode Control	5,940,422	6/28/1996
Finisar Corporation	Long Wavelength VCSEL	5,943,359	4/23/1997
Finisar Corporation	Multi-Protocol Dual Fiber Link Laser Diode Controller and Method	5,956,168	9/5/1997

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Long Wavelength Vertical Cavity Surface Emitting Laser With Oxidation Layers and Method of Fabrication	5,956,363	8/15/1997
Finisar Corporation	Long Wavelength Vertical Cavity Surface Emitting Laser	5,978,398	7/31/1997
Finisar Corporation	Monolithic Vertical Cavity Surface Emitting Laser And Resonator	5,978,401	10/25/1996
Finisar Corporation	Optoelectronic Transducer Formed of a Semiconductor component and a lens system	5,981,945	3/8/1996
Finisar Corporation	Planar Optical Waveguide Having A Core with a Coating having A Hollow space in the Coating and a Method for Forming the Waveguide	5,982,970	9/19/1997
Finisar Corporation	Semiconductor Integrated Circuit	5,990,499	9/28/1998
Finisar Corporation	VCSEL Havong Polarization Control and Method of Making Same	5,995,531	11/4/1997
Finisar Corporation	Electro-Optical Model	6,014,476	11/24/2008
Finisar Corporation	Method For Biasing Semiconductor Lasers	6,016,326	12/15/1997
Finisar Corporation	Vertical Cavity Surface Emitting Laser For High Power Single Mode Operation and Method of Fabrication	6,021,146	9/15/1997
Finisar Corporation	Vertical Cavity Surface Emitting Laser For High Power Single Mode Operation and Method of Fabrication	6,021,147	11/4/1997
Finisar Corporation	Optical Module	6,022,151	3/29/1999
Finisar Corporation	Arrangement for the Implementation of an Add/Drop Method in Wavelength-Division Multiplex Transmission of Optical Signals	6,025,943	9/30/1997
Finisar Corporation	Vertical Cavity Surface Emitting Laser Device Having an Extended Cavity	6,026,111	10/28/1997
Finisar Corporation	Device for Injecting Light Into the end of a Multimode Optical Fiber	6,044,188	4/28/1999
Finisar Corporation	Compact Polarization Insensitive Circulators With Simplified Structure and Low Polarization Mode Dispersion	6,049,426	8/17/1998
Finisar Corporation	Compact Polarization Insensitive Circulators With Simplified Structure and Low Polarization Mode Dispersion	6,052,228	8/26/1999
Finisar Corporation	Resonant Reflector For Improved Optoelectronic Device Performance and Enhanced Applicability	6,055,262	6/11/1997
Finisar Corporation	Electro-Optical Device	6,059,463	9/25/1998
Finisar Corporation	Vertical Cavity Surface Emitting Laser With Doped Active Region and Method of Fabrication	6,061,380	9/15/1997
Finisar Corporation	Method For Wavelength Division Multiplexing Utilizing Donut Mode Vertical Cavity Surface Emitting Lasers	6,061,485	11/3/1997
Finisar Corporation	Bandgap Isolated Light Emitter	6,064,683	12/12/1997
Finisar Corporation	Opto-Electronic Component with MQW Structures	6,066,859	12/15/1997
Finisar Corporation	Vertical Cavity Surface Emitting Laser Having Intensity Cont	6,069,905	12/31/1997
Finisar Corporation	Flexible Optic Connector Assembly	6,069,991	8/14/1998

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Method For Controlling the Operation of a Laser	6,078,601	3/7/1997
Finisar Corporation	Fiber Optic Header With Integrated Power Monitor	6,081,638	7/20/1998
Finisar Corporation	Annular Wavelength Vertical Cavity Surface Emitting Laser Array and Method of Fabrication	6,084,900	12/24/1997
Finisar Corporation	Active Device Receptacle	6,086,263	6/13/1996
Finisar Corporation	Flexible Optic Connector Assembly	6,088,498	8/14/1998
Finisar Corporation	Sealing Part	6,088,502	12/4/1996
Finisar Corporation	Chip-To-lnterface Alignment	6,095,697	3/31/1998
Finisar Corporation	Long Wavelength Light Emitting Vertical Cavity Surface Emitting Laser and Method of Fabrication	6,121,068	3/26/1998
Finisar Corporation	A precision Gaas Low-Voltage DC Amplifier	6,121,838	12/23/1998
Finisar Corporation	Fiber Optic Module	RE36886	6/1/1998
Finisar Corporation	Laser/Diode Modulator Combination	6,148,017	12/17/1999
Finisar Corporation	Method of Fabricating Top Emitting Ridge VCSEL With Self-Aligned Contact and Sidewall Reflector	6,156,582	6/14/1993
Finisar Corporation	Semiconductor Laser Device and Method of Manufacture	6,160,830	3/4/1998
Finisar Corporation	Arrangement of Optical Waveguides	6,167,168	11/2/1998
Finisar Corporation	Optical Circulators Using Beam Angle Turners	6,175,448	11/5/1998
Finisar Corporation	Flexible Hermetic Sealing	6,194,789	12/22/1997
Finisar Corporation	Fiber Optic Header For an Edge Emitting Laser	6,205,274	7/20/1998
Finisar Corporation	Compact Polarization Insensitive circulators With Simplified Structure and Low Polarization Mode Dispersion	6,212,008	3/30/1999
Finisar Corporation	Optical Transmission Unit	6,239,916	2/8/2000
Finisar Corporation	Electrooptical Module	6,254,285	3/1/1999
Finisar Corporation	Method for Producing an Electrooptical Module	6,254,286	3/1/1999
Finisar Corporation	VCSEL Structure Insensitive to Mobile Hydrogen	6,256,333	12/12/1997
Finisar Corporation	Holographic Optical Devices For Transmission Of Optical Signals	6,269,203	5/21/1999
Finisar Corporation	Optical Polarization Beam Combiner/Splitter	6,282,025	8/2/1999
Finisar Corporation	System And Method Of Wavelength Division Multiplexing And Demultiplexing	6,282,337	9/24/1999
Finisar Corporation	Compact Polarization Insensitive Circulators With Simplified Structure and Low Polarization Mode Dispersion	6,285,499	10/29/1999
Finisar Corporation	Optoelectronic Component and Method for Calibrating an Optoelectronic Component	6,307,197	9/29/1999
Finisar Corporation	Polarization Insensitive Semiconductor Optical Amplifier	6,310,720	6/2/2000

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Device for Releasably Mounting an Electronic Component	6,325,649	3/23/2001
Finisar Corporation	Optical Polarization Beam Combiner/Splitter	6,331,913	10/30/2000
Finisar Corporation	Optical Signal Power Monitor And Regulator	6,347,104	4/26/1999
Finisar Corporation	Semiconductor Laser Device and Method of Manufacture	6,356,571	8/17/2000
Finisar Corporation	Polarization Insensitive Fused Fiber Coupler Method and Apparatus	6,363,190	2/11/2000
Finisar Corporation	Hermetically tight optical Transmitter Module	6,367,988	3/18/1998
Finisar Corporation	Optical MUX/DEMUX	6,373,604	12/29/1999
Finisar Corporation	Optical Polarization Beam Combiner/Splitter	6,373,631	10/30/2000
Finisar Corporation	Method for Stabilizing The Wavelength of a Laser and Arrangement for Implementing Said Method	6,377,592	3/12/1998
Finisar Corporation	Wavelength-Stabilized Laser Configuration	6,400,739	6/22/1999
Finisar Corporation	NXN Optical Switching Array Device And System	6,400,855	7/7/2000
Finisar Corporation	Flexible Optic Connector Assembly	6,404,960	3/15/1999
Finisar Corporation	Surface-Mounted, Fiber-Optic Transmitting or Receiving Component Having a Deflection Receptacle Which can be Adjusted During Assembly	6,409,397	10/2/2000
Finisar Corporation	Coupled Cavity Anti-Guided Vertical Cavity Surface Emitting	6,411,638	8/31/1999
Finisar Corporation	Housing Configuration for a Laser Module	6,422,766	11/27/2000
Finisar Corporation	Sliding Module Latch System	6,439,918	10/4/2001
Finisar Corporation	Tunable-Gain Lasing Semiconductor Optical Amplifier	6,445,495	3/22/1999
Finisar Corporation	Method and Apparatus for Compensating an Optical Filter	6,449,402	7/18/2000
Finisar Corporation	Electro-Optical Arrangement	6,457,875	9/18/2000
Finisar Corporation	VCSEL Structure Insensitive to Mobile Hydrogen	6,459,719	11/30/2000
Finisar Corporation	Method and System For Versatile Optical Sensor Package	6,465,774	6/30/2000
Finisar Corporation	All-Polymer Waveguide Polarization Modulator And Method Of Mode Profile Control And Excitation	6,470,102	1/18/2001
Finisar Corporation	Compression-Molded Three-Dimensional Tapered Universal Waveguide Couplers	6,470,117	12/4/1998
Finisar Corporation	Method and Apparatus for Asymmetrical Optical Modulation	6,473,219	2/26/2001
Finisar Corporation	Optomodule and Connection Configuration	6,483,960	6/28/2001
Finisar Corporation	Optical Waveguide Coupler For Interconnection Of Electro-Optical Devices	6,483,967	6/27/2001
Finisar Corporation	Thermal Compensated Compact Bragg Grating Filter	6,493,486	2/17/2000
Finisar Corporation	Release Mechanism for Pluggable Fiber Optic Transceiver	6,494,623	8/9/2001

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	NXN Optical Switching Device Based On Thermal Optic Induced Internal Reflection Effect	6,510,260	11/1/2001
Finisar Corporation	Low-Noise, High-Power Optical Amplifier	6,512,629	10/12/1999
Finisar Corporation	VCSEL Structure Insensitive to Mobile Hydrogen	6,522,680	11/30/2000
Finisar Corporation	Single Piece Cage for Plugable Fiber Optic Transceiver	6,533,470	3/16/2001
Finisar Corporation	Electronic Module Having an Integrated Latching Mechanism	6,533,603	2/12/2002
Finisar Corporation	Coupling Configuration for Connecting an Optical Fiber to an Optoelectronic Component	6,536,959	12/13/2000
Finisar Corporation	Module for Multiplexing and/or Demultiplexing Optical Signals	6,539,145	10/30/2000
Finisar Corporation	Fiber-Optic Transmitting Component With Precisely Settable Input Coupling	6,540,413	10/6/2000
Finisar Corporation	Shielding Plate, in Particular for Optoelectronic Transceivers	6,540,555	10/27/2000
Finisar Corporation	Programmable Analog Tapped Delay Line Filter Having Cascaded Differential Delay Cells	6,545,567	9/17/2001
Finisar Corporation	Thermally Compensated Wavelength Division Demultiplexer And Multiplexer And Method Of Fabrication Thereof	6,545,826	12/20/2000
Finisar Corporation	A Miniature Dense Wavelength Division Multiplexer Using Microbend Couplers	6,546,164	7/7/2000
Finisar Corporation	Integrated Isolator Fused Coupler Method and Apparatus	6,546,168	12/10/1999
Finisar Corporation	Apparatus and Method for Hermetically Sealing and EMI Shielding Integrated Circuits for High Speed Electronic Packages	6,548,893	7/3/2001
Finisar Corporation	Polarization Insensitive Semiconductor Optical Amplifier	6,549,331	9/18/2001
Finisar Corporation	Device for Holding a Part and Application of the Device	6,550,127	3/20/2000
Finisar Corporation	Method and System for Compensation of Low Frequency Photodiode Current in a Transimpedance Amplifier	6,552,615	8/31/2001
Finisar Corporation	Shielding Plate for Pluggable Electrical Components	6,558,196	8/9/2001
Finisar Corporation	Metamorphic Long Wavelength High Speed Photodiode	6,558,973	1/22/2001
Finisar Corporation	Broadband Gain-Clamped Semiconductor Optical Amplifier Devices	6,560,010	12/13/2000
Finisar Corporation	Microbend Fused Fiber Coupler Method and Apparatus	6,560,388	12/22/1999
Finisar Corporation	Connecting System	6,561,854	3/23/2001
Finisar Corporation	Method, Systems and Apparatus for Providing True Time Delayed Signals Using Optical Inputs	6,563,966	3/3/2000
Finisar Corporation	A Method And Apparatus For Parallel Optical Processing	6,563,982	9/12/2000
Finisar Corporation	Tri-Electrode Traveling Wave Optical Phase Shifters and Methods	6,567,203	2/23/2001
Finisar Corporation	Radio-Frequency Laser Module and a Method for Producing It	6,567,439	5/26/1999

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Coupling Device for Connecting an Optical Fiber to an Optical Transmitting or Receiving Unit and Transmitting or Receiving Device Having a Coupling Device	6,568,862	10/30/2001
Finisar Corporation	Signal Processing Circuit for Floating Signal Sources Using Positive Feedback	6,573,789	5/16/2002
Finisar Corporation	Device for Multiplexing and Demultiplexing Signals of a Plurality of Data Channels and Method for the Production of Said Device	6,574,390	2/15/2001
Finisar Corporation	Arrangement and Method for the Channel-Dependent Attenuation of the levels of a Plurality of Optical Data Channels	6,574,413	1/16/2001
Finisar Corporation	Removable Connecting System	6,575,790	3/23/2001
Finisar Corporation	Method for Producing A Glass Object Having at Least One Recess	6,576,150	9/28/1999
Finisar Corporation	Optical Signal Power Monitor and Regulator	6,577,654	12/27/2001
Finisar Corporation	System and Method of Packaging a Laser/Detector	6,577,656	8/6/2001
Finisar Corporation	Ceramic Header Assembly	6,586,678	2/14/2002
Finisar Corporation	Integration of Top-Emitting and Top-Illuminated Optoelectronic Devices with Micro-Optic and Electronic Integrated Circuits	6,586,776	11/28/2000
Finisar Corporation	Method and Apparatus For Hermetically Sealing Photonic Device	6,588,949	12/30/1998
Finisar Corporation	Phase Detector	6,590,457	9/20/2001
Finisar Corporation	Optical Circulators Using Beam Angle Turners	6,590,706	9/8/2000
Finisar Corporation	Arrangement for Spatial Separation and/or Convergence of Optical Wavelength Channels	6,591,034	10/6/2000
Finisar Corporation	Amplifier Circuit	6,593,814	9/10/2001
Finisar Corporation	Device for Sealing A coupling Unit for an Optoelectronic Component Against Contaminants	6,599,033	10/30/2000
Finisar Corporation	Linear Semiconductor Optical Amplifier with Broad Area Laser	6,603,599	4/29/2002
Finisar Corporation	Mechanical Stabilization of Lattice Mismatched Quantum Wells	6,603,784	12/21/1998
Finisar Corporation	Graded Thickness Optical Element and Method of Manufacture	6,606,199	10/10/2001
Finisar Corporation	Hot-Pluggable Electronic Component Connection	6,607,394	2/6/2001
Finisar Corporation	Integrated Pump Combining Module	6,608,723	10/5/2001
Finisar Corporation	Device for Unlocking an Electronic Component That is Insertable Into A Receiving Device	6,612,858	11/3/2000
Finisar Corporation	Variable Optical Delay	6,614,583	4/5/2001
Finisar Corporation	Technique for Combined Spectral, Power and Polarization Monitoring	6,618,129	4/6/2001
Finisar Corporation	Precision optical filter with a ball-end joint	6,621,954	11/14/2000
Finisar Corporation	Method and apparatus for a polarization beam splitter/with an integrated optical isolator	6,628,461	7/5/2001

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Holder	6,641,416	4/16/2001
Finisar Corporation	Differential Complementary Amplifier	6,642,790	4/15/2002
Finisar Corporation	Optoelectronic Laser Module	6,647,038	10/3/2001
Finisar Corporation	Electrically Pumped Vertical Optical Cavity With Improved Electrical Performance	6,647,041	5/26/2000
Finisar Corporation	A Method And Apparatus For Parallel Optical Processing For Dual Port Devices	6,658,180	2/26/2001
Finisar Corporation	Shielding Element for Electromagnetic Shielding of an Aperture Opening	6,660,933	10/1/2002
Finisar Corporation	Method For Rebroadcasting Signals In An Optical Backplane Bus System	6,661,940	7/18/2001
Finisar Corporation	Compact Optical Assembly for Optoelectronic Transceivers	6,668,113	9/19/2001
Finisar Corporation	Semiconductor Optical Amplifiers With Broadened Gain Spectrum	6,671,086	4/29/2002
Finisar Corporation	Integrated Waveguide Arrangement, Process for Producing an Integrated Waveguide Arrangement, and Waveguide Components	6,671,439	7/5/2001
Finisar Corporation	Housing for Plug-Connected Electrical Component and Method of Mounting Such a Housing on a Printed Circuit Board	6,672,901	1/16/2001
Finisar Corporation	Protective Side Wall Passivation for VCSEL Chips	6,674,777	8/31/2000
Finisar Corporation	Passive Thermal Stabilization For an Optical MUX/DEMUX	6,674,968	1/6/2000
Finisar Corporation	Coupled Cavity Anti-Guided Vertical-Cavity Surface-Emitting	6,678,300	5/13/2002
Finisar Corporation	Optical Subassembly and Related Methods for Aligning an Optical Fiber with a Light Emitting Device	6,682,231	12/14/2000
Finisar Corporation	Method and Apparatus for an Optical Filter	6,684,002	8/31/2001
Finisar Corporation	Wavelength-Selective Detector	6,693,311	6/4/2002
Finisar Corporation	Signal Processing Circuit for Floating Signal Sources Using Positive Feedback	6,693,487	8/8/2001
Finisar Corporation	Wavelength Division Multiplexed Vertical Cavity Surface Emitting Laser	6,693,934	12/25/2001
Finisar Corporation	Method and Apparatus for an Optical Filter	6,694,066	6/11/2001
Finisar Corporation	High-Speed Package Design with Suspended Substances and PCB	6,697,260	10/29/2001
Finisar Corporation	Laser Light Sources Having Integrated Detector and Intensity	6,697,396	10/2/2001
Finisar Corporation	Method and Apparatus for Producing High-Frequency Oscillations	6,700,452	1/17/2002
Finisar Corporation	Header Assembly Having Integrated Cooling Device	6,703,561	8/29/2002
Finisar Corporation	Low-Noise, High-Power, Optical Amplifier	6,704,138	11/19/2002
Finisar Corporation	High Power Single Mode Vertical Cavity Surface Emitting Laser	6,704,343	7/18/2002
Finisar Corporation	Polarization Beam Combiner/Splitter	6,704,469	9/12/2000

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Early Warning Failure Detection for a Lasing Semiconductor Optical Amplifier	6,707,600	12/21/2001
Finisar Corporation	Flexible Optic Connector Assembly	6,709,607	4/30/2002
Finisar Corporation	Optical Component Mounting Apparatus	6,714,366	8/21/2002
Finisar Corporation	Optoelectronic Devices and Methods of Production	6,724,798	12/31/2001
Finisar Corporation	Spatially Modulated Reflector For an Optoelectric Device	6,727,520	12/29/2000
Finisar Corporation	System for Controlling Bias Current in Laser Diodes with Improved Switching Rates	6,728,276	10/30/2002
Finisar Corporation	Apparatus and Method Providing a Balancing Load to a Laser Differential Drive Circuit	6,728,280	3/12/2001
Finisar Corporation	Microbend Fused Fiber Coupler Method And Apparatus	6,731,842	1/16/2003
Finisar Corporation	Dual-Electrode Traveling Wave Optical Modulators and Methods	6,738,174	2/23/2001
Finisar Corporation	Current Confinement, Capaitance Reduction and Isolation of	6,738,409	12/28/2001
Finisar Corporation	Method and Apparatus for Monitoring Optical Switches and Cross-Connects	6,740,864	4/30/2002
Finisar Corporation	Precision Alignment of Optical Devices	6,741,409	10/4/2002
Finisar Corporation	Edge Emitting Lasers Using Photonic Crystals	6,744,804	7/18/2002
Finisar Corporation	Optical 2R/3R Regeneration	6,765,715	12/21/2001
Finisar Corporation	Trans-Impedance Amplifier Having Wide Data Rate Range	6,771,132	2/21/2003
Finisar Corporation	Method for Coupling A Surface-Oriented Opto-Electronic Element with an Optical Fiber and Opto-Electronic Element for Carrying out Such a Method	6,773,169	9/3/2002
Finisar Corporation	Method and Apparatus For Monitoring the Power of a Multi-Wavelength and Optical Signal	6,774,348	6/4/2002
Finisar Corporation	Wide Dynamic Range Trans-Impedance Amplifier with a Controlled Low Frequency Cutoff at High Optical Power	6,778,021	12/11/2003
Finisar Corporation	Holographic Demultiplexor	6,778,270	9/13/2002
Finisar Corporation	System and Method for Testing a Laser Module by Measuring Its Side Mode Suppression Ratio	6,778,566	9/18/2002
Finisar Corporation	Tunable Vertical Cavity Surface Emitting Laser	6,778,581	9/24/2002
Finisar Corporation	Dynamic Variable Optical Attenuator, And Variable Optical Tap	6,778,736	3/14/2002
Finisar Corporation	Integration of Top-Emitting and Top-Illuminates Optoelectronic Devices with Micro-Optic and Electronic Integrated Circuits	6,780,661	4/12/2000
Finisar Corporation	Electrical Arrangement and Method for Producing and Electrical Arrangement	6,781,057	11/25/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Control Arrangement in Optical Transmission/Reception Module, Includes Circuit board with Radio Frequency Lines Which are Connected to Package Terminals in Parallel to Board Plane	6,781,727	12/18/2000
Finisar Corporation	Resonant Reflector For Use With Optoelectronic Devices	6,782,027	12/29/2000
Finisar Corporation	Configuration for Multiplexing and/or Demultiplexing the Signals of at Least Two Optical Wavelength Channels	6,788,850	4/30/2002
Finisar Corporation	Double-Tube Fiber Coupler Package	6,788,852	4/30/2002
Finisar Corporation	Extended Bandwidth Semiconductor Optical Amplifier	6,791,746	1/21/2003
Finisar Corporation	Fiber Optic Header With Integrated Power Monitor	6,792,178	1/12/2000
Finisar Corporation	Polarization Independent Semiconductor Optical Amplifier	6,798,568	4/29/2002
Finisar Corporation	Hybrid Mirror VCSELs	6,798,806	9/3/2002
Finisar Corporation	Zero Static Power Optical Switch	6,798,942	4/5/2002
Finisar Corporation	Lasing Semiconductor Optical Amplifier With Output Power Monitor and Control	6,801,555	3/6/2002
Finisar Corporation	Single Mode Vertical Cavity Surface Emitting Laser Using Photonic Crystals with a Central Defect	6,810,056	9/26/2002
Finisar Corporation	Optical Filter and Optical Filtering Method	6,810,174	9/16/2002
Finisar Corporation	Long Wavelength VCSEL With Tunnel Junction, and Implant	6,813,293	11/21/2002
Finisar Corporation	Fiber Optical Pigtail Geometry For Improved Extinction Ratio of Polarization Maintaining Fibers	6,813,414	7/17/2000
Finisar Corporation	Gain Guide Implant in Oxide Vertical Cavity Surface Emitting Laser	6,816,526	12/28/2001
Finisar Corporation	Optical Module With Simplex Port Cap EMI Shield	6,817,782	2/13/2003
Finisar Corporation	Optical Isolator Mounting Apparatus	6,819,509	8/21/2002
Finisar Corporation	Lasing Semiconductor Optical Amplifier with Optical Signal Power Monitor	6,822,787	2/1/2002
Finisar Corporation	Compact Polarization Insensitive Circulators with Simplified Structure and Low Polarization Mode Dispersion	6,822,793	8/31/2001
Finisar Corporation	Housing for Receiving a Component Which can Be Connected to the Housing in a Pluggable Manner	6,822,872	1/16/2001
Finisar Corporation	GaAs/AI (Ga)AS Distributed Bragg Reflector on InP	6,822,995	2/21/2002
Finisar Corporation	Optoelectronic Device	6,823,095	1/9/2003
Finisar Corporation	A Vertical Cavity Surface Emitting Laser Using Photonic Crystals	6,829,281	6/19/2002
Finisar Corporation	Reconfigurable Optical Add-drop Multiplexer	6,829,405	3/11/2002
Finisar Corporation	Resonant Reflector for Increased Wavelength and Polarization Control	6,836,501	4/12/2002
Finisar Corporation	Optical Filter for Wavelength Division Multiple Optical Signals	6,836,581	9/11/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Flexible Seal To Reduce Optical Component Contamination	6,837,625	6/24/2002
Finisar Corporation	Backside Alignment And Packaging Of Opto-Electronic Devices	6,838,689	9/25/2002
Finisar Corporation	Laser Monitoring and Control in a Transmitter Optical Subassembly Having a Ceramic Feedthrough Header Assembly	6,841,733	9/4/2003
Finisar Corporation	Transimpedance Amplifier Assembly with Separate Ground leads and Separate Power Leads for Included Circuits	6,841,815	10/30/2002
Finisar Corporation	Fiber Optic Laser Transmitter with Reduced Near End Reflections	6,842,467	3/8/2000
Finisar Corporation	Wide Dynamic Range Trans-Impedance Amplifier	6,844,784	2/21/2003
Finisar Corporation	Optical Filter for Wavelength Division Multiple Optical Signals	6,845,191	9/11/2003
Finisar Corporation	Optical Transistor And Method Thereof	6,847,054	2/7/2002
Finisar Corporation	Optical Component Having Trans-Impedance Amplifier with Wide Dynamic Power Range	6,847,263	5/5/2004
Finisar Corporation	Method And Apparatus For An Optical Multiplexer And Demultiplexer With An Optical Processing Loop	6,850,364	6/12/2002
Finisar Corporation	Asymmetric Distribute Bragg Reflector for Vertical Cavity Surface Emitting Lasers	6,850,548	12/28/2001
Finisar Corporation	Cooled Externally Modulated Laser For Transmitter Optical Subassembly	6,852,928	7/28/2003
Finisar Corporation	Method And Apparatus For Compensating A Photo-Detector	6,852,966	10/30/2002
Finisar Corporation	Submount For Vertical Cavity Surface Emitting Lasers and Detectors	6,853,007	12/28/2001
Finisar Corporation	Method and Apparatus for Producing a Clock Output Signal	6,853,230	11/16/2001
Finisar Corporation	Method and Device for Determining the Output Power of a Semiconductor Laser Diode	6,853,657	2/10/2003
Finisar Corporation	Optical Logical Circuits Based on Lasing Semiconductor Optical Amplifiers	6,853,658	12/14/2001
Finisar Corporation	Polarization Maintaining Coupler	6,853,767	10/24/2003
Finisar Corporation	Device for Unlocking an Electronic Component That is Insertable Into A Receiving Device	6,854,997	11/3/2000
Finisar Corporation	Signal Strength Detection in High-Speed Optical Electronics	6,855,920	10/31/2002
Finisar Corporation	Optical Transceiver Module	6,856,769	10/24/2000
Finisar Corporation	Optical Device Assembly with an Anti-Kink Protector and Transmitting/Receiving Module	6,857,791	12/18/2001
Finisar Corporation	Atomic Hydrogen as a Surfactant in Production of Highly Strained InGaAsHb, and/or GaAsNSb Quantum Wells	6,858,519	8/14/2002
Finisar Corporation	Optical Polarization Beam Combiner/Splitter	6,859,316	10/30/2000
Finisar Corporation	Tunable Laser Assembly	6,862,301	12/31/2001

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Maintaining Desirable Performance of Optical Emitters Over Temperature Variations	6,862,302	10/31/2002
Finisar Corporation	Multi-Layer Ceramic Feedthrough Structure in a Transmitter Optical Subassembly	6,867,368	7/23/2003
Finisar Corporation	Compact Laser Package with Integrated Temperature Control	6,868,104	3/18/2002
Finisar Corporation	Bendable Optical Signal Transmitter Port	6,872,009	8/21/2002
Finisar Corporation	High Speed Optical Transceiver Package Using Heterogeneous Integration	6,872,983	11/11/2002
Finisar Corporation	Technique for Biasing Lasers	6,873,632	8/27/2002
Finisar Corporation	Circuit Interconnect for Optoelectronic Device for Controlled Impedance at High Frequencies	6,876,004	12/4/2001
Finisar Corporation	Multiple Mode Fiber With Mode Discrimination	6,876,805	9/9/2002
Finisar Corporation	Process For Improving Yield Of DFB Lasers	6,878,565	10/27/2003
Finisar Corporation	Small Form Factor Optical Transceiver with Extended Transmission Range	6,878,875	12/30/2003
Finisar Corporation	Optoelectronic Transceiver Module with Thermally Isolated Components	6,880,983	3/18/2002
Finisar Corporation	Polarization Independent Packaging for Polarization Sensitive Optical Waveguide Amplifier	6,882,764	8/22/2003
Finisar Corporation	Transceiver Latch Mechanism	6,884,097	10/15/2003
Finisar Corporation	Drive Device for a Light-Emitting Component	6,885,443	7/3/2003
Finisar Corporation	Zero Clearance Receptacle Design For Single Mode Optical Fiber Connectors	6,885,797	1/22/2003
Finisar Corporation	Optical Transmitter and Method for Generating a Digital Optical Signal Sequence	6,885,826	1/25/2002
Finisar Corporation	Electrical Adapter for Protecting Electrical Interfaces	6,887,109	10/28/2003
Finisar Corporation	Edge Bead Control Method and Apparatus	6,887,801	7/18/2003
Finisar Corporation	Method And Apparatus For Monitoring A Photo-Detector	6,888,123	5/9/2003
Finisar Corporation	Long Wavelength VCSEL Bottom Mirror	6,888,873	2/21/2002
Finisar Corporation	Automatic Configuration and Optimization of Optical Transmission Using Raw Error Rate Monitoring	6,889,347	6/15/2001
Finisar Corporation	Multistage Tunable Gain Optical Amplifier	6,891,664	9/28/2001
Finisar Corporation	Method And Apparatus For Precision Turning An Optical Filter Using A Ball-End Joint	6,891,999	8/28/2001
Finisar Corporation	Angled EMI Shield For Transceiver-PCB Interface	6,893,293	8/1/2003
Finisar Corporation	Thin Film Solar Cell Configuration and Fabrication Method	6,897,485	6/17/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Electroabsorption Modulator, Modulator Laser Device and Method for Producing an Electroabsorption Modulator	6,897,993	7/25/2002
Finisar Corporation	Apparatus and Method for Reducing Interference in an Optical Data Stream	6,898,379	11/5/2002
Finisar Corporation	Electronic Drive Circuit for Directly Modulated Semiconductor Lasers	6,901,091	12/27/2002
Finisar Corporation	Material System for Bragg Reflector in Long Wavelength VCSELs	6,901,096	12/20/2002
Finisar Corporation	Vertical Cavity Surface Emitting Laser Having a Gain Guide Aperture Interior to an Oxide Confinement Layer	6,904,072	12/28/2001
Finisar Corporation	Optical Interconnection Sub-Assembly	6,905,252	8/21/2002
Finisar Corporation	Versatile Method and System for Single Mode VCSELs	6,905,900	11/28/2000
Finisar Corporation	Early Warning Failure Detection for a Lasing Semiconductor Optical Amplifier	6,906,856	11/6/2003
Finisar Corporation	Transceiver Latch Mechanism	6,908,323	7/1/2004
Finisar Corporation	Optical Receiver Including a Linear Semiconductor Optical Amplifier	6,909,536	12/14/2001
Finisar Corporation	Wafer Integration of Micro-Optics	6,909,554	1/27/2003
Finisar Corporation	Connection System	6,909,612	9/16/2002
Finisar Corporation	Equalizer for Optical Signals Using a Single Correlation Function	6,909,742	2/27/2004
Finisar Corporation	Header Assembly for Optoelectronic Devices	6,911,599	3/8/2004
Finisar Corporation	Optical Transceiver Module with a Single Internal Serial Bus	6,912,361	10/8/2002
Finisar Corporation	Auto-Alignment System with Focused Light Beam	6,914,237	5/17/2002
Finisar Corporation	1xN Switch Using Polarization Splitters and Combiners	6,915,031	11/4/2002
Finisar Corporation	Lens Press Tool	6,916,055	10/24/2002
Finisar Corporation	Optoelectronic Component and Method for Producing an Optoelectronic Component	6,917,055	1/9/2003
Finisar Corporation	Low Force Optical Fiber Auto-Alignment System	6,919,955	5/17/2002
Finisar Corporation	Integrated Optical Isolator and Polarization Beam Combiner	6,919,989	10/30/2003
Finisar Corporation	An Adaptable Optical Subassembly Module For Different Optical Fiber Connection Interfaces	6,921,213	4/29/2003
Finisar Corporation	High Frequency Flexeiteranschluss for Electrooptical Components in Ton Package	6,922,344	8/15/2003
Finisar Corporation	Vertical Cavity Surface Emitting Laser Including Indium in the Active Region	6,922,426	12/20/2001
Finisar Corporation	Protective Side Wall Passive for VCSEL Chips	6,924,161	5/1/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Method for Detecting and/or Controlling the Transmission Wavelengths of Transmitting Elements of an Optical Wavelength Multiplex Transmission Unit and a Corresponding Wavelength Multiplex Transmission Unit	6,925,266	10/22/2000
Finisar Corporation	Pluggable Transceiver Latching Mechanism	6,926,551	9/27/2000
Finisar Corporation	Method And Apparatus For Monitoring A Photo-Detector	6,930,300	7/30/2002
Finisar Corporation	Optical Component Assembly System	6,931,714	4/22/2003
Finisar Corporation	Circuit Board Having Traces with Distinct Transmission Impedances	6,932,518	3/19/2003
Finisar Corporation	Method and Apparatus For Hermetically Sealing Photonic Devices	6,932,522	5/22/2003
Finisar Corporation	Method and Apparatus for Eliminating Dead Zone in Phase Locked Loops Using Binary Quantized Phase Detectors	6,934,869	9/12/2001
Finisar Corporation	Circuit Configuration for Regenerating Clock Signals	6,937,078	7/18/2003
Finisar Corporation	System and Method of Processing a Data Signal	6,937,949	10/31/2002
Finisar Corporation	Method And System For Optical Packaging	6,939,059	1/3/2003
Finisar Corporation	Wedged Optical Filter Stack	6,940,593	4/5/2002
Finisar Corporation	Control System for Electrochromic Devices	6,940,627	10/30/2003
Finisar Corporation	Heat Spreader for Optical Transceiver Components	6,940,723	7/8/2003
Finisar Corporation	Driving Device for a Light-Emitting Component and a Method for Driving a Light-Emitting component	6,943,505	6/5/2003
Finisar Corporation	Optical Amplifier With Damped Relaxation Oscillation	6,943,939	3/19/2002
Finisar Corporation	Method and Apparatus for Producing High-Frequency Oscillations	6,946,921	7/3/2003
Finisar Corporation	Maintaining Desirable Performance of Optical Emitters at Extreme Temperatures	6,947,455	10/31/2002
Finisar Corporation	Methods and Systems for Removing an Oxide-Induced Dead Zone in a Semiconductor Device Structure	6,949,473	5/24/2002
Finisar Corporation	System and Method for Wavelength Conversion Using a VLSOA	6,950,233	12/14/2001
Finisar Corporation	Arrangement for the Electrical Connection of an Optoelectronic Component to an Electrical Component	6,950,314	7/3/2004
Finisar Corporation	Phase Detector Circuit for a Phase Control Loop	6,950,482	11/2/2001
Finisar Corporation	Pad Architecture for Backwards Compatibility for Bi-Directional Transceiver Modules	6,951,426	3/2/2004
Finisar Corporation	Simplex Port Cap EMI Shield	6,953,289	9/22/2004
Finisar Corporation	Compact Package Design for Vertical Cavity Surface Emitting Laser Array to Optical Fiber Cable Connection	6,953,291	6/30/2003
Finisar Corporation	Coupling Configuration For Optically Coupling an Optical Conductor to an Opto-Receiver	6,954,565	5/31/2002

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Optical Transceiver Including Connectorized Optical Sub-Assembly	6,955,482	6/30/2003
Finisar Corporation	Drive Device for a Light-Emitting Component	6,956,408	1/26/2004
Finisar Corporation	Apparatus and Method for Testing Optical Transceivers	6,956,643	10/2/2003
Finisar Corporation	Method and Apparatus for Reducing Interference in an Optical Data Stream using Data-Independent Equalization	6,956,917	4/17/2003
Finisar Corporation	High Speed Optical System	6,961,489	6/30/2003
Finisar Corporation	System and Method for VCSEL Polarization Control	6,963,598	5/23/2000
Finisar Corporation	Signal Strength Detection Circuits for High Speed Optical Electronics	6,965,103	2/28/2005
Finisar Corporation	Single Mode VCSEL	6,965,626	9/3/2002
Finisar Corporation	Distributed Feedback Laser Having Differential Grating Strength	6,965,628	10/30/2002
Finisar Corporation	High Efficiency Active Matching Electro-Optic Transducer Driver Circuit Operable with Low Supply Voltages	6,965,722	3/8/2005
Finisar Corporation	Methods For Maintaining Laser Performance at Extreme Temperatures	6,967,320	10/6/2004
Finisar Corporation	Electrically Connecting Integrated Circuits and Transducers	6,969,265	5/18/2000
Finisar Corporation	Multi-Channel Polarization Beam Combiner/Splitter	6,973,224	10/30/2003
Finisar Corporation	Optoelectronic Device Capable of Participating in In-Band Traffic	6,975,642	11/14/2001
Finisar Corporation	Vertical Cavity Surface Emitting Laser Including Indium and Antimony in the Active Region	6,975,660	12/27/2001
Finisar Corporation	Method and Apparatus For Producing VCSELs with Dielectric Mirrors and Self-Aligned Gain Guide	6,975,661	6/14/2001
Finisar Corporation	Optical Switching Device Using Electro-Optic Effect To Create Small Prisms	6,975,782	10/21/2002
Finisar Corporation	Refractive Index Drating and Mode Coupler Having a Refractive Index Grating	6,975,795	11/29/2002
Finisar Corporation	Arrangement for Connecting the Terminal Contacts of an Electronic Component to a Printed Circuit	6,976,854	2/5/2004
Finisar Corporation	Electrically Pumped Semiconductor Active Region with a Backward Diode, for Enhancing Optical Signals	6,977,424	3/18/2003
Finisar Corporation	Laser Production and Product Qualification Via Accelerated Life Testing Based on Statistical Modeling	6,977,517	5/19/2003
Finisar Corporation	System, Methods and Devices for Holographic Demultiplexing of Optical Signals	6,977,726	5/28/2004
Finisar Corporation	Free Space Optical Isolator with Integrated Quarter-Wave Plate	6,977,763	11/5/2003
Finisar Corporation	Vertical Laser Cavity with a Non-planar Top Mirror	6,980,577	3/18/2003
Finisar Corporation	Differential Press Tool	6,983,533	4/17/2003
Finisar Corporation	System and Method of Testing a Transceiver	6,985,823	10/29/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Transceiver Module Cage for Use with Modules of Varying Widths	6,986,679	9/12/2003
Finisar Corporation	Long-Wavelength Vertical Cavity Surface Emitting Lasers	6,987,791	10/30/2002
Finisar Corporation	Simplified Gain Flattening and Tap Device for Advances EDFA	6,987,905	12/2/2003
Finisar Corporation	Distributed Bragg Reflector for an Optoelectronic Device	6,990,135	10/28/2002
Finisar Corporation	Heat Controlled Optoelectrical Unit	6,992,895	5/18/2004
Finisar Corporation	Small Form Factor Transceiver with Externally Modulated Laser	6,996,304	1/3/2005
Finisar Corporation	Mode Indicator For Transceiver Module	6,997,622	1/16/2004
Finisar Corporation	Integration of Top-Emitting and Top-Illuminated Optoelectronic Devices With Micro-Optic and Electronic Integrated Circuits	6,998,646	10/31/2002
Finisar Corporation	Microcode Driven Adjustment of Analog to Digital Converter	6,999,011	3/31/2004
Finisar Corporation	Waveguide	6,999,294	3/14/2003
Finisar Corporation	Electromagnetic Interface Containment Transceiver Module	6,999,323	4/28/2003
Finisar Corporation	Waveguide Crossing	6,999,645	11/12/2003
Finisar Corporation	Cancellation of Optical Signal Echoes in Bi-Directional Optical Fibers	6,999,679	10/10/2003
Finisar Corporation	Hermetic Chip-Scale Package For Photonic Devices	7,004,644	6/29/1999
Finisar Corporation	Combined Multiplexer And Demultiplexer For Optical Communication System	7,006,727	3/14/2002
Finisar Corporation	Add/Drop Module Using Two Full-Ball Lenses	7,006,728	6/23/2003
Finisar Corporation	Control Apparatus and Method For Controlling Access to a Memory In an Integrated Circuit for an Electronic Module	7,007,145	8/11/2003
Finisar Corporation	Testing System and Method Using Electrical Adapter for Protecting Electrical Interfaces	7,008,238	11/22/2004
Finisar Corporation	Metamorphic Long Wavelength High-Speed Photodiode	7,009,224	4/14/2003
Finisar Corporation	Systems and Devices for Optical 2R/3R Regeneration	7,009,760	5/12/2004
Finisar Corporation	Adjustable Optical Signal Collimator	7,010,193	10/30/2003
Finisar Corporation	Planar-Optical Apparatus for Setting the Chromatic Dispersion in an Optical System	7,013,065	5/19/2004
Finisar Corporation	Power Optimization for Operation of Optoelectronic Device with Thermoelectric Cooler	7,018,114	4/29/2004
Finisar Corporation	Laser Production and Product Qualification via Accelerated Life Testing Based on Statistical Modeling	7,019,548	5/26/2005
Finisar Corporation	Circuit and Method for Correction of the Duty Cycle Value of a Digital Data Signal	7,019,574	1/29/2004
Finisar Corporation	Operational Amplifier for Optical Transceiver	7,020,170	11/25/2003
Finisar Corporation	A System and Method of Measuring a Signal Propagation Delay	7,020,567	10/28/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Systems and Methods for Fabricating Printed Circuit Boards	7,020,960	1/22/2004
Finisar Corporation	Dual Stage Optical Isolator Minimized Polarization Mode Dispersion and Simplified Fabrication Process	7,023,618	7/5/2001
Finisar Corporation	VCSEL Structure Insensitive to Mobile Hydrogen	7,023,896	1/24/2003
Finisar Corporation	Systems and Devices for Dynamic Processing of Optical Signals	7,024,085	6/3/2004
Finisar Corporation	Method and Apparatus for Testing PCBA Subcomponents	7,024,329	3/25/2004
Finisar Corporation	Optoelectrical Transceiver	7,025,510	5/18/2004
Finisar Corporation	Clock Recovery Based on VLSOA Power Monitoring	7,027,213	8/24/2004
Finisar Corporation	Asymmetrical Optical Focusing System	7,027,230	11/3/2003
Finisar Corporation	Optical Receiver with Wide Dynamic Range Transimpedance Amplifier	7,030,702	5/3/2004
Finisar Corporation	Dual Fiber Optic Amplifier with Shared Pump Source	7,031,051	3/7/2003
Finisar Corporation	Long Wavelength VCSEL Device Processing	7,031,363	10/29/2003
Finisar Corporation	Plug-in module for providing bi-directional data transmission	7,031,574	7/21/2003
Finisar Corporation	Calibration of Multi-Channel Optoelectronic Module with Integrated Temperature Control	7,035,300	11/4/2003
Finisar Corporation	Optoelectronic Module and Optoelectronic System	7,036,999	5/14/2004
Finisar Corporation	Signal Strength Detection in High Speed Optical Electronics	7,038,187	10/31/2002
Finisar Corporation	Operation of Laser at Elevated Temperatures and Reduced Power Consumption	7,039,082	12/2/2003
Finisar Corporation	Single-Fiber Bi-Directional Transceiver	7,039,278	7/10/2003
Finisar Corporation	Optical Signal Equalizer with Adjustable Linear Filter	7,039,330	10/10/2003
Finisar Corporation	A Transmission Line with Integrated Connection Pads for Circuit Elements	7,042,067	3/19/2003
Finisar Corporation	Laser Bending Fabrication of Optical Interleavers	7,042,571	10/20/2003
Finisar Corporation	Variable Electrochromic Optical Attenuator	7,042,628	10/17/2003
Finisar Corporation	Single-Fiber Bi-Directional Transceiver	7,043,101	7/10/2003
Finisar Corporation	Adapter for Interoperability Between Optical Transceiver and Legacy Components	7,044,656	2/3/2004
Finisar Corporation	Transistors Outline Package with Exteriorly Mounted Resistors	7,044,657	3/19/2003
Finisar Corporation	Optical Crossbar Using Lasing Semiconductor Optical Amplifiers	7,046,434	12/14/2001
Finisar Corporation	Precision Ferrule Connector Assembly	7,048,448	10/27/2003
Finisar Corporation	Optical Sub-Assembly	7,048,449	8/17/2004
Finisar Corporation	Continuously Variable Attenuation Of Optical Signal Using An Optical Isolator	7,050,694	4/29/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Method and System for Equalizing Transmission Line Loss of a Laser Drive Signal	7,054,344	11/17/2003
Finisar Corporation	Enhanced Lateral Oxidation	7,054,345	6/27/2003
Finisar Corporation	Arrangement for the Detection of Optical Signals on a Planar Optical Circuit	7,054,560	5/7/2001
Finisar Corporation	Passive Alignment of Laser with Lens Assembly	7,056,034	12/30/2004
Finisar Corporation	Linear Optical Amplifier Using Coupled Waveguide Induced Feedback	7,057,803	6/30/2004
Finisar Corporation	Age Compensation in Optoelectronic Modules with Integrated Temperature Control	7,058,099	11/4/2003
Finisar Corporation	Indium Free Vertical Cavity Surface Emitting Laser	7,058,112	12/27/2001
Finisar Corporation	VCSEL Mode-Transforming Phase Filter With Enhanced Performance	7,061,945	5/13/2003
Finisar Corporation	Transmitter Optical Sub-Assembly with Eye Safety	7,065,106	3/2/2005
Finisar Corporation	Method for Testing Laser Using Side Mode Suppression Ratio	7,065,111	4/14/2004
Finisar Corporation	Electron Affinity Engineering for VCSELs	7,065,124	1/29/2004
Finisar Corporation	A Thermal Fused Coupler Package	7,065,267	11/13/2003
Finisar Corporation	Optical Transmitter Including a Linear Semiconductor Optical Amplifier	7,065,300	12/13/2001
Finisar Corporation	Small Form Factor Transceiver with Externally Modulated Laser	7,066,659	7/28/2003
Finisar Corporation	Optoelectronic Packaging Assembly	7,066,660	12/19/2003
Finisar Corporation	An Electronic Module Having an Integrated Latching Mechanism	7,066,746	3/14/2003
Finisar Corporation	Shielding Tabs for Reduction of Electromagnetic Interference	7,066,765	1/30/2004
Finisar Corporation	EMI Containment Transceiver Module With Floating PCB	7,068,522	4/23/2004
Finisar Corporation	Selection of IC Vdd for Improved Voltage Regulation of Transceiver/Transponder Modules	7,068,942	10/13/2003
Finisar Corporation	Optical Filter Stack	7,071,457	8/20/2004
Finisar Corporation	Planar Reconfigurable Optical Add/Drop Module	7,072,538	2/10/2003
Finisar Corporation	VCSEL Having Thermal Management	7,075,962	6/27/2003
Finisar Corporation	Fiber Stub Mount	7,079,746	5/5/2003
Finisar Corporation	A System and Method of Detecting a Bit Processing Error	7,082,556	10/31/2002
Finisar Corporation	Optical Transceiver Port	7,083,337	10/28/2003
Finisar Corporation	Tunnel Junction Utilizing GaPSb, AIGaPSb	7,085,298	10/31/2003
Finisar Corporation	Integral Vertical Cavity Surface Emitting Laser and Power Monitor	7,085,300	12/28/2001
Finisar Corporation	Controlling the Dynamic Range of an Avalanche Photodiode	7,087,882	10/31/2003
Finisar Corporation	Bidirectional Optical Device	7,088,518	12/3/2002
Finisar Corporation	System for Modulating Optical Signals	7,088,885	5/5/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Compact Laser Package with Integrated Temperature Control	7,092,418	12/14/2004
Finisar Corporation	Vertical Cavity Surface Emitting Laser Including Indium, Antimony and Nitrogen in the Active Region	7,095,770	12/20/2001
Finisar Corporation	Implant Damage Oxide Insulating Region in Vertical Cavity Surface Emitting Laser	7,095,771	8/19/2004
Finisar Corporation	Lead Frame for Connecting Optical Sub-Assembly to Printed Circuit Board	7,097,468	3/26/2004
Finisar Corporation	Tunable Segmented Distributed Bragg Reflector for Linear Optical Amplifier Gain Flatness	7,099,075	9/3/2004
Finisar Corporation	Modulation Doped Tunnel Junction	7,099,362	11/14/2003
Finisar Corporation	Integrated Circuit With Dual Eye Openers	7,099,382	7/28/2003
Finisar Corporation	Top Press Tool	7,100,257	4/17/2003
Finisar Corporation	Miniaturized Reconfigurable DWDM Add/Drop System For Optical Communication System	7,103,244	3/14/2002
Finisar Corporation	Hybrid Cell	7,106,508	9/3/2003
Finisar Corporation	Method For IN SITU Measurement of the Optical Offset of an Optical Component	7,103,953	4/22/2003
Finisar Corporation	Pluggable Transceiver with Cover Resilient Member	7,108,523	4/7/2004
Finisar Corporation	Integrated Optical Device Including a Vertical Lasing Semiconductor Optical Amplifier	7,110,169	12/11/2001
Finisar Corporation	Hybrid Mirror VCSEL	7,110,427	9/3/2004
Finisar Corporation	Optical Astable Multivibrator with Lasing Semiconductor Optical Amplifier	7,113,329	10/13/2004
Finisar Corporation	Apparatus and Method for Setting the AC Bias Point of an Optical Transmitter Module in an Optoelectronic Transceiver	7,120,179	11/6/2003
Finisar Corporation	Optical Latch Based on Lasing Semiconductor Optical Amplifiers	7,126,731	2/27/2004
Finisar Corporation	Integrated Post-Amplifier and Laser Driver	7,127,177	10/29/2002
Finisar Corporation	True RMS Converter Board	7,129,689	4/12/2005
Finisar Corporation	A Multi-Board Optical Transceiver	7,130,194	10/31/2002
Finisar Corporation	Reconfigurable Optical Add-drop Multiplexer	7,130,500	8/26/2004
Finisar Corporation	A Laser Driver Circuit With Signal Transition Enhancement	7,133,429	3/4/2005
Finisar Corporation	Pseudomorphic Layer in Tunnel Junction VCSEL	7,136,406	7/30/2003
Finisar Corporation	Method and Assembly for Aligning Optical Components	7,136,568	4/29/2005
Finisar Corporation	Methods for Signal Transmission in Optical Fiber	7,139,454	2/9/2005
Finisar Corporation	ROSA Alignment Using DC or Low Frequency Optical Source	7,140,784	3/29/2005

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	System And Method For Controlling Spectra Passband Profile	7,142,749	6/26/2002
Finisar Corporation	Optical Transceiver Module Having a Dual Segment Molded Lead Frame Connector	7,144,259	9/26/2005
Finisar Corporation	Support Device and Extender Assemblies for Interposer	7,145,765	2/25/2005
Finisar Corporation	Transmitter Preemphasis in Fiber Optic Links	7,147,387	1/19/2005
Finisar Corporation	Optoelectronic Semiconductor Device	7,149,236	10/22/2003
Finisar Corporation	Optical System With Reduced Back Reflection	7,149,383	2/17/2004
Finisar Corporation	Optoelectronic Devices and Methods of Production	7,151,785	9/24/2003
Finisar Corporation	Optical Switch Having a Reflective Component	7,151,868	9/29/2003
Finisar Corporation	Avalanche Photodiode Controller Circuit for Fiber Optics Transceiver	7,155,133	3/18/2002
Finisar Corporation	Angled Wafer Rotating Ion Implantation	7,157,730	12/20/2002
Finisar Corporation	Dust Cap for Fiber Optic Components	7,164,840	4/29/2004
Finisar Corporation	Use of GaAs Extended Barrier Layers Between Active Regions Containing Nitrogen and AIGaAs Confining Layers	7,167,495	10/1/2004
Finisar Corporation	Mechanical Stabilization of Lattice Mismatched Quantum Wells	7,167,496	8/4/2003
Finisar Corporation	Selectively Etchable Heterogeneous Composite Distributed Bragg Reflector	7,170,916	10/30/2002
Finisar Corporation	Magneto-Optic Variable Optical Attenuator	7,170,921	10/17/2003
Finisar Corporation	Optical Duplex Connector For Small Form Factor Modules	7,172,347	9/17/2004
Finisar Corporation	Optical Isolator With Reduced Insertion Loss And Minimized Polarization Mode Dispersion	7,173,762	7/5/2001
Finisar Corporation	Optical Interleaver and Filter Cell Design with Enhanced Clear Aperture	7,173,763	6/11/2004
Finisar Corporation	Method And System for Performing OTDM	7,174,100	4/2/2001
Finisar Corporation	Multi-Rate and Multi-Level Gigabit Interface Converter	7,174,106	8/31/2001
Finisar Corporation	Multiple Width Transceiver Host Board System	7,177,157	10/22/2001
Finisar Corporation	Adjusting Polarity of Transmitter and Receiver Output	7,177,547	10/29/2002
Finisar Corporation	Method and Apparatus for Reducing Reflectance in an Optical Mount Using a Glass Spacer	7,178,995	5/5/2003
Finisar Corporation	IN SITU Adaptive Masks	7,179,335	10/28/2003
Finisar Corporation	Interconnect Mechanism for Connecting a Laser Driver to a Laser	7,181,100	3/8/2006
Finisar Corporation	Coupling Unit for Coupling an Optical Transmitting and/or Receiving Module to an Optical Fiber	7,182,525	10/1/2003
Finisar Corporation	A Laser Driver Circuit for Reducing Electromagnetic Interference	7,184,452	3/3/2005
Finisar Corporation	VCSEL with Integrated Monitor Photodiode	7,184,454	6/25/2004

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Mirrors for Reducing the Effects of Spontaneous Emissions in Photodiodes	7,184,455	12/30/2004
Finisar Corporation	Pivot Release Mechanism for Modular Component	7,186,134	2/11/2004
Finisar Corporation	Systems for wafer level burn-in of electronic devices	7,190,184	2/12/2004
Finisar Corporation	Circuits and Methods for Biasing Externally Modulated Lasers and the Like	7,194,012	11/23/2004
Finisar Corporation	Optical Transceiver Package with a Liquid Crystal Variable Optical Attenuator	7,196,744	10/17/2003
Finisar Corporation	Planar Decoupling in Optical Subassembly	7,198,414	12/22/2004
Finisar Corporation	Fabrication and Alignment Device	7,202,952	8/25/2004
Finisar Corporation	Apparatus for Enhancing Impedance-Matching in a High-Speed Data Communications System	7,204,648	11/1/2002
Finisar Corporation	Method And Apparatus For Delayed Recursion Decoder	7,206,363	6/24/2003
Finisar Corporation	Polarization Dependent Loss Loop	7,206,466	10/24/2003
Finisar Corporation	Optical Coupling System	7,210,857	7/16/2003
Finisar Corporation	Multi-Layer Ceramic Feedthrough Structure in a Transmitter Optical Subassembly	7,210,859	11/2/2004
Finisar Corporation	Circuit Interference for Optoelectronic Device	7,211,830	1/6/2005
Finisar Corporation	Actuator For Small Form Factor Pluggable Transceiver	7,212,410	1/16/2004
Finisar Corporation	Methods and Devices for Monitoring the Wavelength and Power of a Laser	7,212,555	10/31/2003
Finisar Corporation	Planar Optical Circuit	7,212,697	12/23/2002
Finisar Corporation	Deformable Optical Signal Transmitter Port	7,212,714	1/6/2005
Finisar Corporation	Redundant Optical Multiplexer Having Reflective Element	7,212,738	4/23/2003
Finisar Corporation	Compact Optical Transceivers for Host Bus Adapters	7,215,889	4/22/2004
Finisar Corporation	Method for Calibrating an Optoelectronic Device Based on APD Breakdown Voltage	7,217,914	7/27/2004
Finisar Corporation	Receiver Circuit Having an Optical Reception Device	7,221,229	4/9/2004
Finisar Corporation	Versatile Method and System for Single Mode VCSELs	7,221,691	7/10/2003
Finisar Corporation	A System and Method of Measuring Turn-on and Turn-Off Times on a Optoelectronic Device	7,222,042	10/27/2003
Finisar Corporation	Cable Television Return Link System With High Data-Rate Side-Band Communication Channels	7,222,358	10/30/2002
Finisar Corporation	Optical Barrels with Electromagnetic Shielding	7,223,028	9/9/2005
Finisar Corporation	Digital Control Interface to Post-Amplifier and Laser Driver	7,224,904	10/29/2002

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Clamshell Packaging Structure	7,226,220	3/22/2005
Finisar Corporation	Opto-Electronical Arrangement Having Surface-Mountable Semiconductor Module and a Cooling Element	7,228,020	2/9/2005
Finisar Corporation	Thin Film Interleaver	7,228,025	10/31/2003
Finisar Corporation	Transceiver Module Having a Dual Segment Lead Frame Connector	7,229,295	8/30/2006
Finisar Corporation	Shielding Tabs for Reduction of Electromagnetic Interference	7,229,317	4/17/2006
Finisar Corporation	Temperature and Jitter Compensation Controller Circuit and Method for Fiber Optics Device	7,230,961	2/10/2005
Finisar Corporation	Optoelectronic Arrangement with a Pluggable Optoelectronic Module and an Electrical Connector to be Mounted on a Host-Printed Circuit board and Electrical Connector	7,234,879	9/7/2004
Finisar Corporation	Dual PIN Diode and Optical Attenuator	7,235,852	1/22/2004
Finisar Corporation	Time-Based Adjustment of Temperature Control of Laser to Stabilize Wavelength	7,236,507	2/19/2004
Finisar Corporation	High Frequency Test Fixture	7,236,676	4/12/2005
Finisar Corporation	Optical Return Loss Measurement	7,236,682	8/29/2005
Finisar Corporation	Scalable And Exchangeable Erbium Doped Fiber Amplifier For DWDM	7,236,700	10/11/2002
Finisar Corporation	Multi-Board Optical Transceiver	7,245,498	3/30/2005
Finisar Corporation	Optoelectronic Arrangement	7,245,648	2/27/2004
Finisar Corporation	Extinction Ratio Determination Using Duty Cycle Modulation	7,245,828	10/31/2005
Finisar Corporation	Digital and Programmable Control of Optical Transceiver Elements	7,245,835	10/29/2002
Finisar Corporation	Plug-In Electronic Module and method for Connecting a Plug-In electronic Module to a Holding Structure	7,248,469	9/5/2003
Finisar Corporation	Optical Transceiver with Capacitive Coupled Signal Ground With Chassis Ground	7,249,895	12/22/2004
Finisar Corporation	Distributed Bragg Reflector for Optoelectronic Device	7,251,264	4/29/2005
Finisar Corporation	Submount, Pedestal, and Bond Wire Assembly for a Transistor Outline Package with Reduced Bond Wire Inductance	7,254,149	3/19/2003
Finisar Corporation	High Power Single Mode Vertical Cavity Surface Emitting Laser	7,254,155	2/3/2004
Finisar Corporation	Method and System for Releasing a Pluggable Module	7,255,484	12/6/2001
Finisar Corporation	Nitrogen Sources for Molecular Beam Epitaxy	7,255,746	9/4/2002
Finisar Corporation	Multicomponent Barrier Layers in Quantum Well Active Regions to Enhance Confinement and Speed	7,257,143	10/1/2004
Finisar Corporation	System and Method for Transmitting Data on Return Path of a Cable Television System	7,257,328	12/12/2000

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Methods of Manufacturing Optical Modules Using Dual-Segment Lead Frame Connectors	7,258,264	2/25/2005
Finisar Corporation	Low Temperature Bonding of Multilayer Substrates	7,259,466	12/17/2003
Finisar Corporation	Systems, Devices and Methods for Thermal Testing of an Optoelectronic Module	7,260,303	12/30/2004
Finisar Corporation	Optoelectronic Assembly for Multiplexing and/or Demultiplexing Optical Signals	7,260,328	2/24/2003
Finisar Corporation	Optical Switch Using Polarization Beam Splitters	7,263,250	2/20/2003
Finisar Corporation	Modular Optical Transceiver Package	7,264,408	4/27/2005
Finisar Corporation	Method for Producing Laser with Resonant Reflector	7,266,135	4/7/2004
Finisar Corporation	Temperature Compensation for Fiber Optic Transceivers Using Optimized Convergence Algorithms	7,266,136	3/25/2004
Finisar Corporation	Transceiver Device	7,267,493	4/25/2003
Finisar Corporation	Fiber Stub for Cladding Mode Coupling Reduction	7,267,494	1/31/2006
Finisar Corporation	Apparatus And Method For Stacking Laser Bars For Uniform Facet Coating	7,268,005	10/27/2003
Finisar Corporation	Optical Interleaver, Filter Cell, and Component Design With Reduced Chromatic Dispersion	7,268,944	6/11/2004
Finisar Corporation	Control Circuit for Optoelectronic Module with Integrated Temperature Control	7,269,191	3/18/2002
Finisar Corporation	Transceiver with Programmable Signal Parameters	7,269,357	7/29/2003
Finisar Corporation	Optoelectronic Transmission and/or Reception Arrangement	7,270,488	4/26/2004
Finisar Corporation	Laser Package with Digital Electronic Interface	7,270,490	3/17/2005
Finisar Corporation	Epitaxial Layer for Laser Diode Ridge Protection	7,272,161	9/25/2003
Finisar Corporation	Method for Manufacturing a Photonic Device and a Photonic Device	7,273,565	4/29/2005
Finisar Corporation	Circulator And Polarization Beam Combiner	7,274,510	3/13/2003
Finisar Corporation	Method and Apparatus for Monitoring the Power Level of Two	7,274,882	10/30/2002
Finisar Corporation	Attenuated Barrel Selection Algorithm	7,275,878	5/17/2005
Finisar Corporation	Transceiver Module Having a Flexible Circuit	7,275,937	4/30/2004
Finisar Corporation	A Dielectric VCSEL Gain Guide	7,277,461	6/27/2003
Finisar Corporation	Integrated Light Emitting Device and Photodiode with Ohmic Contact	7,277,463	12/30/2004
Finisar Corporation	Method for Manufacturing a Photonic Device and a Photonic Device	7,279,109	4/29/2005
Finisar Corporation	Mult-Ring Resonator Implementation of Optical Spectrum Reshaper for Chirp Managed Laser Technology	7,280,721	12/17/2004
Finisar Corporation	Eye Safety Logic With Compensation for Transient Conditions	7,280,575	4/30/2004

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Methods and Apparatuses for Optical Component Identification	7,281,861	3/21/2005
Finisar Corporation	Dual Stage Modular Optical Devices with Insert Digital Diagnostics Component	7,284,916	6/13/2005
Finisar Corporation	Low Temperature Grown Layers with Migration Enhanced Epitaxy Adjacent to an InGaAaN(Sb) Based Active Region	7,286,585	3/14/2005
Finisar Corporation	Carrier Bonded 1550 NM VCSEL Design With INP Substrate Remove	7,286,584	12/8/2004
Finisar Corporation	Z-Axis Alignment of an Optoelectronic Component Using a Composite Adhesive	7,286,736	7/22/2005
Finisar Corporation	Transceiver Module With PCB Having Embedded Traces For EMI Control	7,286,372	4/23/2004
Finisar Corporation	Multi-Axis Optical Device Alignment Apparatus	7,286,735	1/9/2004
Finisar Corporation	Two-Wire Interface Having Embedded Per Frame Reliability Information	7,287,208	3/31/2004
Finisar Corporation	Methods for Producing Optoelectronic Devices	7,288,421	7/6/2004
Finisar Corporation	Electronically Resettable Current Protection for Die Testing	7,292,043	10/4/2006
Finisar Corporation	Super Lattice Tunnel Junctions	7,294,868	7/28/2005
Finisar Corporation	Access Key Enabled Update of an Optical Transceiver	7,295,750	12/28/2005
Finisar Corporation	Latching System For Small-Form Pluggable Device	7,294,004	10/23/2006
Finisar Corporation	Power and Encircled Flux Alignment	7,295,733	6/21/2005
Finisar Corporation	Glass Package For Optical Device	7,295,730	12/2/2005
Finisar Corporation	Carbon Doped GaAsSb Suitable for Use in Tunnel Junctions of Long Wavelength VCSELs	7,295,586	2/21/2002
Finisar Corporation	Pluggable Optical Optic System Having a Lens Fiber Stop	7,298,942	6/6/2003
Finisar Corporation	Noise Tolerant Voltage Controlled Oscillator	7,298,226	5/24/2006
Finisar Corporation	Optical Transceiver and Host Adapter with Memory Mapped Monitoring Circuitry	7,302,186	4/22/2004
Finisar Corporation	Method for Actively Aligning an Optoelectronic Device	7,304,738	8/24/2004
Finisar Corporation	Optoelectronic Transmitter Module and Method for the Production Thereof	7,303,340	3/15/2004
Finisar Corporation	Two-Wire Interface Having Dynamically Adjustable Data Fields Depending on Operation Code	7,304,950	3/31/2004
Finisar Corporation	Magnetically Controlled Heat Sink	7,308,008	11/10/2003
Finisar Corporation	Heatsinking of Optical Subassembly and Method of Assembling	7,308,206	1/20/2004
Finisar Corporation	Versatile Method and System for Single Mode VCSELs	7,308,011	7/11/2003
Finisar Corporation	Methods for Fabricating Integrated Optoelectronic Devices	7,306,959	12/22/2004
Finisar Corporation	Electronic Circuit	7,306,466	12/10/2004
Finisar Corporation	Integrated Optical Sub-Assembly Having Epoxy Chip Package	7,306,377	4/30/2004

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Integrated Optical Devices and Methods of Making Same	7,309,174	4/27/2005
Finisar Corporation	Optical Sub-Assembly Block with Stabilizing Set Screws	7,309,170	4/27/2006
Finisar Corporation	Dual Segment Molded Lead Frame Connector for Optical Transceiver Modules	7,311,530	2/25/2005
Finisar Corporation	System and Method for Manufacturing Coaxial Optical Component	7,313,300	10/30/2003
Finisar Corporation	Electrical Circuits with Button Plated Contacts and Assembly Methods	7,311,240	4/30/2004
Finisar Corporation	Electronic modules having an integrated connector detachment mechanism	7,314,384	10/31/2006
Finisar Corporation	Temperature and jitter compensation controller circuit and method for fiber optics device	7,317,743	10/28/2003
Finisar Corporation	Optical add/drop patch cord	7,317,851	11/26/2003
Finisar Corporation	Optimization of the decision threshold for binary signals	7,320,095	3/3/2004
Finisar Corporation	Optoelectronic Module Classification Clip	7,320,551	4/20/2007
Finisar Corporation	Continuous temperature compensation for a laser modulation current	7,324,570	3/4/2005
Finisar Corporation	Lens with reflective surface	7,324,575	2/17/2004
Finisar Corporation	Receiver Optical Sub-Assembly with Optical Limiting Element	7,325,982	3/2/2005
Finisar Corporation	Optically Trimming Electronic Components	7,332,402	5/14/2004
Finisar Corporation	Optoelectronic Device Capable of Participating in In-Band Traffic	7,332,234	9/21/2005
Finisar Corporation	Aligning of Optical Components with Three Degrees of Translational Freedom	7,333,199	5/10/2005
Finisar Corporation	Use of a Third State Applied to a Digital Input Terminal of a Circuit to Initiate Non-Standard Operational Modes of the Circuit	7,332,928	3/7/2005
Finisar Corporation	Media Converter	7,331,819	5/9/2006
Finisar Corporation	Modular Optical Device with Component Insert	7,334,948	5/24/2005
Finisar Corporation	Electro-Magnetic Interference Reduction Filter for an Optical Transceiver	7,336,904	11/29/2005
Finisar Corporation	A Transmitter Subassembly Ground Return Path	7,338,216	3/31/2004
Finisar Corporation	Optical Multiplexer and Demultiplexer Systems and Methods Using Interference Filters	7,340,123	10/10/2003
Finisar Corporation	Fiber Optic Module	RE40150	5/15/2000
Finisar Corporation	Shaped Lead Assembly for Optoelectronic Devices	7,341,385	9/30/2006
Finisar Corporation	Fiber Optic Module	RE40154	1/29/2004
Finisar Corporation	Shaped Lead Assembly for Optoelectronic Devices	7,344,319	9/30/2006
Finisar Corporation	Vertical Cavity Surface Emitting Laser Including Trench And Proton Implant Isolation	7,346,090	10/31/2006

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Method For Performing Eye Safety Measurements on Laser Emitter Devices	7,346,087	3/4/2005
Finisar Corporation	Opto-Electronic Module For Optical Signals From At Least Two Optical Data channels For Arranging On A Main Circuit Board of a Component Assembly and Opto-Electrical Component Assembly	7,347,634	8/6/2004
Finisar Corporation	Optical Connectors for Electronic Devices	7,347,632	12/10/2004
Finisar Corporation	Programmable Loss of Signal Power Levels in an Optical Transceiver	7,350,986	12/28/2005
Finisar Corporation	CHIRP MANAGED, WAVELENGTH MULTIPLEXED, DIRECTLY MODULATED SOURCES USING AN ARRAYED WAVEGUIDE GRATING (AWG) AS MULTI-WAVELENGTH DISCRIMINATOR	7,352,968	12/17/2004
Finisar Corporation	OPTICAL TRANSCEIVER MODULE ARRAY SYSTEM	7,350,984	11/18/2003
Finisar Corporation	Latching Mechanism for a Module	7,351,090	7/30/2007
Finisar Corporation	Connecting a Single Mode Fiber to Legacy Multi-Mode Fiber	7,352,937	12/17/2003
Finisar Corporation	Devices for Reflection Reduction in Optical Devices	7,354,201	11/12/2003
Finisar Corporation	Transient Transceiver Clock Configuration	7,356,681	3/7/2005
Finisar Corporation	Method and Device for Regulating the Average Wavelength of a laser, especially a semiconductor laser	7,356,055	5/28/2004
Finisar Corporation	Housing-Shaped Shielding Plate for the Shielding of an Electrical Component	7,354,311	1/15/2002
Finisar Corporation	Wide Temperature Range Vertical Cavity Surface Emitting Laser	7,356,057	10/28/2003
Finisar Corporation	Packages for Devices and Components	7,354,203	7/11/2005
Finisar Corporation	CHIRP MANAGED LASER WITH ELECTRONIC PRE-DISTORTION	7,356,264	12/17/2004
Finisar Corporation	Time Division Multiplexing of Analog Signals in an Optical Transceiver	7,356,262	11/6/2003
Finisar Corporation	Fiber Optic Transceiver	7,357,581	6/8/2006
Finisar Corporation	Asynchronous Digital Signal Combiner and Method of Combining Asynchronous Digital Signal in Cable Television Return Path	7,359,447	2/3/2003
Finisar Corporation	Three Piece Receptacle Assembly for Optical Transceiver Sub-Assemblies	7,357,580	3/14/2006
Finisar Corporation	Switchable High-Pass Filter Arrangement and an Optical Receiver Having a Switchable High-Pass Filter Arrangement	7,358,899	4/13/2005
Finisar Corporation	Transmitter and/or Receiver Arrangement for Optical Signal Transmission	7,359,646	9/14/2001
Finisar Corporation	Optical Transceiver Module with Power Integrated Circuit	7,359,643	7/3/2003
Finisar Corporation	Fiber Optic Pair with Pigrail Geometry	7,359,583	8/2/2004
Finisar Corporation	Vertical Cavity Surface Emitting Laser Optimized For Thermal Sensitivity	7,359,419	3/29/2005
Finisar Corporation	Optical Sending and/or Receiving Device	7,361,936	8/15/2003

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Methods of Forming Vias in Multilayer Substrates	7,361,593	12/30/2004
Finisar Corporation	Optimizing Mirror Reflectivity for Reducing Spontaneous Emissions in Photodiodes	7,366,217	12/30/2004
Finisar Corporation	Optoelectronic Coupling Arrangement and Transceiver with Such an Optoelectronic Coupling Arrangement	7,364,368	1/18/2005
Finisar Corporation	Temperature Control For Coarse Wavelength Division Multiplexing Systems	7,369,587	12/21/2004
Finisar Corporation	Modular Cage with Heat Sink for Use with Pluggable Module	7,371,965	5/9/2003
Finisar Corporation	Automated Laser Pressing System	7,371,017	6/1/2004
Finisar Corporation	Production of an Optical Arrangement Used in Optical Telecommunications Comprises Arranging an Adjusting Unit With an Auxiliary Waveguide Between an Optical Component and a Waveguide	7,371,016	10/16/2003
Finisar Corporation	An Amplification Circuit For Driving A Laser Signal	7,372,328	3/4/2005
Finisar Corporation	Lens Mount Assembly for Optical Components	7,372,647	12/29/2004
Finisar Corporation	Wavelength Locker Using Modular Current and Photodetector	7,372,879	12/6/2004
Finisar Corporation	Alignment Using Fiducial Features	7,371,652	6/22/2005
Finisar Corporation	Methods for Manufacturing Lead Frame Connectors for Optical Transceiver Modules	7,370,414	3/26/2004
Finisar Corporation	POLARIZATION MAINTAINING COUPLER	7,373,028	10/24/2003
Finisar Corporation	OPTICAL SWITCH HAVING A REFLECTIVE COMPONENT	7,373,038	11/10/2006
Finisar Corporation	Planar Optical Circuit	7,373,030	11/12/2003
Finisar Corporation	CHIRP MANAGED LASER FIBER OPTIC SYSTEM INCLUDING AN ADAPTIVE RECEIVER	7,376,352	12/17/2004
Finisar Corporation	Optoelectronic Component with an Adjustable Optical Property and Method for Producing the Layer Structure	7,376,294	12/19/2003
Finisar Corporation	Free Space Optical Isolator With Stacked Parallel Polarizers	7,376,291	11/6/2003
Finisar Corporation	Electronic Assembly Tester and Method for Optoelectronic Device	7,378,834	10/28/2003
Finisar Corporation	Migration Enhanced Epitaxy Fabrication of Quantum Wells	7,378,680	8/31/2004
Finisar Corporation	Systems, Devices and Methods for Temperature-Based Control of Laser Performance	7,386,020	12/22/2004
Finisar Corporation	Dense Wavelength Division Multiplexing on Coarse Wavelength Division Multiplexing Networks	7,389,017	3/17/2004
Finisar Corporation	Cable Connector Structure for Copper Transceivers	7,387,538	3/21/2007
Finisar Corporation	Coupling Unit for Coupling an Optical Transmitting and/or Receiving Module to an Optical Fiber Connector	7,387,449	2/9/2005

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Mode Selective Semiconductor Mirror For Vertical Cavity Surface Emitting Lasers	7,391,799	7/7/2005
Finisar Corporation	Integrated Circuit for Controlling a Laser Diode	7,391,797	11/21/2001
Finisar Corporation	Counterbore Base Member for Ferrule-Type Optical Connector	7,396,165	10/30/2003
Finisar Corporation	VCSEL On Silicon Integrated Circuit	7,399,124	12/8/2006
Finisar Corporation	Optical Reflectometry Using Integrated VCSEL Photodiode Chip	7,403,275	12/5/2006
Finisar Corporation	Absorbing Layers for Reduced Spontaneous Emission Effects in an Integrated Photodiode	7,403,553	12/30/2004
Finisar Corporation	Electrical-Optical Active Optical Cable	7,401,985	4/10/2006
Finisar Corporation	Detector Diodes With Bias Control Loop	7,402,788	3/31/2006
Finisar Corporation	Single Operation Per-Bit Memory Access	7,404,068	11/7/2003
Finisar Corporation	Method and Device for Adjusting a Laser	7,403,551	9/5/2001
Finisar Corporation	METHOD AND APPARATUS FOR TRANSMITTING A SIGNAL USING THERMAL CHIRP MANAGEMENT OF A DIRECTLY MODULATED TRANSMITTER	7,406,267	9/2/2004
Finisar Corporation	FLAT-TOPPED CHIRP INDUCED BY OPTICAL FILTER EDGE	7,406,266	3/18/2005
Finisar Corporation	Systems, Devices and Methods for Thermal Testing of an Optoelectronic Module	7,406,247	8/13/2007
Finisar Corporation	Vertical Cavity Surface Emitting Laser Including Indium and Nitrogen in the Active Region	7,408,964	12/20/2001
Finisar Corporation	Optical System Laser Driver With Built In Output Inductor For Improved Frequency Response	7,411,986	3/25/2004
Finisar Corporation	Modular Optical Device Package Compatible with Multiple Fiber Connectors	7,410,307	6/6/2005
Finisar Corporation	Methods for Testing Optical Transmitter Components	7,414,386	6/23/2006
Finisar Corporation	Arrangement for Connecting the Terminal Contacts of an Optoelectronic Component to a Printed Circuit Board	7,417,292	4/2/2004
Finisar Corporation	Compact Interface Module	7,416,436	3/17/2003
Finisar Corporation	Programmable Transition Time Adjustment Circuit	7,418,210	4/30/2004
Finisar Corporation	Alignment of Optoelectronic Components Using a Composite Adhesive	7,418,176	8/30/2006
Finisar Corporation	Component Feature Cavity for Optical Fiber Self-Alignment	7,418,175	3/22/2005
Finisar Corporation	Optical Add/Drop Module	7,418,168	10/20/2004
Finisar Corporation	Transimpedance Amplifier with Integrated Filtering and Reduced Parasitic Capacitance	7,418,213	8/12/2004
Finisar Corporation	System and Method for Control of Optical Transmitter	7,418,015	2/23/2004
Finisar Corporation	Optical Apertures for Reducing Spontaneous Emissions in Photodiodes	7,418,021	12/30/2004

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Optoelectronic Transceiver for a Bidirectional Optical Signal Transmission	7,418,208	1/30/2004
Finisar Corporation	Electromagnetic Interference Containment in a Transceiver Module	7,422,481	3/21/2007
Finisar Corporation	Micro-Module With Micro-Lens	7,422,377	6/30/2004
Finisar Corporation	An Optical Modulator and a Method for Adapting an Optical Modulator	7,426,321	9/25/2005
Finisar Corporation	Flex Circuit Assembly	7,425,135	3/31/2005
Finisar Corporation	Configurable Input/Output Terminals	7,426,586	10/21/2004
Finisar Corporation	System and Method for Preventing Signal Loss in an Optical Communications Network	7,426,346	4/23/2003
Finisar Corporation	InP Based Long Wavelength VCSEL	7,433,381	6/25/2003
Finisar Corporation	ADIABATIC FREQUENCY MODULATED TRANSMITTER WITH NEGATIVE CHIRP	7,433,605	1/21/2005
Finisar Corporation	Vertical Cavity Surface Emitting Laser Having a Gain Guide Aperture Interior to an Oxide Confinement Layer	7,432,118	6/6/2005
Finisar Corporation	Implementation of Gradual Impedance Gradient Transmission Line for Optimized Matching In Fiber Optic Transmitter Laser Drivers	7,433,602	1/13/2004
Finisar Corporation	Integrated Post-Amplifier, Laser Driver, and Controller	7,437,078	10/21/2004
Finisar Corporation	Z-Axis Alignment of an Optoelectronic Component Using a Spacer Tool	7,437,038	9/30/2006
Finisar Corporation	Automatic Selection of Data Rate for Optoelectronic Devices	7,437,079	10/30/2003
Finisar Corporation	Methods for Assembling an Optical Transceiver	7,435,014	8/23/2004
Finisar Corporation	Migration Enhanced Epitaxy Fabrication of Active Regions Having Quantum Wells	7,435,660	7/11/2006
Finisar Corporation	Electrical Connector for Use in an Optical Transceiver Module	7,435,105	3/28/2005
Finisar Corporation	Integrated Optical Assembly	7,440,647	4/21/2004
Finisar Corporation	Screening Optical Transceiver Modules for Electrostatic Discharge Damage	7,440,865	2/3/2004
Finisar Corporation	Staged Amplifier for Lower Noise Figure and Higher Saturation Power	7,440,171	3/7/2003
Finisar Corporation	Regulated Current Mirror	7,439,480	3/4/2005
Finisar Corporation	Flexible Circuit for Establishing Electrical Connectivity with Ceramic Header Assembly	7,439,449	4/9/2003
Finisar Corporation	Flexible Circuit C=Boards with Tooling Cutouts for Optoelectronic Modules	7,446,261	4/30/2004
Finisar Corporation	Active Optical Cable With Integrated Eye Safety	7,445,389	4/10/2006
Finisar Corporation	Calibration of Digital Diagnostics Information in an Optical Transceiver Prior to Reporting to Host	7,447,438	4/29/2005
Finisar Corporation	Automated Characterization System For Laser Chip On A Submount	7,449,905	2/13/2007

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Grounding a Printed Circuit Board in a Transceiver Module	7,452,218	3/21/2007
Finisar Corporation	Impedance-Matching Electrical Connection Apparatus for High-Speed Data Communications System	7,453,338	9/20/2006
Finisar Corporation	Optical Product Cure Oven	7,452,431	9/28/2004
Finisar Corporation	High Density Array of Optical Transceiver Modules	7,455,463	6/2/2005
Finisar Corporation	Photonic Device Package With Aligned Lens Cap	7,456,945	10/24/2003
Finisar Corporation	Add/Drop Module for Single Fiber Wavelength Division Multiplexing Systems	7,457,543	8/2/2004
Finisar Corporation	EMI Reduction Stage In A Post-Amplifier	7,459,982	4/5/2007
Finisar Corporation	Non-Linear Compensation of Timing Jitter	7,460,790	1/24/2005
Finisar Corporation	On-Chip Lenses for Diverting Vertical Cavity Surface Emitting Laser Beams	7,460,578	4/11/2005
Finisar Corporation	Microcode-Initiated High Speed Comparator	7,468,618	6/30/2005
Finisar Corporation	Signal Strength Detection Circuits for High Speed Optical Electronics	7,470,884	2/28/2005
Finisar Corporation	Molded Lead Frame Connector with Mechanical Attachment Members	7,473,107	5/1/2006
Finisar Corporation	Connector Mountable Asymmetric Free Space Optical Isolator	7,474,813	4/30/2004
Finisar Corporation	VERSATILE COMPACT TRANSMITTER FOR GENERATION OF ADVANCED MODULATION FORMATS	7,474,859	4/6/2007
Finisar Corporation	Method and System for Releasing a Pluggable Module	7,477,825	8/13/2007
Finisar Corporation	Optical and Electrical Channel Feedback in Optical Transceiver Module	7,477,847	7/25/2003
Finisar Corporation	Securing a Transistor Outline Can Within an Optical Component	7,476,905	10/20/2005
Finisar Corporation	Compressible Flange Capture for Module	7,476,039	2/27/2008
Finisar Corporation	POWER SOURCE FOR A DISPERSION COMPENSATION FIBER OPTIC SYSTEM	7,477,851	11/8/2005
Finisar Corporation	WIDELY TUNABLE, DISPERSION TOLERANT TRANSMITTER	7,480,464	12/8/2006
Finisar Corporation	Wafer Level AC And/Or DC Testing	7,482,828	7/13/2006
Finisar Corporation	Watch-Dog Instruction Embedded in Microcode	7,484,133	11/7/2003
Finisar Corporation	Long Wavelength VCSEL Active Region Using SB in GASN Barriers	7,483,462	4/30/2004
Finisar Corporation	Optical Transceiver PCB Mounting System Having EMI Containment Features	7,481,656	2/13/2007
Finisar Corporation	Latch Assembly For An Optoelectronic Module	7,484,987	3/29/2007
Finisar Corporation	Transceiver Module and Integrated Circuit With Dual Eye Openers	7,486,894	4/17/2003
Finisar Corporation	A Module Housing For Improved Electromagnetic Radiation Containment	7,486,524	3/3/2003
Finisar Corporation	FLAT DISPERSION FREQUENCY DISCRIMINATOR (FDFD)	7,492,976	5/26/2006
Finisar Corporation	Transceiver with Persistent Logging Mechanism	7,493,048	6/30/2004

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Hermetic and Near Hermetic Sealing of Optical Components	7,490,999	8/11/2004
Finisar Corporation	Modular Transistor Outline Can with Internal Components	7,492,798	7/11/2006
Finisar Corporation	Integration of Gain Equalization Filter in a Gain Medium	7,495,825	7/10/2007
Finisar Corporation	Active Optical Cable With Electrical Connector	7,499,616	4/10/2006
Finisar Corporation	Optoelectronic Transmitting and/or Receiving Arrangement	7,500,792	5/31/2005
Finisar Corporation	A Circuit For Filtering A Laser Signal	7,502,565	3/4/2005
Finisar Corporation	MULTI-RING RESONATOR IMPLEMENTATION OF OPTICAL SPECTRUM RESHAPER FOR CHIRP MANAGED LASER TECHNOLOGY	7,502,532	2/5/2007
Finisar Corporation	Circuit For Providing A Signal Boost	7,504,889	4/11/2007
Finisar Corporation	Optical Package Alignment and Test Module	7,503,789	8/30/2005
Finisar Corporation	Methods of Manufacturing Dual-Segment Lead Frame Connectors	7,503,112	2/25/2005
Finisar Corporation	An Optoelectronic Package	7,505,501	11/13/2006
Finisar Corporation	THERMAL CHIRP COMPENSATION SYSTEMS FOR A CHIRP MANAGED DIRECTLY MODULATED LASER (CML) DATA LINK	7,505,694	5/2/2005
Finisar Corporation	Optical Emission Module	7,505,691	5/21/2004
Finisar Corporation	Optical Transceiver	7,505,688	6/4/2002
Finisar Corporation	Transceiver Boot Loader	7,505,684	9/30/2005
Finisar Corporation	SMT Spring for Module	7,507,034	2/27/2008
Finisar Corporation	A Detachable Module Connector	7,508,677	8/26/2004
Finisar Corporation	Electronic Modules Having Integrated Lever-Activated Latching Mechanisms	7,507,111	3/5/2007
Finisar Corporation	Microcode-Driven Self-Calibration of Optical Transceiver to Environmental Conditions	7,509,050	6/30/2004
Finisar Corporation	Vertical Cavity Surface Emitting Laser with Integrated Electrostatic Discharge Protection	7,508,047	3/28/2005
Finisar Corporation	Transceiver Module with Voltage Regulation and Filtering	7,509,051	2/15/2005
Finisar Corporation	Method For Optimizing Laser Diode Operating Current	7,515,620	4/29/2003
Finisar Corporation	Cable Television Return Link System with Independent Side-band Processing System	7,519,297	11/7/2003
Finisar Corporation	Automated Ethernet Configuration of CATV Network	7,519,078	5/12/2004
Finisar Corporation	Adjustable Boot Speed in an Optical Transceiver	7,522,840	4/26/2005
Finisar Corporation	Flexible Circuit Design for Improved Laser Bias Connection to Optical	7,526,207	10/16/2003
Finisar Corporation	Changing Transceiver Module Device Adresses Using a Single Host Interface	7,526,208	4/26/2005
Finisar Corporation	Linear Transimpedance Amplifier With Multiplexed Gain Stage	7,525,391	8/21/2007

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	System and Method for Transmitting Data on Return Path of a Cable Television System	7,529,487	8/13/2007
Finisar Corporation	Volatile Memory Persistence During Warm Reboot in an Optical Transceiver	7,533,254	9/16/2005
Finisar Corporation	Systems and Methods for Providing Diagnostic Information Using EDC Transceivers	7,532,820	3/17/2005
Finisar Corporation	Automatic Detection of Production and Manufacturing Data Corruption	7,533,004	10/20/2003
Finisar Corporation	Chirp Managed Directly Modulated Laser With Bandwidth Limiting Optical Spectrum Reshaper	7,536,113	1/18/2005
Finisar Corporation	Improved Chirp Managed Laser (CML) Transmitter	7,542,683	4/6/2007
Finisar Corporation	Background Consistency Checking in an Optical Transceiver	7,543,176	12/28/2005
Finisar Corporation	Molded lead frame connector with one or more passive components	7,540,747	5/1/2006
Finisar Corporation	AlAs/GaAs Alloy to Enhance N-Type Doping in AIGaAs Distributed Bragg Reflector	7,545,560	10/8/2004
Finisar Corporation	System and Method for Reducing Interference in an Optical Data Stream Using Multiple, Selectable Equalizers	7,546,042	5/29/2003
Finisar Corporation	Universal Optical Subassembly Blocks for Optical Transceiver Modules	7,543,995	3/29/2007
Finisar Corporation	Optical Cables for Consumer Electronics	7,548,675	8/5/2005
Finisar Corporation	Optical Connector Latch Assembly For An Optoelectronic Module	7,547,149	3/29/2007
Finisar Corporation	Starved Source Diffusion for Avalanche Photodiode	7,553,690	6/14/2005
Finisar Corporation	OPTICAL SYSTEM COMPRISING AN FM SOURCE AND A SPECTRAL RESHAPING ELEMENT	7,555,225	2/28/2005
Finisar Corporation	REACH EXTENSION BY USING EXTERNAL BRAGG GRATING FOR SPECTRAL FILTERING	7,558,488	3/30/2005
Finisar Corporation	METHOD AND APPARATUS FOR MONITORING THE POWER LEVEL OF TWO OR MORE OPTICAL TRANSMITTERS	7,558,489	9/24/2007
Finisar Corporation	Transceiver Module and Integrated Circuit with Clock and Data Recovery Clock Diplexing	7,561,855	4/29/2005
Finisar Corporation	Methods for Producing a Tunable Vertical Cavity Surface Emitting Laser	7,560,298	5/21/2004
Finisar Corporation	Thin Film Interleaver	7,561,766	5/24/2007
Finisar Corporation	Horseshoe Spring for Securing an Optical Nosepiece during Optical Alignment	7,559,704	4/5/2007
Finisar Corporation	Long Wavelength Vertical Cavity Surface Emitting Lasers	7,564,887	2/25/2005
Finisar Corporation	Connector for Box Optical Subassembly	7,563,035	5/1/2006
Finisar Corporation	Methods for Manufacturing Optical Modules Using Lead Frame Connectors	7,562,804	3/26/2004

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Bidirectional Lens Pressing System	7,562,621	2/20/2007
Finisar Corporation	ADIABATICALLY FREQUENCY MODULATED SOURCE	7,564,889	2/4/2005
Finisar Corporation	Transceiver Module and Integrated Circuit With Multi-rate Eye Openers and Bypass	7,567,758	7/2/2003
Finisar Corporation	Semiconductor Laser Having Low Stress Passivation Layer	7,567,601	5/15/2007
Finisar Corporation	COLLAR CLIP FOR AN ELECTRONIC MODULE	7,566,246	2/27/2008
Finisar Corporation	Semiconductor Laser Having A Doped Active Layer	7,573,925	5/15/2007
Finisar Corporation	Surface Warp Resistant Optical Devices	7,572,069	9/28/2007
Finisar Corporation	Optical Transceiver Module with a Single Internal Serial Bus	7,580,638	6/27/2005
Finisar Corporation	Dual Laser Driver Architecture In An Optical Transceiver	7,580,434	9/27/2007
Finisar Corporation	Self Locking Uni-directional Interposer Springs For Optical Transceiver Modules	7,555,191	1/30/2008
Finisar Corporation	All-Optical, 3R Regeneration Using The Sagnac, And Mach-Zehnder Versions Of The Terahertz Optical Asymmetric Demultiplexer (TOAD)	7,035,550	12/10/2003
Finisar Corporation	All-Optical Wavelength Converter Based On Sagnac Interferometer With An SOA At Asymmetric Position	7,068,894	9/1/2004
Finisar Corporation	Integrated Memory Mapped Controller Circuit For Fiber Optics Transceiver	7,079,775	2/5/2001
Finisar Corporation	System And Method For Protecting Eye Safety During Operation Of A Fiber Optic Transceiver	7,058,310	10/8/2002
Finisar Corporation	Optoelectronic Transceiver Having Dual Access To Onboard Diagnostics	7,149,430	7/8/2003
Finisar Corporation	System And Method For Protecting Eye Safety During Operation Of A Fiber Optic Transceiver	7,184,668	9/4/2003
Finisar Corporation	Integrated Memory Mapped Controller Circuit For Fiber Optics Transceiver	6,957,021	11/13/2003
Finisar Corporation	System And Method For Protecting Eye Safety During Operation Of A Fiber Optic Transceiver	6,952,531	11/13/2003
Finisar Corporation	Memory Mapped Monitoring For Optoelectronic Device	6,941,077	3/12/2004
Finisar Corporation	Optical Transceiver and Host Adapter with Memory Mapped Monitoring Circuitry	7,302,186	4/22/2004
Finisar Corporation	Analog To Digital Signal Conditioning In Optoelectronic Transceivers	7,346,278	4/2/2004
Finisar Corporation	Optical Transceiver Module With Onboard Diagnostics Accessible Via Pins	7,529,488	3/30/2005
Finisar Corporation	System And Method For Protecting Eye Safety During Operation Of A Fiber Optic Transceiver	7,162,160	3/9/2005

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Integrated Memory Mapped Controller Circuit For Fiber Optics Transceiver	7,050,720	6/18/2004
Finisar Corporation	Optoelectronic Transceiver Having Dual Access To Onboard Diagnostics	7,200,337	8/2/2006
Finisar Corporation	Integrated Memory Mapped Controller Circuit For Fiber Optics Transceiver	7,502,564	2/27/2007
Finisar Corporation	Photo-Imaged Stress Management Layer For Semiconductor Devices	7,232,692	3/4/2005
Finisar Corporation	Electrical Surge Protection Using In-Package Gas Discharge System	7,349,189	5/6/2005
Finisar Corporation	Coupling Region For Optical Systems	7,466,886	7/8/2005
Finisar Corporation	A Compact Optical Multiplexer And Demultiplexer	7,366,371	4/24/2007
Finisar Corporation	[****]	[****]	12/24/1998
Finisar Corporation	[****]	[****]	10/19/1999
Finisar Corporation	[****]	[****]	1/22/2001
Finisar Corporation	Laser diode assembly and device for operating a laser diode	10/492463	10/15/2001
Finisar Corporation	Control Circuit for Optoelectronic Module with Integrated Temperature Control	11/851316	3/18/2002
Finisar Corporation	Data rate compression device for cable television return path using bandpass puncturing	10/102619	3/19/2002
Finisar Corporation	Efficient transmission of digital return path data in cable television return path	10/102625	3/19/2002
Finisar Corporation	Adjustment method, particularly a laser adjustment method, and actuator suitable for the same	10/473940	4/12/2002
Finisar Corporation	Adjustment method, especially a laser adjustment method and an actuator suitable for the same	10/473941	6/12/2002
Finisar Corporation	Bandpass component decimation and transmission of data in cable television digital return path	10/218344	8/12/2002
Finisar Corporation	Methods of conducting wafer level bum-in of electronic devices	10/486661	8/12/2002
Finisar Corporation	Providing current control over wafer borne semiconductor devices using overlayer patterns	10/486665	8/12/2002
Finisar Corporation	Providing photonic control over wafer borne semiconductor devices	10/486666	8/12/2002
Finisar Corporation	[****]	[****]	8/12/2002
Finisar Corporation	Method and Apparatus for Monitoring the Power Level of Two or More Optical Transmitters	11/860431	10/30/2002
Finisar Corporation	Efficient transmission of digital return path data cable television return path	10/291208	11/8/2002

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	High-Speed Transmission System Comprising a Coupled Multi-Cavity Optical Discriminator	10/308522	12/3/2002
Finisar Corporation	OPTICAL TRANSCEIVER	10/316355	12/11/2002
Finisar Corporation	Transmitter optical subassembly with volume phase holographic optics	10/351620	1/23/2003
Finisar Corporation	Service and maintenance solutions for programmable and/or reconfigurable	10/507397	3/3/2003
Finisar Corporation	Transceiver module and integrated circuit with dual eye openers and integrated loopback and bit error rate testing	10/629302	4/17/2003
Finisar Corporation	[****]	[****]	4/25/2003
Finisar Corporation	[****]	[****]	5/5/2003
Finisar Corporation	Dielectric VSCEL Gain Guide	11/866297	6/27/2003
Finisar Corporation	Method and apparatus for data multiplexing	10/623028	7/17/2003
Finisar Corporation	Circuit for converting a transponder controller chip output into an appropriate input signal for a host device	10/678685	10/3/2003
Finisar Corporation	Return path transmitter with extended digital processing circuitry	10/685798	10/15/2003
Finisar Corporation	[****]	[****]	10/30/2003
Finisar Corporation	Control of peaking of laser driver current to improve eye quality	10/704096	11/6/2003
Finisar Corporation	Transceiver with controller for authentication	10/718753	11/21/2003
Finisar Corporation	Optical add/drop module	10/724426	11/26/2003
Finisar Corporation	Method for operating a multi-channel optoelectronic module	11/292658	12/2/2003
Finisar Corporation	Multi-channel optoelectronic module	11/294743	12/2/2003
Finisar Corporation	Dual configuration transceiver housing	10/758734	1/16/2004
Finisar Corporation	Optical Beam Steering For Tunable laser Applications	10/786839	2/25/2004
Finisar Corporation	Arrangement for multiplexing and/or demultiplexing optical signals	10/799437	3/12/2004
Finisar Corporation	Receiver circuit having an optical receiving device	10/799785	3/12/2004
Finisar Corporation	CONTINGENT PROCESSOR TIME DIVISION MULTIPLE ACCESS OF MEMORY IN A MULTIPROCESSOR SYSTEM TO ALLOW SUPPLEMENTAL MEMORY CONSUMER ACCESS	10/814392	3/31/2004
Finisar Corporation	TWO-WIRE INTERFACE IN WHICH A MASTER COMPONENT MONITORS THE DATA LINE DURING THE PREAMBLE GENERATION PHASE FOR SYNCHRONIZATION WITH ONE OR MORE SLAVE COMPONENTS	10/814483	3/31/2004
Finisar Corporation	Digital optical receiving module, and a method for monitoring	10/817725	4/2/2004
Finisar Corporation	Laser with Resonant Reflector	11/776504	4/7/2004

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Out-of-band data communication between network transceivers	10/824258	4/14/2004
Finisar Corporation	Opto-electronic module and method for producing and opto-electronic module	10/841786	5/7/2004
Finisar Corporation	Changing communication mode in a catv pathway using mute commands	10/845006	5/12/2004
Finisar Corporation	ELECTRICAL COMPONENT CONNECTOR WITH MISALIGNMENT COMPENSATION	10/852991	5/25/2004
Finisar Corporation	Modular optical device that interfaces with an external controller	10/866483	6/11/2004
Finisar Corporation	Hermetically sealed collimator and Optical Design	10/866550	6/11/2004
Finisar Corporation	Semiconductor laser with side mode suppression	10/880655	6/30/2004
Finisar Corporation	Microcode-driven calculation of temperature-dependent operational parameters in an optical transmitter/receiver	10/883208	6/30/2004
Finisar Corporation	Apparatus, system and methods for modifying operating characteristics of optoelectronic devices	10/884334	7/3/2004
Finisar Corporation	Scalable and moveable DWDM usage of CWDM networks	10/889333	7/12/2004
Finisar Corporation	Single master clock control of ethernet data transfer over both a cable tv return path and an ethernet forwarded path	10/909478	8/2/2004
Finisar Corporation	Scalable transceiver based repeater	10/909614	8/2/2004
Finisar Corporation	A single mode vertical cavity surface emitting laser using photonic crystals with a central defect	12/423791	8/6/2004
Finisar Corporation	Testing and storing tuning information in modular optical devices	10/929178	8/30/2004
Finisar Corporation	Computer system with modular optical devices	10/929923	8/30/2004
Finisar Corporation	Modular controller that interfaces with modular optical device	10/929978	8/30/2004
Finisar Corporation	Improving band offset in alingap based light emitters to improve temperature performance	10/940697	9/14/2004
Finisar Corporation	Tunable detector	10/948870	9/24/2004
Finisar Corporation	Received optical assembly with angled optical receiver	10/954091	9/28/2004
Finisar Corporation	Optical transceiver interface for multi-mode fibers	10/960796	10/7/2004
Finisar Corporation	Zero-force socket for laser/photodiode alignment	10/983416	11/8/2004
Finisar Corporation	Transceiver with interrupt unit	10/994964	11/22/2004
Finisar Corporation	Module housing for connecting opto-electronic sub-assemblies	11/024204	12/28/2004
Finisar Corporation	METAL-ASSISTED DBRS FOR THERMAL MANAGEMENT IN VCSELS	11/026161	12/30/2004
Finisar Corporation	Optical transceiver with variably positioned insert	11/026439	12/30/2004
Finisar Corporation	Photodiode bandgaps for reducing spontaneous emissions in photodiodes	11/026495	12/30/2004

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Geometric optimizations for reducing spontaneous emissions in photodiodes *TERMINAL. DISCLAIMER FILED 6/4/08*	11/027383	12/30/2004
Finisar Corporation	Internal EMI shield for an optoelectronic module	11/029944	1/5/2005
Finisar Corporation	Optical transceivers with closed-loop digital diagnostics	11/043386	1/25/2005
Finisar Corporation	Wavelength monitoring and stabilization in wavelength division multiplexed systems	11/047151	1/31/2005
Finisar Corporation	Methods for manufacturing optical modules having an optical sub-assembly	11/426298	2/25/2005
Finisar Corporation	Network data transmission and diagnostic methods using out-of-band data	11/070757	3/2/2005
Finisar Corporation	Polarity-insensitive signal detect circuit for use with any signal sequence	11/072788	3/4/2005
Finisar Corporation	XFP Transceiver with 8G CDR Bypass	11/073452	3/7/2005
Finisar Corporation	Multi-level memory access in an optical transceiver	11/073827	3/7/2005
Finisar Corporation	Consistency checking over internal information in an optical transceiver	11/073886	3/7/2005
Finisar Corporation	Byte-configurable memory in an optical transceiver	11/074109	3/7/2005
Finisar Corporation	Use of a first two-wire interface communication to support the construction of a second two-wire interface communication	11/074608	3/7/2005
Finisar Corporation	High speed SFP transceiver	11/074609	3/7/2005
Finisar Corporation	Configurable two-wire interface module	11/074901	3/7/2005
Finisar Corporation	Combined laser transmitter and photodetector receiver package	11/101884	4/8/2005
Finisar Corporation	Optical network for transferring data between devices in a vehicle	11/102290	4/8/2005
Finisar Corporation	Switchable lowpass filter with optical receiver	11/104708	4/13/2005
Finisar Corporation	Electro-optic transducer die including a temperature sensing PN junction diode	11/110112	4/20/2005
Finisar Corporation	Optical transmit assembly including thermally isolated laser, temperature sensor, and temperature driver	11/110236	4/20/2005
Finisar Corporation	Temperature sensing device patterned on an electro-optic transducer die	11/110580	4/20/2005
Finisar Corporation	Host printed circuit board with multiple optical transceivers	11/114982	4/26/2005
Finisar Corporation	Filtering digital diagnostics information in an optical transceiver prior to reporting to host	11/114985	4/26/2005
Finisar Corporation	Vertical cavity surface emitting laser with optimized linewidth enhancement factor	11/117786	4/29/2005
Finisar Corporation	Vertical cavity surface emitting laser optimized for optical sensitivity	11/118159	4/29/2005
Finisar Corporation	Integrated diode in a silicon chip scale package	11/118179	4/29/2005

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Modular optical device with mixed signal interface	11/118589	4/29/2005
Finisar Corporation	Temperature compensation circuits	11/118977	4/29/2005
Finisar Corporation	Protocol specific transceiver firmware	11/119447	4/29/2005
Finisar Corporation	Modular optical devices compatible with legacy form factors	11/134530	5/20/2005
Finisar Corporation	Dual stage lead frame for modular optical devices	11/134532	5/20/2005
Finisar Corporation	Phase Correlated Quadrature Amplitude Modulation	11/157055	6/20/2005
Finisar Corporation	Electro-absorption modulator integrated with a vertical cavity surface emitting laser	11/170906	6/30/2005
Finisar Corporation	Single layer flex circuit	11/179223	7/11/2005
Finisar Corporation	Photodiode with fiber mode dispersion compensation	11/185038	7/20/2005
Finisar Corporation	Z-axis alignment of an optoelectronic component using a composite adhesive	11/187333	7/22/2005
Finisar Corporation	Consumer electronics with optical communication interface	11/198606	8/5/2005
Finisar Corporation	High frequency noise measurement board	11/214414	8/29/2005
Finisar Corporation	Configuration of optical transceivers to perform custom features	11/220765	9/7/2005
Finisar Corporation	Off-module optical transceiver firmware paging	11/220769	9/7/2005
Finisar Corporation	Optical transceiver with off-transceiver logging mechanism	11/220770	9/7/2005
Finisar Corporation	Vertical cavity surface emitting laser with undoped top mirror	11/222433	9/8/2005
Finisar Corporation	Vertical cavity surface emitting laser having multiple top-side contacts	11/224615	9/12/2005
Finisar Corporation	Early Self-Validation of Persistant Memory During Bootin an Optical Transceiver	11/228543	9/16/2005
Finisar Corporation	Selectable host-transceiver interface protocol	11/228829	9/16/2005
Finisar Corporation	Reliable transceiver mocrocode update mechanism	11/241052	9/30/2005
Finisar Corporation	Inter-Transceiver Module Communication for Firmware Upgrade	11/241086	9/30/2005
Finisar Corporation	Dynamically adaptive optical transceiver	11/243114	10/4/2005
Finisar Corporation	Reducing thermal expansion effects in semiconductor packages	11/253132	10/18/2005
Finisar Corporation	Securing a transistor outline can within an optical component	12/189718	10/20/2005
Finisar Corporation	Microcode configurable frequency clock	11/256290	10/21/2005
Finisar Corporation	Configurable optical transceiver feature-specific cost transaction	11/256329	10/21/2005
Finisar Corporation	Transaction for transceiver firmware download	11/256498	10/21/2005
Finisar Corporation	Transceiver-based loopback initiation	11/260448	10/27/2005
Finisar Corporation	Multi-transceiver module control with single microcontroller	11/261274	10/28/2005
Finisar Corporation	Module Command Interface for an Optical Transceiver	11/288625	11/29/2005

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Inter-transceiver module communication for optimization of link between transceivers	11/289737	11/29/2005
Finisar Corporation	Printed circuit boards for use in optical transceivers	11/298139	12/9/2005
Finisar Corporation	Surface gratings on VCSELS for polarization pinning	11/299638	12/12/2005
Finisar Corporation	Programmable loss of signal detect hardware and method	11/303255	12/16/2005
Finisar Corporation	Integrated focusing and reflecting structure in an optical assembly	11/305455	12/16/2005
Finisar Corporation	Electronic device enabling hardware and methods	11/313020	12/20/2005
Finisar Corporation	Encrypted microcode update of an optical transceiver	11/320033	12/28/2005
Finisar Corporation	Self testing optical transceiver controlling using internalized loopbacks	11/320182	12/28/2005
Finisar Corporation	Optical transceiver module end-of-life indication	11/324982	1/3/2006
Finisar Corporation	Compensation for temperature and voltage effects when monitoring parameters in a transceiver module	11/330863	1/12/2006
Finisar Corporation	Intrusion detection in networks	11/346951	2/3/2006
Finisar Corporation	VCSEL with integrated optical filter	11/366328	3/2/2006
Finisar Corporation	[****]	[****]	3/2/2006
Finisar Corporation	Semiconductor-based optical transceiver	11/368930	3/6/2006
Finisar Corporation	Calculation of laser slope efficiency in an optical transceiver module	11/386374	3/22/2006
Finisar Corporation	Optical transceiver module having adjustable signal polarity	11/386589	3/22/2006
Finisar Corporation	Power and communication interface for sensors using a single tethered fiber	11/278067	3/30/2006
Finisar Corporation	Systems and methods for collecting data with sensors	11/278117	3/30/2006
Finisar Corporation	Active optical cable with integrated power	11/401802	4/10/2006
Finisar Corporation	Active optical cable with integrated retiming	11/402169	4/10/2006
Finisar Corporation	Active optical cable with electrical connector	11/402186	4/10/2006
Finisar Corporation	Active optical cable with electrical adapter	11/402241	4/10/2006
Finisar Corporation	Optical identification chips	11/413878	4/27/2006
Finisar Corporation	Ferrule connector assembly	11/381105	5/1/2006
Finisar Corporation	Pattern-Dependent Phase Detector for Clock Recovery	11/420196	5/24/2006
Finisar Corporation	Method and apparatus for transmitting a signal using ta chirp managed laser (CML) and an optical spectrum reshaper (OSR) before an optical receiver	11/447662	6/6/2006
Finisar Corporation	Gigabit ethernet longwave optical transceiver module having amplified bias current	11/426791	6/27/2006
Finisar Corporation	Optical sub-assembly having insertable cylindrical sleeve	11/458948	7/20/2006

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Light emitting semiconductor device having an electrical confinement barrier near the active region	11/461353	7/31/2006
Finisar Corporation	Optical transceiver with custom logging mechanism	11/468246	8/29/2006
Finisar Corporation	Optical networks for consumer electronics	11/468280	8/29/2006
Finisar Corporation	Optical bus	11/468706	8/30/2006
Finisar Corporation	Temperature control in an integrated circuit	11/469716	9/1/2006
Finisar Corporation	Laser driver for closed path optical cables	11/470623	9/6/2006
Finisar Corporation	An integrated multiply and divide circuit	11/531074	9/12/2006
Finisar Corporation	Authentication modes for an optical transceiver module	11/531240	9/12/2006
Finisar Corporation	Vertical cavity surface emitting laser having strain reduced quantum wells	11/554754	10/31/2006
Finisar Corporation	Host-independent link between optical communications modules	11/566391	12/4/2006
Finisar Corporation	Multiple Bus Interface Control Using a Single Controller	11/624582	1/18/2007
Finisar Corporation	Interface architecture for configuring a serial controller	11/624585	1/18/2007
Finisar Corporation	Asymmetric rise/fall time and duty cycle control circuit	11/626081	1/23/2007
Finisar Corporation	Optical Transceiver Module Having an Active Linear Optoelectronic Device	11/626314	1/23/2007
Finisar Corporation	Linear amplifier for use with laser driver signal	11/626320	1/23/2007
Finisar Corporation	Tapping Systems and Methods	11/668795	1/30/2007
Finisar Corporation	Measuring signal propagation and adjustable delays in electronic devices	11/669812	1/31/2007
Finisar Corporation	Resistive heating element for enabling laser operation	11/670250	2/1/2007
Finisar Corporation	Semiconductor having enhanced carbon doping	11/670759	2/2/2007
Finisar Corporation	Thermoelectric cooler with inrush current control	11/673826	2/12/2007
Finisar Corporation	Discrete bootstrapping in an optical receiver to prevent signal feedback	11/676474	2/19/2007
Finisar Corporation	Transceiver module grounding via a wire bail latch	11/688753	3/20/2007
Finisar Corporation	Electromagnetic interference shield for use an optoelectronic module	11/693679	3/29/2007
Finisar Corporation	Non-Uniform Feedthrough and Lead Configuration for a Transistor Outline Package	11/694725	3/30/2007
Finisar Corporation	Communications module having multiple communication interface pins	11/696559	4/4/2007
Finisar Corporation	Chirp laser with passive filter element for differential phase shift keying generation	12/014676	4/6/2007
Finisar Corporation	Optical FM Source Based on Intra-Cavity Phase and Amplitude Modulation in Lasers	11/787163	4/13/2007
Finisar Corporation	Efficient Carrier Injection in a Semiconductor Device	11/735993	4/16/2007

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Method and Apparatus for Delayed Recursion Decoder	11/736515	4/17/2007
Finisar Corporation	Optoelectronic Module Retention Mechanism	11/738373	4/20/2007
Finisar Corporation	Optical transceiver with clock for providing maintenance and lifetime information	11/738986	4/23/2007
Finisar Corporation	Optical Coupler Including Mode-Mixing	11/739048	4/23/2007
Finisar Corporation	Protecting Against Counterfeit Electronics Devices	11/739539	4/24/2007
Finisar Corporation	Low inductance optical transmitter submount assembly	11/740781	4/26/2007
Finisar Corporation	Epitaxial Regrowth in a Distributed Feedback Laser	11/749007	5/15/2007
Finisar Corporation	Thin INP Space Layer in a High Speed Laser for Reduced Lateral Current Spreading	11/749033	5/15/2007
Finisar Corporation	Method for Applying Protective Laser Facet Coatings	11/749052	5/15/2007
Finisar Corporation	High Resistivity Engineered Laser Facet Coatings	11/749057	5/15/2007
Finisar Corporation	Laser Facet Pre-Coating Etch for Controlling Leakage Current	11/749061	5/15/2007
Finisar Corporation	High-Temperature Operation of Vertical Cavity Surface Emitting Laser	11/750801	5/18/2007
Finisar Corporation	Cross-Point Adjustment Circuit	11/736263	5/21/2007
Finisar Corporation	Electronic Dispersion Compensation Systems and Methods	11/755636	5/30/2007
Finisar Corporation	Electrical Overstress Event Indicator on Electronic Circuitry	11/756459	5/31/2007
Finisar Corporation	Electronic Dispersion Compensation Systems and Methods	11/756580	5/31/2007
Finisar Corporation	Optical Module for a Host Optical Device	11/757285	6/1/2007
Finisar Corporation	Passivation of VCSEL Sidewalls	11/767388	6/22/2007
Finisar Corporation	Integrated Light Emitting Device and Photodiode with Ohmic Contact	11/778603	7/16/2007
Finisar Corporation	Semiconductor Laser with Side Mode Suppression	11/780315	7/19/2007
Finisar Corporation	Self-testing optical transceiver	11/781407	7/23/2007
Finisar Corporation	Dynamic Digital Diagnostic Alerts	11/828976	7/26/2007
Finisar Corporation	Pre-Emphasis Circuit	11/830648	7/30/2007
Finisar Corporation	Optical Component and Transceiver Packaging	11/840315	8/17/2007
Finisar Corporation	Optical Transmission Using Semiconductor Optical Amplifier (SOA)	11/894509	8/20/2007
Finisar Corporation	Chirp-Managed, Electroabsorption-Modulated Laser	11/894477	8/21/2007
Finisar Corporation	Wavelength Division Multiplexing Source Using Multifunctional Filters	11/897012	8/28/2007
Finisar Corporation	Monolithic Opto-lsolators	11/850578	9/5/2007
Finisar Corporation	Limited Life Transceiver	11/851983	9/7/2007
Finisar Corporation	Determination and Adjustment of Laser Modulation Current in an Optical Transmitter	11/854431	9/12/2007
Finisar Corporation	Variable Gain Amplifier Having Variable Gain DC Offset Loop	11/856680	9/17/2007

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Peak Detector with Active Ripple Suppression	11/856691	9/17/2007
Finisar Corporation	Insertable EMI Shield Clip for Use in Optical Transceiver Modules	11/860195	9/24/2007
Finisar Corporation	Electronic Dispersion Compensation Systems and Methods	11/860926	9/25/2007
Finisar Corporation	Spectral Response Modification via Spatial Filtering with Optical Fiber	11/977206	10/24/2007
Finisar Corporation	Photodiode having rounded edges for high electrostatic discharge threshold	11/932369	10/31/2007
Finisar Corporation	Serializer/deserializer for use in optoelectronic devices	11/937334	11/8/2007
Finisar Corporation	Integrated multiplexer/demultiplexer having offset transmitters and receivers for use in an optical transceiver module	11/943817	11/21/2007
Finisar Corporation	Parallel High-Speed Communication Links with Redundant Channel Architectures	11/952832	12/7/2007
Finisar Corporation	Electromagnetic Radiation Containment and Heat Management in an Electronic Module	11/952991	12/7/2007
Finisar Corporation	High efficiency thermoelectric cooler control system	11/955292	12/12/2007
Finisar Corporation	Integrating optoelectronic components into a molded communications module having integrated plastic circuit structures	11/958068	12/17/2007
Finisar Corporation	Molded communications module having integrated plastic circuit structures	11/958085	12/17/2007
Finisar Corporation	Communications Device	11/960530	12/19/2007
Finisar Corporation	Communications Device	11/960550	12/19/2007
Finisar Corporation	Optimizing VCSEL Mirrors for Improving Temperature Response	11/963315	12/21/2007
Finisar Corporation	Asymmetric DBR Pairs Combined with Periodic and Modulation Doping to Maximize Conduction and Reflectivity, and Minimize Absorption	11/963365	12/21/2007
Finisar Corporation	Optical Transmitter Having A Widely Tunable Directly Modulated Laser and Periodic Optical Spectrum Reshaping Element	11/964315	12/26/2007
Finisar Corporation	Integral Phase Rule for Reducing Dispersion Errors in an Adiabatically Chirped Amplitude Modulated Signal	11/964321	12/26/2007
Finisar Corporation	Transceiver For Testing Networks and Adapting to Device Changes	11/966646	12/28/2007
Finisar Corporation	Intelligent Transmitter Module	11/968581	1/2/2008
Finisar Corporation	Logging Mechanism for an Intelligent Transmitter Module	12/015240	1/16/2008
Finisar Corporation	Method and Apparatus for Generating Signals with Increased Dispersion Tolerance Using a Directly Modulated Laser Transmitter	12/017957	1/22/2008
Finisar Corporation	Burst Mode Digital Diagnostic and Control for Passive Optical Network Receiving	12/023490	1/31/2008
Finisar Corporation	Temperature Stabilizing Packaging for Optoelectronic Components in a Transmitter Module	12/025573	2/4/2008

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Monolithic Power Monitor and Wavelength Detector	12/026368	2/5/2008
Finisar Corporation	Opto-isolator including a vertical cavity surface emitting laser	12/027391	2/7/2008
Finisar Corporation	Single Piece Diplexer and Triplexer Housing	12/028519	2/8/2008
Finisar Corporation	WDM Pon Based on CML	12/028675	2/8/2008
Finisar Corporation	Slow chirp compensation for enhanced signal bandwidth and transmission performances in directly modulated lasers	12/028678	2/8/2008
Finisar Corporation	High-Speed Interconnects	12/030142	2/12/2008
Finisar Corporation	Optical network unit transceiver module with arrayed I/O video contacts	12/030555	2/13/2008
Finisar Corporation	Collimated ball lenses for optical triplexers	12/031234	2/14/2008
Finisar Corporation	Digital Diagnostics Parameter Storage	12/031360	2/14/2008
Finisar Corporation	Variable Optical Attenuator Integration into Transmitter Optical Sub-assemblies	12/034514	2/20/2008
Finisar Corporation	Ridge waveguide laser with a compressively strained layer	12/036146	2/22/2008
Finisar Corporation	Cleaving edge-emitting lasers from a wafer cell	12/036157	2/22/2008
Finisar Corporation	Angular Seam for an Electronic Module	12/038721	2/27/2008
Finisar Corporation	Phase Detector Utilizing analog-to-digital converter components.	12/039424	2/28/2008
Finisar Corporation	Redundancy and Interoperability in Multi-Channel Optoelectronic Devices	12/039589	2/28/2008
Finisar Corporation	Status Links for Multi-channel Optical Communication Systems	12/039595	2/28/2008
Finisar Corporation	Positioning Plate for Optical Subassembly	12/039598	2/28/2008
Finisar Corporation	Multi-Mode Integrated Circuit for Use in Optoelectronic Devices	12/039669	2/28/2008
Finisar Corporation	Rotatable Top Shell	12/039677	2/28/2008
Finisar Corporation	Optical FM source based on intra-cavity phase and amplitude modulation in lasers	12/047017	3/12/2008
Finisar Corporation	Laser driver bias current calibration	12/047495	3/13/2008
Finisar Corporation	Mechanisms for heat transfer in an optical transceiver module and card cage system	12/052596	3/20/2008
Finisar Corporation	Directly Modulated Laser with Isolated Modulated Gain Electrode for Improved Frequency Modulation	12/053344	3/21/2008
Finisar Corporation	Header Assembly for Extended Temperature Optical Transmitter	12/059942	3/31/2008
Finisar Corporation	Transceiver connector with integrated magnetics	12/060552	4/1/2008
Finisar Corporation	Dispersion Compensator for Frequency Reshaped Optical Signals	12/061508	4/2/2008
Finisar Corporation	Power source for a dispersion compensation fiber optic system	12/062356	4/3/2008

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Electrical Device with Electrical Interface that is Compatible with Optical Cables	12/098343	4/4/2008
Finisar Corporation	DBR laser with improved thermal tuning efficiency	12/102607	4/14/2008
Finisar Corporation	Optimization of Serdes Sampling Parameters	12/103431	4/15/2008
Finisar Corporation	Tuning system and method using a simulated bit error rate for use in an electronic dispersion compensator	12/107581	4/22/2008
Finisar Corporation	Passive Wave Division Multiplexed Transmitter Having a Directly Modulated Laser Array	12/110071	4/25/2008
Finisar Corporation	Eye Safety Mechanism for Use in Optical Cable with Electrical Interfaces	12/111854	4/29/2008
Finisar Corporation	Eye Safety and Interoperability of Active Cable Devices	12/112214	4/30/2008
Finisar Corporation	Powered Latching Mechanism for a Module	12/113768	5/1/2008
Finisar Corporation	Molded Card Edge Connector for Attachment with a Printed Circuit Board	12/114600	5/2/2008
Finisar Corporation	Optical FM Source Based on Intra-Cavity Phase and Amplitude Modulation Lasers	12/115337	5/5/2008
Finisar Corporation	Intelligent Bail	12/116327	5/7/2008
Finisar Corporation	DBR laser with improved thermal tuning efficiency	12/152407	5/14/2008
Finisar Corporation	Electromagnetic Radiation Shield For an Optical Subassembly	12/125748	5/22/2008
Finisar Corporation	Chirped Laser with Passive Filter Element for Differential Phase Shift Keying Generation	12/126717	5/23/2008
Finisar Corporation	Optoelectronic SubAssembly with Integral Thermoelectric Cooler Driver	12/127103	5/27/2008
Finisar Corporation	Monitoring of Data on Inter-Switch Link Devices	12/127406	5/27/2008
Finisar Corporation	Optimization of Laser Parameters to Achieve Desired Performance	12/129518	5/29/2008
Finisar Corporation	Optoelectronic devices with intelligent transmitter modules	12/130123	5/30/2008
Finisar Corporation	Pulsed Volt Age Acceleration of RWG Laser “REQUEST FOR NON-PUBLICATION ACKNOWLEDGED**	12/130327	5/30/2008
Finisar Corporation	Ridge Waveguide Laser with Flared Facet *REQUEST FOR NON-PUBLICATION ACKNOWLEDGED*	12/130341	5/30/2008
Finisar Corporation	Electromagnetic Radiation Shield For an Optical Subassembly	12/130833	5/30/2008
Finisar Corporation	Electromagnetic Radiation Shield For an Optical Subassembly	12/130843	5/30/2008
Finisar Corporation	Distributed Feedback Laser Having Enhanced Etch Stop Features “NON-PUBLICATION REQUEST ACKNOWLEDGED**	12/138361	6/12/2008
Finisar Corporation	Anechoic Structures for Absorbing Electromagnetic Interference in a Communications Module	12/144935	6/24/2008
Finisar Corporation	Integrated Laser and Photodetector Chip for an Optical Subassembly	12/147852	6/27/2008

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Fiber Optic Link Having an Integrated Laser and Photodetector Chip	12/147953	6/27/2008
Finisar Corporation	Electrical Connector with EMI Shield	12/163882	6/27/2008
Finisar Corporation	Connector Receptacle with Receptacle EMI Shield	12/163894	6/27/2008
Finisar Corporation	Spider Clip for Securing a Circuit Board within a Communications Module	12/169157	7/8/2008
Finisar Corporation	Loading and Executing Firmware Devices Without Resetting Operation	12/170046	7/9/2008
Finisar Corporation	Phase Shift Keyed Modulation of Optical Signal Using Chirp Managed Laser	12/171201	7/10/2008
Finisar Corporation	Line-Side Out-Of-Band Electrical Interface for Optoelectronic Modules	12/181484	7/29/2008
Finisar Corporation	Optical transceiver with led link information indicator	12/184042	7/31/2008
Finisar Corporation	Fiberoptic transceiver module with integral status indicators	12/184093	7/31/2008
Finisar Corporation	BACKDOOR DIAGNOSTIC COMMUNICATION TO TRANSCEIVER MODULE	12/184101	7/31/2008
Finisar Corporation	High Power, Low Distortion Directly Modulated Laser Transmitter	12/184137	7/31/2008
Finisar Corporation	Task Scheduling of Fiber-Optic Transceiver Firmware	12/185039	8/1/2008
Finisar Corporation	Asymmetric Scheduling of Multiple Analog Inputs Using a Single A/D Converter for Fiber-Optic Transceivers	12/186699	8/6/2008
Finisar Corporation	Method and Apparatus for Compensating for Fiber Nonlinearity in a Transmission System	12/187151	8/6/2008
Finisar Corporation	Optical Network Unit Transceiver Module Having Direct Connect RF Pin Configuration	12/188132	8/7/2008
Finisar Corporation	Optical Beam Steering For Tunable Laser Applications	12/188407	8/8/2008
Finisar Corporation	High-Power Optical Burn-In	12/190914	8/13/2008
Finisar Corporation	PROTOCOLS FOR OUT-OF-BAND COMMUNICATION	12/198631	8/26/2008
Finisar Corporation	Integrated Optical Interconnect	12/198778	8/26/2008
Finisar Corporation	Combination network fiber connector and light pipe	12/200337	8/28/2008
Finisar Corporation	Accessing transceiving link information from host interface	12/200398	8/28/2008
Finisar Corporation	Fiberoptic transceiver module with optical diagnostic data output	12/200406	8/28/2008
Finisar Corporation	CFP Electrical Connector	12/203027	9/2/2008
Finisar Corporation	CFP electrical connector	12/203053	9/2/2008
Finisar Corporation	Receptacle with Multiple Contact Sets Each for Different Connector Types	12/211734	9/16/2008
Finisar Corporation	Periodic Detection of Location of Portable Articles Using RF ID System	12/234375	9/19/2008
Finisar Corporation	AC Differential Connection Assembly Between Trans-Impedance Amplifier and Post Amplifier for Burst Mode Receiving	12/235907	9/23/2008

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	PCB Carrier for Optical Electrical Device	12/245976	10/6/2008
Finisar Corporation	Monolithic shell for optical electrical device	12/246092	10/6/2008
Finisar Corporation	Active Linear Amplifier Inside Transmitter Module	12/248325	10/9/2008
Finisar Corporation	Non-coplanar High-speed interconnects	12/248456	10/9/2008
Finisar Corporation	Migration enhanced epitaxy fabrication of active regions having quantum wells	12/250405	10/13/2008
Finisar Corporation	Automatic selection of data rate for optoelectronic devices	12/250432	10/13/2008
Finisar Corporation	Protecting Against Counterfeit Electronic Devices	12/251139	10/14/2008
Finisar Corporation	Serializer/ Deserializer Test Modes	12/252649	10/16/2008
Finisar Corporation	Feed Thru with Flipped Signal Plane Using Guided Vias	12/259202	10/27/2008
Finisar Corporation	Active Optical Cable with Integrated Control Features	12/262872	10/31/2008
Finisar Corporation	Anticounterfeiting Means for Optical Communications Components	12/264194	11/3/2008
Finisar Corporation	Monitoring the Physical Layer of Optoelectronic Modules	12/267111	11/7/2008
Finisar Corporation	Transmission of Eye Information from Opto-electronic Modules	12/272062	11/17/2008
Finisar Corporation	Floating Front Enclosure For Pluggable Module	12/273069	11/18/2008
Finisar Corporation	Thread Lateral Movement Sensor	12/323679	11/26/2008
Finisar Corporation	Optical Transceiver With Vendor Authentication	12/323731	11/26/2008
Finisar Corporation	Avoiding Air Flow Penetration In Temperature Measurement	12/330360	12/8/2008
Finisar Corporation	Thumbscrew for pluggable modules	12/334309	12/12/2008
Finisar Corporation	Feedback control for heated TOSAs	12/338765	12/18/2008
Finisar Corporation	VCSEL optimized for high speed data	12/340286	12/19/2008
Finisar Corporation	Hybrid surface mountable packages for very high speed integrated circuits	12/340375	12/19/2008
Finisar Corporation	Electromagnetic Interference Containment Structures	12/348767	1/5/2009
Finisar Corporation	Heat Management In An Electronic Module	12/351542	1/9/2009
Finisar Corporation	Passive Optical Detectors with Full Protection Layer	12/420316	4/8/2009
Finisar Corporation	Fault Analysis and Monitoring Applications Using Out-of-Band Based Modules	12/426092	4/17/2009
Finisar Corporation	Modular Heatsink Mounting System	12/466244	5/14/2009
Finisar Corporation	Transceiver Module with Dual Printed Circuit Boards	12/468790	5/19/2009
Finisar Corporation	Bail Release Mechanism for Fiber Optics Module	12/478499	6/4/2009
Finisar Corporation	Thermal Chirp Compensation in a Chirp Managed	12/495460	6/30/2009
Finisar Corporation	Header Assembly for Communications Module	12/506093	7/20/2009

CONFIDENTIAL TREATMENT REQUESTED

Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	IMPROVED BASEBAND PHASE-LOCKED LOOP	12/546537	8/24/2009
Finisar Corporation	[****]	[****]	9/16/2009
Finisar Corporation	[****]	[****]	9/23/2009
Finisar Corporation	[****]	[****]	9/24/2009
Finisar Corporation	[****]	[****]	9/29/2009
Finisar Corporation	[****]	[****]	9/29/2009
Finisar Corporation	[****]	[****]	9/29/2009
Finisar Corporation	Optical Micro-Connector	12/049082	3/14/2008
Finisar Corporation	Optical Interconnect Solution	12/049062	3/14/2008
Finisar Corporation	Mini Optical Subassembly	12/049123	3/14/2008
Finisar Corporation	Distributed Feedback Laser Array	12/106784	4/21/2008
Finisar Corporation	Laser Eye Safety And Fiber Receptable Presence Detection	12/172064	7/11/2008
Finisar Corporation	Digital Video Interface	11/431339	5/9/2006
Finisar Corporation	Temperature Measurement Apparatus For Optoelectronic Transceiver	12/240930	9/29/2008
Finisar Corporation	Diagnostics For Serial Communication Busses	12/166238	7/1/2008
Finisar Corporation	Internal Memory For Transistor Outline Packages	12/133101	6/4/2008
Finisar Corporation	Optoelectronic Transceiver With Digital Diagnostics	12/400752	3/9/2009
Finisar Corporation	Reliable Implanted Vertical Cavity Surface Emitting Laser	12/134372	6/6/2008
Finisar Corporation	Vortex-Based Temperature Control System	12/147366	6/26/2008
Finisar Corporation	Multimode Reflective Tap	12/103365	4/15/2008
Finisar Corporation	Free-Space Isolator Optical Element Fixture	12/047853	3/13/2008
Finisar Corporation	[****]	[****]	9/30/2008
Finisar Corporation	[****]	[****]	9/30/2008
Finisar Corporation	[****]	[****]	10/31/2008
Finisar Corporation	[****]	[****]	11/3/2008
Finisar Corporation	[****]	[****]	1/16/2009
Finisar Corporation	[****]	[****]	7/9/2009
Finisar Corporation	[****]	[****]	7/10/2009
Finisar Corporation	Photo-Imaged Stress Management Layer for Semiconductor Devices	7232692	3/4/2005
Finisar Corporation	Electrical Surge Protection Using In-Package Gas Discharge System	7349189	5/6/2005
Finisar Corporation	Power and Encircled Flux Alignment	7295733	6/21/2005
Finisar Corporation	Coupling Region for Optical Systems	7466886	7/8/2005

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Finisar Corporation	Glass Package for Optical Device	7295730	12/2/2005
Finisar Corporation	Latching Systems for Small-Form Pluggable Device	7294004	10/23/2006
Finisar Corporation	A Compact Optical Multiplexer and Demultiplexer	7366371	4/24/2007
Finisar Corporation	Multimode Reflective Tap	12103365	4/15/2008
Finisar Corporation	Free Space Isolator Optical Element Fixture	12047853	3/13/2008
Finisar Corporation	Gasketed Collar for Reducing Electromagnetic Interference (Emi) Emission from Optical Communication Module	12/139,365	6/13/2008
Finisar Corporation	Optical Receiver With Threshold Voltage Compensation	12/204797	9/4/2008
Finisar Corporation	[****]	[****]	5/7/2009
Finisar Corporation	Method And Apparatus For Demodulating And Regenerating Phase Modulated Optical Signals	12/391233	2/23/2009
Kailight Photonics, Inc.	All-Optical, Tunable Regenerator, Reshaper And Wavelength Converter	6,947,206	7/18/2003
Kailight Photonics, Inc.	Compact Optical-Optical Switches And Wavelength Converts By Means Of Multimode Interference Mode Converters	5,933,554	8/27/1997
Kailight Photonics, Inc.	Systems And Methods For Polarization Mode Dispersion Mitigation	7,454,092	10/24/2006
Kailight Photonics, Inc.	Systems And Methods For All-Optical Signal Regeneration Based On Free Space Optics	11/589276	10/26/2006
Kailight Photonics, Inc.	Optical Transponders With Reduced Sensitivity To Polarization Mode Dispersion (PMD) And Chromatic Dispersion (CD)	11/585659	10/24/2006
Kailight Photonics, Inc.	Systems and Methods for Polarization Dispersion Mitigation	12/272661	11/17/2008
Kailight Photonics, Inc.	Systems and Methods for Polarization Dispersion Mitigation	12/271780	11/14/2008
Kailight Photonics, Inc.	Systems and Methods for Polarization Dispersion Mitigation	12/271771	11/14/2008
Optium Australia Pty Ltd	Optical Communication Systems	12/253218	10/16/2008
Optium Corporation	Apparatus, System and Method for Extraction of an Optical Clock Signal from an Optical Data System	6,501,579	3/1/2001
Optium Corporation	Method and Apparatus for Dispersion Mitigation in Optical Links	12/106291	4/19/2008
Optium Corporation	Phase Lock Loop Control For Digital Communication Systems	12/194122	8/19/2008
Optium Corporation	Wavelength Selective Reconfigurable Optical Cross-Connect	10/952223	9/27/2004
Optium Corporation	Electro-Absorption Modulated Laser With High Operating Temperature Tolerance	7,120,183	12/4/2001
Optium Corporation	Dispersion Tolerant Optical Data Transmitter	6,623,188	2/8/2002
Optium Corporation	Optical Transmitter with SBS Suppression	7,146,110	2/11/2003
Optium Corporation	Optical Transmitter with SBS Suppression	7,349,637	12/1/2006

CONFIDENTIAL TREATMENT REQUESTED

		Application/Serial/
Grantor	Patent Name	Patent No.	Filing Date
Optium Corporation	Linearized Optical Transmitter Using Feedback Control	7,340,184	5/1/2003
Optium Corporation	Optical Transmitter for Increased Effective Modal Bandwidth Transmission	7,269,358	9/9/2003
Optium Corporation	Optical Transmitter for Increased Effective Modal Bandwidth Transmission	7,248,762	9/9/2003
Optium Corporation	Optical Fiber Transmission System with Increased Effective Modal Bandwidth Transmission	7,283,701	1/7/2004
Optium Corporation	Modulated Laser with Integral Pre-Distortion Circuit	7,561,809	8/10/2004
Optium Corporation	Wavelength Manipulation System and Method	7,092,599	11/12/2003
Foreign Patents and Patent Applications

			Patent No. /
Country	Grantor	Patent Name	Serial No.		Filing Date
European Patent Office	Finisar Corporation	Electrically tunable semiconductor laser with ridge waveguide		0371379	21-Nov-1989
France	Finisar Corporation	Electrically tunable semiconductor laser with ridge waveguide		0371379	21-Nov-1989
United Kingdom	Finisar Corporation	Electrically tunable semiconductor laser with ridge waveguide		0371379	21-Nov-1989
European Patent Office	Finisar Corporation	Oven for the soldering or sticking without flux of semiconducting microchips		0411596	31-Jul-1990
Australia	Finisar Corporation	Semiconductor laser diode controller and laser diode biasing control method		654825	31-Jul-1991
European Patent Office	Finisar Corporation	Tunable semiconductor laser on a semi-insulating substrate		0524459	0l-Jul-1992
Taiwan	Finisar Corporation	VCDEL WITH Al-FREE CAVITY REGION		NI-075480	24-May-1995
Taiwan	Finisar Corporation	PATTERNED MIRROR VCSEL WITH ADJUSTABLE SELECTIVE ETCH REGION		NI-075479	24-May-1995
Taiwan	Finisar Corporation	A SEMICONDUCTOR DEVICE WITH HIGH HEAT CONDUCTIVITY		NI-083506	05-Oct-1994
European Patent Office	Finisar Corporation	Method & apparatus for stimulation o laser diode in a fiber optic transmitter		0643879	0l-Jun-1993
Germany	Finisar Corporation	Method & apparatus for stimulation o laser diode in a fiber optic transmitter	P	69308138.4	0l-Jun-1993
United Kingdom	Finisar Corporation	Method & apparatus for stimulation o laser diode in a fiber optic transmitter		0643879	01-Jun-1993

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Australia	Finisar Corporation	Method & apparatus for stimulation o laser diode in a fiber optic transmitter	673529	0l-Jun-1993
European Patent Office	Finisar Corporation	Electrical unit	0725986	06-Sep-1994
Germany	Finisar Corporation	Electrical unit	59403054.4	06-Sep-1994
European Patent Office	Finisar Corporation	Tunable laser diode	0664587	03-Jan-1995
European Patent Office	Finisar Corporation	Coupling part	0693187	06-Apr-1994
Germany	Finisar Corporation	Coupling part	0693187	06-Apr-1994
United Kingdom	Finisar Corporation	Coupling part	0693187	06-Apr-1994
European Patent Office	Finisar Corporation	Optical transmission system for transmission of signals with a continuous application	0590379	09-Sep-1993
Germany	Finisar Corporation	Optical transmission system for transmission of signals with a continuous application	59306835.1	09-Sep-1993
United Kingdom	Finisar Corporation	Optical transmission system for transmission of signals with a continuous application	0590379	09-Sep-1993
Taiwan	Finisar Corporation	SEMICONDUCTOR LASER AND METHOD THEREFOR	NI-085158	ll-Jan-1995
European Patent Office	Finisar Corporation	Semiconductor laser diode controller and laser biasing control method	0548111	31-Jul-1991
United Kingdom	Finisar Corporation	Semiconductor laser diode controller & laser diode biasing control method	0548111	31-M-1991
Germany	Finisar Corporation	Semiconductor laser diode controller & laser diode biasing control method	69127700.1	31-Jul-1991
France	Finisar Corporation	Semiconductor laser diode controller & laser diode biasing control method	0548111	31-Jul-1991
Japan	Finisar Corporation	Electrically tunable semiconductor laser with ridge waveguide	2720407	29-Nov-1989
Germany	Finisar Corporation	Mechanism for regulating a laser	19525918	04-Jul-1995
Germany	Finisar Corporation	VCSEL WITH LATERAL INDEX GUIDE	0674367	24-Mar-1994
European Patent Office	Finisar Corporation	VCSEL WITH LATERAL INDEX GUIDE	0674367	24-Mar-1994
Netherlands	Finisar Corporation	VCSEL WITH LATERAL INDEX GUIDE	0674367	24-Mar-1994

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.		Filing Date
European Patent Office	Finisar Corporation	Integrated optical arrangement of ridge waveguides on a substrate		0610857	07-Feb-1994
Germany	Finisar Corporation	Laser with selectively changed current confining layer	P	69814379.5	04-Mar-1998
United Kingdom	Finisar Corporation	Inhibited laser power monitor		0737376	16-Dec-1994
Germany	Finisar Corporation	Inhibited laser power monitor		0737376	16-Dec-1994
France	Finisar Corporation	Inhibited laser power monitor		0737376	16-Dec-1994
European Patent Office	Finisar Corporation	Optical arrangement of a strip-shaped optical waveguide		0662621	03-Jan-1995
Japan	Finisar Corporation	Arrangement for optically coupling light between an electro-optical transducer and a light waveguide		2797258	23-May-1990
France	Finisar Corporation	A SEMICONDUCTOR DEVICE WITH HIGH HEAT CONDUCTIVITY		0653823	07-Nov-1994
United Kingdom	Finisar Corporation	A SEMICONDUCTOR DEVICE WITH HIGH HEAT CONDUCTIVITY		0653823	07-Nov-1994
Taiwan	Finisar Corporation	Method for making a VCSEL		NI-101440	21-Sep-1995
Japan	Finisar Corporation	Tunable semiconductor laser		2915049	14-Feb-1990
Germany	Finisar Corporation	A SEMICONDUCTOR DEVICE WITH HIGH HEAT CONDUCTIVITY		0653823	07-Nov-1994
Taiwan	Finisar Corporation	VERRICAL CAVITY SURFACE EMITTING LASER FOR HIGH POWER OPERATION AND MEHTOD OF FABRICATION		NI-104797	10-Mar-1998
Japan	Finisar Corporation	Method & apparatus for stimulation o laser diode in a fiber optic transmitter		2954353	0l-Jun-1993
European Patent Office	Finisar Corporation	Sealing part		0865622	04-Dec-1996
United Kingdom	Finisar Corporation	Sealing part		0865622	04-Dec-1996
France	Finisar Corporation	Method for making a VCSEL		0715378	14-Nov-1995
United Kingdom	Finisar Corporation	Method for making a VCSEL		0715378	14-Nov-1995
Netherlands	Finisar Corporation	Method for making a VCSEL		0715378	14-Nov-1995
Germany	Finisar Corporation	Optisches modul		19846213	07-Oct-1998
Germany	Finisar Corporation	Semiconductor integrated circuit		19612388	28-Mar-1996

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Taiwan	Finisar Corporation	DUAL WAVELENGTH MONOLITHICALLY INTEGRATED VERTICAL CAVITY SURFACE EMITTING LASERS AND METHOD OF FABRICATION	NI-108681	10-Mar-1998
Germany	Finisar Corporation	Baugruppe	19708675	21-Feb-1997
European Patent Office	Finisar Corporation	Laser diode/modulator combination	0906646	07-May-1997
Germany	Finisar Corporation	Laser diode/modulator combination	0906646	07-May-1997
France	Finisar Corporation	Laser diode/modulator combination	0906646	07-May-1997
United Kingdom	Finisar Corporation	Laser diode/modulator combination	0906646	07-May-1997
Taiwan	Finisar Corporation	LONG WAVELENGTH LIGHT EMITTING VERTICAL CAVITY SURFACE EMITTING LASER AND METHOD FABRICATION	NI-110433	10-Mar-1998
Taiwan	Finisar Corporation	LONG WAVELENGTH VCSEL	NI-110918	10-Mar-1998
Japan	Finisar Corporation	VCSEL WITH LATERAL WAVEGUIDE AND CURRENT LIMITING	3027901	16-Feb-1994
Taiwan	Finisar Corporation	Method for stabilizing the wavelength of a laser and arrangement for implementing said method	NIl12775	18-Mar-1998
Germany	Finisar Corporation	Method for making a VCSEL	0715378	14-Nov-1995
European Patent Office	Finisar Corporation	Method for producing an electrooptical module	0922240	28-Aug-1997
Germany	Finisar Corporation	Method for producing an electrooptical module	59701893.6	28-Aug-1997
United Kingdom	Finisar Corporation	Method for producing an electrooptical module	0922240	28-Aug-1997
European Patent Office	Finisar Corporation	Electrooptical module	0922241	28-Aug-1997
Germany	Finisar Corporation	Electrooptical module	0922241	28-Aug-1997
United Kingdom	Finisar Corporation	Electrooptical module	0922241	28-Aug-1997
Taiwan	Finisar Corporation	LONG WAVELENGTH VCSEL	NI-116648	21-Apr-1998
European Patent Office	Finisar Corporation	Configuration for coupling light into one end of a multimode optical waveguide	0934543	28-Oct-1997
Germany	Finisar Corporation	Configuration for coupling light into one end of a multimode optical waveguide	59702252.6	28-Oct-1997
United Kingdom	Finisar Corporation	Configuration for coupling light into one end of a multimode optical waveguide	0934543	28-Oct-1997

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
France	Finisar Corporation	Multi-gigahertz frequency-modulated vertical cavity surface emitting laser	08307 18	28-May-1996
United Kingdom	Finisar Corporation	Multi-gigahertz frequency-modulated vertical cavity surface emitting laser	0830718	28-May-1996
Germany	Finisar Corporation	Multi-gigahertz frequency-modulated vertical cavity surface emitting laser	0830718	28-May-1996
European Patent Office	Finisar Corporation	Multi-gigahertz frequency-modulated vertical cavity surface emitting laser	0830718	28-May-1996
Germany	Finisar Corporation	Kopplungsteil	19902831	15-Jan-1999
Canada	Finisar Corporation	Information broadcasting system & method	2121592	27-Oct-1992
European Patent Office	Finisar Corporation	Optoelectronic transducer formed of a semiconductor component and a lens system	0731509	04-Mar-1996
Germany	Finisar Corporation	Optoelectronic transducer formed of a semiconductor component and a lens system	59607023.3	04-Mar-1996
European Patent Office	Finisar Corporation	Optical coupling arrangement composed of a pair of strip-type optical waveguide end segments	0786677	09-Jan-1997
European Patent Office	Finisar Corporation	Optical transmitter device	1002349	28-Jul-1998
European Patent Office	Finisar Corporation	Electro-optical module	0901645	16-May-1997
Germany	Finisar Corporation	Electro-optical module	0901645	16-May-1997
United Kingdom	Finisar Corporation	Electro-optical module	0901645	16-May-1997
Japan	Finisar Corporation	Optical grating comprising a plurality of side-by-side outfeed end faces of optical waveguides	3222163	13-Sep-1991
European Patent Office	Finisar Corporation	Chip-to-interface alignment	1068552	29-Mar-1999
European Patent Office	Finisar Corporation	Opto-electronic component with MQW structures	0849847	17-Dec-1997
Germany	Finisar Corporation	Opto-electronic component with MQW structures	0849847	17-Dec-1997
France	Finisar Corporation	Opto-electronic component with MQW structures	0849847	17-Dec-1997

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
United Kingdom	Finisar Corporation	Opto-electronic component with MQW structures	0849847	17-Dec.-1997
Germany	Finisar Corporation	Fiber-optic transmitting component with precisely settable input cooling	19948372	06-Oct-1999
Japan	Finisar Corporation	Semiconductor laser diode controller and laser diode biasing control method	3248720	31-Jul-1991
Japan	Finisar Corporation	Optoelectronic transducer formed of a semiconductor component and a lens system	3256126	04-Mar-1996
United Kingdom	Finisar Corporation	Flexible optic connector assembly	0950204	13-Nov-1997
Germany	Finisar Corporation	Flexible optic connector assembly	69710098.7-08	13-Nov-1997
Sweden	Finisar Corporation	Flexible optic connector assembly	0950204	13-Nov-1997
European Patent Office	Finisar Corporation	Flexible optic connector assembly	0950204	13-Nov-1997
France	Finisar Corporation	Flexible optic connector assembly	0950204	13-Nov-1997
European Patent Office	Finisar Corporation	Wavelength detection or regulation for transmitting element in optical wavelength multiplexed transmission unit	1090472	25-Jun-1999
Germany	Finisar Corporation	Method for detecting and/or controlling the transmission wavelengths of transmitting elements of an optical wavelength multiplex transmission unit and a corresponding wavelength multiplex transmission unit	1090472	25-Jun-1999
United Kingdom	Finisar Corporation	Method for detecting and/or controlling the transmission wavelengths of transmitting elements of an optical wavelength multiplex transmission unit and a corresponding wavelength multiplex transmission unit	1090472	25-Jun-1999
France	Finisar Corporation	Method for detecting and/or controlling the transmission wavelengths of transmitting elements of an optical wavelength multiplex transmission unit and a corresponding wavelength multiplex transmission unit	1090472	25-Jun-1999

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Italy	Finisar Corporation	Method for detecting and/or controlling the transmission wavelengths of transmitting elements of an optical wavelength multiplex transmission unit and a corresponding wavelength multiplex transmission unit	1090472	25-Jun-1999
European Patent Office	Finisar Corporation	Surface emitting laser	0907994	23-Jun-1997
Germany	Finisar Corporation	Optische koppelanordnung	19939708	18-Aug-1999
Germany	Finisar Corporation	Transducer module with an optical semiconductor and method for producing a transducer module	19963262	17-Dec-1999
Japan	Finisar Corporation	Top Emitting VCSEL with Implant	3306161	24-Mar-1993
Germany	Finisar Corporation	Phase detector and clock regeneration device	19948690	30-Sep-1999
Republic of Korea	Finisar Corporation	PATTERNED MIRROR VCSEL WITH ADJUSTABLE SELECTIVE ETCH REGION	341946	15-Jun-1995
Germany	Finisar Corporation	Connection arrangement for electronic component on PCB	10023220	08-May-2000
European Patent Office	Finisar Corporation	Radio-frequency laser module and method for producing it	0961372	07-May-1999
France	Finisar Corporation	Radio-frequency laser module and method for producing it	0961372	07-May-1999
United Kingdom	Finisar Corporation	Radio-frequency laser module and method for producing it	0961372	07-May-1999
Germany	Finisar Corporation	Opto-electronic transmitter for optical communications system	19623479	12-Jun-1996
Republic of Korea	Finisar Corporation	Method for P-doping of a light-emitting device	346532	05-Jul-1995
Japan	Finisar Corporation	Semiconductor Laser and Method of Fabricating	3339706	07-Sep-1992
Hong Kong	Finisar Corporation	Method and apparatus for precision tuning an optical filter using a ball-end joint	HK1068417	21-Jan-2005
European Patent Office	Finisar Corporation	Phase detector and clock regeneration device	1145439	29-Sep-2000
France	Finisar Corporation	Phase detector and clock regeneration device	1145439	29-Sep-2000

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
United Kingdom	Finisar Corporation	Phase detector and clock regeneration device	1145439	29-Sep-2000
Taiwan	Finisar Corporation	System and method for VCSEL polarization control	NI-162793	23-Aug-2001
Germany	Finisar Corporation	Optical device assembly with an anti-kink protector and transmitting/receiving module	10064601	18-Dec-2000
Germany	Finisar Corporation	Surface-mounted optic transmitting or receiving component having a deflection receptacle	19947113	30-Sep-1999
Japan	Finisar Corporation	Device for releasably mounting an electric component	3370987	09-Sep-1999
Germany	Finisar Corporation	LONG WAVELENGTH LIGHT EMITTING VERTICAL CAVITY SURFACE EMITTING LASER AND METHOD FABRICATION	69809482.4	09-Feb-1998
France	Finisar Corporation	LONG WAVELENGTH LIGHT EMITTING VERTICAL CAVITY SURFACE EMITTING LASER AND METHOD FABRACATION	0860913	09-Feb-1998
United Kingdom	Finisar Corporation	LONG WAVELENGTH LIGHT EMITTING VERTICAL CAVITY SURFACE EMITTING LASER AND METHOD FABRICATION	0860913	09-Feb-1998
Germany	Finisar Corporation	Clock generating circuit for regenerating input data and a method for the use thereof	10044835	11-Sep-2000
Germany	Finisar Corporation	Phase detector circuit for a phase control loop	10132232	29-Jun-2001
Canada	Finisar Corporation	Method & apparatus for stimulation o laser diode in a fiber optic transmitter	2136987	0l-Jun-1993
Taiwan	Finisar Corporation	Versatile method and system for single mode VCSELS	NI-167702	27-Nov-2001
Germany	Finisar Corporation	Housing for receiving a component which can be connected to the housing in a pluggable manner	10102453	15-Jan-2001
European Patent Office	Finisar Corporation	Electro-optical arrangement	1018052	24-Sep-1998
Germany	Finisar Corporation	Electro-optical arrangement	59806880.5	24-Sep-1998
United Kingdom	Finisar Corporation	Electro-optical arrangement	1018052	24-Sep-1998

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Taiwan	Finisar Corporation	SPATIALLY MODULATED REFLECTOR FOR AN OPTOELECTRIC DEVICE	NI-169853	28-Dec-2001
European Patent Office	Finisar Corporation	Configuration for spatially separating and/or joining optical wavelength channels	1070271	06-Apr-1999
Germany	Finisar Corporation	Configuration for spatially separating and/or joining optical wavelength channels	1070271	06-Apr-1999
European Patent Office	Finisar Corporation	VCSEL structure insensitive to mobile hydrogen	1038339	20-Nov-1998
Netherlands	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
Sweden	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
Belgium	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
Switzerland	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
Italy	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
Germany	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
United Kingdom	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
France	Finisar Corporation	VCSE STRUCTURE INSENSITIVE TO MOBILE HYDROGEN	1038339	20-Nov-1998
Sweden	Finisar Corporation	Fiber optic transceiver	519379	13-Jul-2001
Germany	Finisar Corporation	LONG WAVELENGTH VCSEL	69811553.8	15-Apr-1998
France	Finisar Corporation	LONG WAVELENGTH VCSEL	0874428	15-Apr-1998
United Kingdom	Finisar Corporation	LONG WAVELENGTH VCSEL	0874428	15-Apr-1998
Taiwan	Finisar Corporation	Shielding plate in particular for optoelectronic transceivers	NI177753	15-Aug-2001
Sweden	Finisar Corporation	Monitor Submount	519736	22-Aug-2001
Sweden	Finisar Corporation	Alignement of optical lens or fiber using an alignment device	519760	27-Sep-2001
Republic of Korea	Finisar Corporation	VCSEL WITH Al-FREE CAVITY REGION	381985	15-Jun-1995

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Germany	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER FOR HIGH POWER OPERATION AND METHOD OF FABRICATION	69813655.1	09-Feb-1998
European Patent Office	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER FOR HIGH POWER OPERATION AND METHOD OF FABRICATION	0860915	09-Feb-1998
France	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER FOR HIGH POWER OPERATION AND METHOD OF FABRICATON	0860915	09-Feb-1998
United Kingdom	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER FOR HIGH POWER OPERATION AND METHOD OF FAVRICATION	0860915	09-Feb-1998
European Patent Office	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
Germany	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
France	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
Belgium	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
Italy	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
Switzerland	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
Netherlands	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
Sweden	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
United Kingdom	Finisar Corporation	Bandgap isolated light emitter	1048081	20-Nov-1998
Germany	Finisar Corporation	Shielding element for electromagnetic shielding of an aperture opening	10149305	0l-Oct-2001
European Patent Office	Finisar Corporation	Coupled cavity anti-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000
United Kingdom	Finisar Corporation	Coupled cavity anti-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000
Germany	Finisar Corporation	Coupled cavity anti-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000
Italy	Finisar Corporation	Coupled cavity anti-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000
Netherlands	Finisar Corporation	Coupled cavity anti-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000
Austria	Finisar Corporation	Coupled cavity anti-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Belgium	Finisar Corporation	Coupled cavity anil-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000
France	Finisar Corporation	Coupled cavity anti-guided vertical cavity surface-emitting laser	1208622	28-Aug-2000
European Patent Office	Finisar Corporation	Laser with selectively changed current confining layer	0985255	04-Mar-1998
European Patent Office	Finisar Corporation	Semiconductor body comprising a heating element for modulating light	0837352	20-Oct-1997
France	Finisar Corporation	Semiconductor body comprising a heating element for modulating light	0837352	20-Oct-1997
United Kingdom	Finisar Corporation	Semiconductor body comprising a heating element for modulating light	0837352	20-Oct-1997
Sweden	Finisar Corporation	Laser modulator	520139	30-Nov-2001
Sweden	Finisar Corporation	Small foot-print monitor	520138	08-Oct-2001
Germany	Finisar Corporation	Coupling configuration for optically coupling an optical conductor to an opto-receiver	10127542	31-May-2001
Sweden	Finisar Corporation	Impedance matching	520309	13-Mar-2002
Taiwan	Finisar Corporation	Protective side wall passive for VCSEL chips	NI-182399	31-Aug-2001
Germany	Finisar Corporation	Method and apparatus for producing a clock output signal	10132230	29-Jun-2001
Sweden	Finisar Corporation	Jittermodulator	520960	02-May-2002
Sweden	Finisar Corporation	Software upgrading and status control	520932	18-Mar-2002
Sweden	Finisar Corporation	Receiver submodule	521253	29-Nov-2001
Germany	Finisar Corporation	Electro-optical transceiver for wavelength multiplex system uses two phased array waveguide gratings	10056600.6	15-Nov-2000
European Patent Office	Finisar Corporation	Current confinement for vertical cavity surface emitting laser	1176680	23-Jun-1997
European Patent Office	Finisar Corporation	Optoelectronic component and method for calibrating and optoelectronic component	0992823	28-Sep-1999
Germany	Finisar Corporation	Optoelectronic component and method for calibrating and optoelectronic component	0992823	29-Sep-1998
France	Finisar Corporation	Optoelectronic component and method for calibrating and optoelectronic component	0992823	29-Sep-1998

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
United Kingdom	Finisar Corporation	Optoelectronic component and method for calibrating and optoelectronic component	0992823	29-Sep-1998
Germany	Finisar Corporation	Optical data channel multiplexing and/or demultiplexing device using arrayed waveguide grating and optical coupling device	10222774	16-May-2002
Germany	Finisar Corporation	Interferometer und anordnung zur frequenzstablilsierung	10201125	09-Jan-2002
Sweden	Finisar Corporation	Fiber optic transceiver	521961	19-Oct-2001
Taiwan	Finisar Corporation	Resonant reflector for use with optoelectronic devices	NI-185578	28-Dec-2001
Germany	Finisar Corporation	Unit with planar optical component for multiplexing and demultiplexing of optical data	10210532	05-Mar-2002
Taiwan	Finisar Corporation	Shielding element for electromagnetic shielding of an aperture opening	NI-187214	05-Sep-2002
Germany	Finisar Corporation	Optical transmitter and method for generating a digital optical signal sequence	10127541	31-May-2001
Sweden	Finisar Corporation	Heat controlled optoelectrical unit	522857	23-Nov-2001
Sweden	Finisar Corporation	Method and system for an optical device	522827	26-Nov-2001
European Patent Office	Finisar Corporation	Integrated waveguide arrangement process for producing an integrated waveguide arrangement, and waveguide components	1170621	06-Jul-2001
Germany	Finisar Corporation	Optoelectronics module	10108873	15-Feb-2001
Sweden	Finisar Corporation	Laser modulation control	523137	07-Sep-2001
Sweden	Finisar Corporation	Method of placing a die with high accuracy	523121	13-Sep-2001
Japan	Finisar Corporation	Opto-electronic component with MQW structures	3540925	12-Dec-1997
Sweden	Finisar Corporation	Cascaded modulator transmitter	523350	0l-Aug-2001
European Patent Office	Finisar Corporation	Shielding plate in particular for optoelectronic transceivers	1307952	10-Aug-2000
Germany	Finisar Corporation	Shielding plate in particular for optoelectronic transceivers	1307952	10-Aug-2000

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
France	Finisar Corporation	Shielding plate in particular for optoelectronic transceivers	1307952	10-Aug-2000
United Kingdom	Finisar Corporation	Shielding plate in particular for optoelectronic transceivers	1307952	10-Aug-2000
Germany	Finisar Corporation	Optoelectronic device	10201103	09-Jan-2002
Germany	Finisar Corporation	Chromatic dispersion compensation for optical system with two chirped bragg gratings	10225177	31-May-2002
Japan	Finisar Corporation	Optoelectronic component and method for calibrating and optoelectronic component	3578264	28-Sep-1999
European Patent Office	Finisar Corporation	Process for the production of a glass article having at least one recess	0970024	23-Mar-1998
Sweden	Finisar Corporation	Method and system for stabilizing an optical device	524446	18-Jan-2002
European Patent Office	Finisar Corporation	Laser with selectively changed current confining layer	1306943	04-Mar-1998
Germany	Finisar Corporation	Laser with selectively changed current confining layer	1306943	04-Mar-1998
European Patent Office	Finisar Corporation	Housing configuration for a laser module	1088378	27-May-1999
Germany	Finisar Corporation	Housing configuration for a laser module	1088378	27-May-1999
France	Finisar Corporation	Housing configuration for a laser module	1088378	27-May-1999
United Kingdom	Finisar Corporation	Housing configuration for a laser module	1088378	27-May-1999
China	Finisar Corporation	System & method for transmitting data on return path of a cable television system	00818896.3	13-Dec-2000
Sweden	Finisar Corporation	Driver arrangement for an optical signal generation system	524723	05-Aug-2002
European Patent Office	Finisar Corporation	Arrangement of a layer to be heated on a substrate	0915511	15-Oct-1998
France	Finisar Corporation	Arrangement of a layer to be heated on a substrate	0915511	15-Oct-1998
United Kingdom	Finisar Corporation	Arrangement of a layer to be heated on a substrate	0915511	15-Oct-1998
European Patent Office	Finisar Corporation	Wavelength stabilized laser configuration	0967698	08-Jun-1999
Singapore	Finisar Corporation	Integrated isolator fused coupler method and apparatus	0089595	05-Dec-2000

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
European Patent Office	Finisar Corporation	Device for wavelength related stabilization of an optical fiber	0794445	ll-Feb-1997
Germany	Finisar Corporation	Device for wavelength related stabilization of an optical fiber	59712047.1	ll-Feb-1997
France	Finisar Corporation	Device for wavelength related stabilization of an optical fiber	794445	ll-Feb-1997
United Kingdom	Finisar Corporation	Device for wavelength related stabilization of an optical fiber	794445	ll-Feb-1997
European Patent Office	Finisar Corporation	Device for holding a part and application of the device	1039157	16-Mar-2000
Germany	Finisar Corporation	Waveguide crossing has first integrated optical waveguide and second that cross	10064579	18-Dec-2000
European Patent Office	Finisar Corporation	Arrangement for the implentation of an add/drop method in wavelength division multiplex	0833473	26-Sep-1997
Germany	Finisar Corporation	Arrangement for the implentation of an add/drop method in wavelength division multiplex	0833473	26-Sep-1997
France	Finisar Corporation	Arrangement for the implentation of an add/drop method in wavelength division multiplex	0833473	26-Sep-1997
United Kingdom	Finisar Corporation	Arrangement for the implentation of an add/drop method in wavelength division multiplex	0833473	26-Sep-1997
Germany	Finisar Corporation	Method for coupling a surface-oriented opto-electronic element with an optical fiber	10143781	31-Aug-2001
Germany	Finisar Corporation	Electrooptical module	10314494	27-Mar-2003
European Patent Office	Finisar Corporation	Resonant reflector for improved optoelectronic device performance and enhanced applicability	0988671	10-Jun-1998
European Patent Office	Finisar Corporation	Mounting holder	1121847	12-Oct-1999
United Kingdom	Finisar Corporation	Mounting holder	1121847	12-Oct-1999
European Patent Office	Finisar Corporation	Filamented multi-wavelength vertical cavity surface emitting laser	1025625	23-Oct-1997
Germany	Finisar Corporation	Filamented multi-wavelength vertical cavity surface emitting laser	1025625	23-Oct-1997

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
France	Finisar Corporation	Filamented mulit-wavelength vertical cavity surface emitting laser	1025625	23-Oct-1997
United Kingdom	Finisar Corporation	Filamented mulit-wavelength vertical cavity surface emitting laser	1025625	23-Oct-1997
European Patent Office	Finisar Corporation	Optoelectronic assembly for multiplexing and/or demultiplexing optical signals	1311890	22-Aug-2001
Germany	Finisar Corporation	Optoelectronic assembly for multiplexing and/or demultiplexing optical signals	1311890	22-Aug-2001
France	Finisar Corporation	Optoelectronic assembly for multiplexing and/or demultiplexing optical signals	1311890	22-Aug-2001
United Kingdom	Finisar Corporation	Optoelectronic assembly for multiplexing and/or demultiplexing optical signals	1311890	22-Aug-2001
European Patent Office	Finisar Corporation	Method and device for adjusting a laser	1413024	05-Sep-2001
Germany	Finisar Corporation	Method and device for adjusting a laser	1413024	05-Sep-2001
France	Finisar Corporation	Method and device for adjusting a laser	1413024	05-Sep-2001
United Kingdom	Finisar Corporation	Method and device for adjusting a laser	1413024	05-Sep-2001
Germany	Finisar Corporation	Optoelectronic transmission and/or reception arrangement	10329988	27-Jun-2003
European Patent Office	Finisar Corporation	Bandgap isolated light emitter	1315216	20-Nov-1998
Germany	Finisar Corporation	Bandgap isolated light emitter	1315216	20-Nov-1998
France	Finisar Corporation	Bandgap isolated light emitter	1315216	20-Nov-1998
United Kingdom	Finisar Corporation	Bandgap isolated light emitter	1315216	20-Nov-1998
Netherlands	Finisar Corporation	Bandgap isolated light emitter	1315216	20-Nov-1998
European Patent Office	Finisar Corporation	Mechanical stabilization of lattice mismatched quantum wells	1145396	10-Nov-1999
Germany	Finisar Corporation	Mechanical stabilization of lattice mismatched quantum wells	1145396	10-Nov-1999
France	Finisar Corporation	Mechanical stabilization of lattice mismatched quantum wells	1145396	10-Nov-1999
United Kingdom	Finisar Corporation	Mechanical stabilization of lattice mismatched quantum wells	1145396	10-Nov-1999
Netherlands	Finisar Corporation	Mechanical stabilization of lattice mismatched quantum wells	1145396	10-Nov-1999
Sweden	Finisar Corporation	Mechanical stabilization of lattice mismatched quantum wells	1145396	l0-Nov-1999

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Germany	Finisar Corporation	Coupling configuration for connecting an optical fiber to an optoelectronic component	19961624	13-Dec-1999
Taiwan	Finisar Corporation	RESONANT REFLECTOR FOR INCREASED WAVELENGTH AND POLARIZATION CONTROL	I227799	11-Apr-2003
Republic of Korea	Finisar Corporation	Device for holding a part and application of the device	473222	17-Mar-2000
Hong Kong	Finisar Corporation	System & method for transmitting data return path of a cable television system	1055869B	31-Jan-2005
Republic of Korea	Finisar Corporation	METHOD OF MODE DETECTION AND CONTROL IN SEMICONDUCTOR LASERS	494062	26-Jun-1997
European Patent Office	Finisar Corporation	Integrated circuit for controlling a laser diode	1425831	21-Nov-2001
Germany	Finisar Corporation	Integrated circuit for controlling a laser diode	1425831	21-Nov-2001
France	Finisar Corporation	Integrated circuit for controlling a laser diode	1425831	21-Nov-2001
United Kingdom	Finisar Corporation	Integrated circuit for controlling a laser diode	1425831	21-Nov-2001
Taiwan	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER HAVING A GAIN GUIDE APERTURE INTERIOR TO AN OXIDE CONFINEMENT LAYER	1234322	26-Dec-2002
Taiwan	Finisar Corporation	WAVELENGTH SELECTIVE DETECTOR	1234291	05-Jun-2003
European Patent Office	Finisar Corporation	Method and apparatus for controlling the center wavelength of a laser, particularly semiconductor lasers	1393418	12-Apr-2002
Germany	Finisar Corporation	Method and apparatus for controlling the center wavelength of a laser, particularly semiconductor lasers	1393418	12-Apr-2004
United Kingdom	Finisar Corporation	Method and apparatus for controlling the center wavelength of a laser, particularly semiconductor lasers	1393418	12-Apr-2002
Germany	Finisar Corporation	Coupling unit for coupling an optical transmitting and/or receiving module to an optical fiber	10246532	01-Oct-2002

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Germany	Finisar Corporation	Electrical arrangement and method for producing an electrical arrangement	10255462	25-Nov-2002
Taiwan	Finisar Corporation	INDIUM FREE VERTICAL CAVITY SURFACE EMITTING LASER	1236199	26-Dec-2002
Taiwan	Finisar Corporation	CURRENT CONFINEMENT, CAPAITANCE REDUCTION AND ISOLATION OF VCSELS USING DEEP ELEMENTAL TRAPS	1236198	26-Dec-2002
European Patent Office	Finisar Corporation	Laser diode assembly and device for operating a laser diode	1440496	15-Oct-2001
Germany	Finisar Corporation	Laser diode assembly and device for operating a laser diode	1440496	15-Oct-2001
France	Finisar Corporation	Laser diode assembly and device for operating a laser diode	1440496	15-Oct-2001
United Kingdom	Finisar Corporation	Laser diode assembly and device for operating a laser diode	1440496	15-Oct-2001
Taiwan	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER INCLUDING INDIUM, ANTIMONY AND NITROGEN IN THE ACTIVE REGION	1237430	19-Dec-2002
European Patent Office	Finisar Corporation	Arrangement of optical waveguides	0915353	22-Oct-1998
France	Finisar Corporation	Arrangement of optical waveguides	0915353	22-Oct-1998
United Kingdom	Finisar Corporation	Arrangement of optical waveguides	0915353	22-Oct-1998
Germany	Finisar Corporation	Driver for semiconductor laser diode has automatic adjustment of laser diode using a monitoring diode coupled to a processor	10218939	19-Apr-2002
Germany	Finisar Corporation	Configuration to multiplex and/or demultiplex the signals of a plurality of optical data channels and method for the production of the configuration	10196035B4	15-Feb-2001
European Patent Office	Finisar Corporation	Tunable laser diode	0552390	20-Jan-1992
Taiwan	Finisar Corporation	Method & apparatus for releasing a pluggable module	1241083	06-Dec-2002
Germany	Finisar Corporation	Circuit configuration for regenerating clock signals	10233243	18-Jul-2002
China	Finisar Corporation	Precision optical filter with a ball shaped coupling joint	ZL01821996.	09-Nov-2001

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
European Patent Office	Finisar Corporation	Compact polarization insensitive circulators with simplified structure and low polarization mode dispersion	1105770	17-Aug-1999
United Kingdom	Finisar Corporation	Compact plarization insensitive circulators with simplified structure and low polarization mode dispersion	1105770	17-Aug-1999
Taiwan	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER INCLUDING INDIUM, ANTIMONY AND NITROGEN IN THE ACTIVE REGION	1246241	19-Dec-2002
European Patent Office	Finisar Corporation	Differential complimentary amplifier	1310043	15-Aug-2001
Germany	Finisar Corporation	Differential complimentary amplifier	50108630	15-Aug-2001
France	Finisar Corporation	Differential complimentary amplifier	1310043	15-Aug-2001
United Kingdom	Finisar Corporation	Differential complimentary amplifier	1310043	15-Aug-2001
United Kingdom	Finisar Corporation	Transceiver module and integrated circuit with dual eye openers	2406988	25-Jun-2003
Republic of Korea	Finisar Corporation	Header assembly having integrated cooling device	558321	ll-Feb-2003
Germany	Finisar Corporation	Electronic drive circuit for cirectly modulated semiconductor lasers	10250986	28-Oct-2002
China	Finisar Corporation	Shielding element for electromagnetic shielding of an aperture opening	ZL021435642	29-Sep-2002
Germany	Finisar Corporation	Optoelectronic transmitter modules and method for the production thereof	10112274	14-Mar-2001
United Kingdom	Finisar Corporation	Non-linear compensation of tming jitter in laser transmitter	2413044	28-Jan-2005
European Patent Office	Finisar Corporation	System and method for packaging a laser/detector	1380079	08-Mar-2002
United Kingdom	Finisar Corporation	Temperature and jitter compensation controller circuit and method for fiber optics device	2412025	07-Nov-2003
United Kingdom	Finisar Corporation	Method and apparatus for monitoring a photo-detector	2418309	10-May-2004
Republic of Korea	Finisar Corporation	Method and system for releasing a pluggable module	609432	05-Dec-2002
Republic of Korea	Finisar Corporation	VERTICAL CAVITY SURFACE EMITTING LASER INCLUDING INDIUM, ANTIMONY AND NITROGEN IN THE ACTIVE REGION	609433	10-Dec-2002

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Republic of Korea	Finisar Corporation	Cable Television return link system with high data-rate side band communication channels	622618	13-Jan-2003
European Patent Office	Finisar Corporation	Method and apparatus for a polarization beam splitter/combiner with an integrated optical isolator	1350133	10-Jan-2002
United Kingdom	Finisar Corporation	Method and apparatus for a polarization beam splitter/combiner with an integrated optical isolator	1350133	10-Jan-2002
United Kingdom	Finisar Corporation	Compensation of timing jitter	2422076	28-Jan-2005
China	Finisar Corporation	Method and apparatus for a polarization beam splitter/combiner with an integrated optical isolator	02803588.7	10-Jan-2002
European Patent Office	Finisar Corporation	Laser production & product qualification via accelerated life testing based on statistical modeling	1509796	20-May-2003
France	Finisar Corporation	Laser production & product qualification via accelerated life testing based on statistical modeling	1509796	20-May-2003
Germany	Finisar Corporation	Laser production & product qualification via accelerated life testing based on statistical modeling	60309315.9	20-May-2003
United Kingdom	Finisar Corporation	Laser production & product qualification via accelerated life testing based on statistical modeling	1509796	20-May-2003
Japan	Finisar Corporation	METHOD OF MODE DETECTION AND CONTROL IN SEMICONDUCTOR LASERS	3878286	0l-Jul-1997
Taiwan	Finisar Corporation	Compact optical transceivers	1266492	22-Apr-2005
Sweden	Finisar Corporation	Driving circuit for electro absorption modulator	528443	13-May-2004
European Patent Office	Finisar Corporation	Transmitter and/or receiver arrangement for optical signal transmission	1425618	14-Sep-2001
Germany	Finisar Corporation	Transmitter and/or receiver arrangement for optical signal transmission	50111658	14-Sep-2001
France	Finisar Corporation	Transmitter and/or receiver arrangement for optical signal transmission	1425618	14-Sep-2001
United Kingdom	Finisar Corporation	Transmitter and/or receiver arrangement for optical signal transmission	1425168	14-Sep-2001

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Republic of Korea	Finisar Corporation	Method and apparatus for compensating a photo-detector	684947	03-Oct-2003
United Kingdom	Finisar Corporation	Control of peaking of laser driver current to improve eye quality	2411063	06-Nov-2003
European Patent Office	Finisar Corporation	Configuration for multiplexing and/or demultiplexing the signals of at least two optical wavelength channels	1384101	30-Apr-2001
Singapore	Finisar Corporation	Method and apparatus for compensating a photo-detector	110953	03-Oct-2003
European Patent Office	Finisar Corporation	Techniques for biasing lasers	1509977	24-Apr-2003
Germany	Finisar Corporation	Techniques for biasing lasers	1509977	24-Apr-2003
France	Finisar Corporation	Techniques for biasing lasers	1509977	24-Apr-2003
United Kingdom	Finisar Corporation	Techniques for biasing lasers	1509977	24-Apr-2003
China	Finisar Corporation	Transmitter and/or receiver arrangement for optical signal transmission	ZL01823634.	14-Sep-2001
Hong Kong	Finisar Corporation	Method and apparatus for a polarization beam splitter/combiner with an integrated optical isolator	HK1069638A	25-Jan-2007
Japan	Finisar Corporation	Laser with selectively changed current confining layer	3928883	04-Mar-1998
United Kingdom	Finisar Corporation	Age compensation in optoelectronic modules with integrated temperature control	2410606	05-Nov-2003
Singapore	Finisar Corporation	Laser monitoring and control in a transmitter optical subassembly having a ceramic feedthrough header assembly	109583	27-Aug-2004
China	Finisar Corporation	Method and system for releasing a pluggable module	02827924.7	05-Dec-2002
Republic of Korea	Finisar Corporation	Modular optical device that interfaces with external controller	713142	14-Jun-2004
United Kingdom	Finisar Corporation	Control of peaking of laser driver current using carrier extraction	2426880	14-Jul-2006
Singapore	Finisar Corporation	Transciever with programmable signal parameters	110310	31-Jul-2003
United Kingdom	Finisar Corporation	Method and apparatus for monitoring a photodetector	2423878	03-Jul-2004

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
United Kingdom	Finisar Corporation	Age Compensation in Optoelectronic Modules with Integrated Temperature Control	2428865	05-Nov-2003
European Patent Office	Finisar Corporation	System and method for controlling spectral passband profile	1399768	27-Jun-2002
Germany	Finisar Corporation	System and method for controlling spectral passband profile	1399768	27-Jun-2002
European Patent Office	Finisar Corporation	Optoelectronic transmitter module & method for the production thereof	1379905	14-Mar-2002
Germany	Finisar Corporation	Optoelectronic transmitter modules and method for the production thereof	1379905	14-Mar-2002
European Patent Office	Finisar Corporation	Connection system	1264521	15-Mar-2001
Republic of Korea	Finisar Corporation	System & method for transmitting data on return path of a cable television system	724080	13-Dec-2000
Germany	Finisar Corporation	Waveguide	10301982	15-Jan-2003
France	Finisar Corporation	Maintaining Desirable Performance of Optical Emitters at Extreme Temperatures	1485736	11-Feb-2003
United Kingdom	Finisar Corporation	Maintaining Desirable Performance of Optical Emitters at Extreme Temperatures	1485736	11-Feb-2003
China	Finisar Corporation	Method and apparatus for precision tuning an optical filter using a ball-end joint	02816930.1	26-Aug-2002
European Patent Office	Finisar Corporation	Honeywell transfer file—pending applications II	1452079	05-Dec-2002
Germany	Finisar Corporation	Method and system for releasing a pluggable module	1452079	05-Dec-2002
France	Finisar Corporation	Method and system for releasing a pluggable module	1452079	05-Dec-2002
United Kingdom	Finisar Corporation	Method and system for releasing a pluggable module	1452079	05-Dec-2002
European Patent Office	Finisar Corporation	Electrically connecting integrated circuits and transducers	1284094	15-May-2001
Germany	Finisar Corporation	Unit multiplexing or demultiplexing optical data channels of differing wavelengths, includes series of	10210535	05-Mar-2002
European Patent Office	Finisar Corporation	Multiple width transceiver host board system	1438882	21-Oct-2002

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Germany	Finisar Corporation	Multiple Width Transceiver Host Board System	1438882	21-Oct-2002
France	Finisar Corporation	Multiple Width Transceiver Host Board System	1438882	21-Oct-2002
United Kingdom	Finisar Corporation	Multiple Width Transceiver Host Board System	1438882	21-Oct-2002
China	Finisar Corporation	Electrical arrangement and method for producing an electrical arrangement	ZL031011836	25-Nov-2003
Republic of Korea	Finisar Corporation	Configurable input/output terminals	757804	14-Dec-2004
United Kingdom	Finisar Corporation	Optical and Electrical Channel Feedback in Optical Transceiver Module	2419055	21-Jul-2004
Republic of Korea	Finisar Corporation	Optical and Electrical Channel Feedback in Optical Transceiver Module	766030	21-Jul-2004
Republic of Korea	Finisar Corporation	Two-wire interface having dynamically adjustable data fields depending on operation code	766031	14-Dec-2004
Mexico	Finisar Corporation	System & method for transmitting data on return path of a cable television system	250158	13-Dec-2000
United Kingdom	Finisar Corporation	Temperature and jitter compensation controller circuit and method for fiber optics device	2423879B	07-Nov-2003
Germany	Finisar Corporation	Bezeichnung der erfindung: vorrichtung zum multiplexen and/oder demultiplexen optischer	10227428	14-Jun-2002
China	Finisar Corporation	Method and apparatus for compensating a photo-detector	ZL038010457	03-Oct-2003
Germany	Finisar Corporation	Module for multiplexing and/or demulitplexing optical signals	10054372	30-Oct-2000
Germany	Finisar Corporation	Arrangement for multiplexing and/or demultiplexing optical signals	10312500	14-Mar-2003
European Patent Office	Finisar Corporation	Resonant reflector for improved optoelectronic device performance and enhanced applicability	1309051	06-Jan-2003
Republic of Korea	Finisar Corporation	Methods of conducting wafer level burn-in of electronic devices	780059	12-Aug-2002
European Patent Office	Finisar Corporation	Optical isolator with reduced insertion loss and minimized polarization mode dispersion	1325383	05-Oct-2001

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
United Kingdom	Finisar Corporation	Optical Isolator with Low Insertion Loss and Minimized Polarization Mode Dispersion	1325383	05-Oct-2001
European Patent Office	Finisar Corporation	Change-over of receiver circuits	1575195	09-Mar-2005
Germany	Finisar Corporation	Reciever circuit with an optical receiving device and bandwidth dependent amplification.	1575195	09-Mar-2005
France	Finisar Corporation	Reciever Circuit with an optical receiving device and bandwidth dependent amplification	1575195	09-Mar-2005
United Kingdom	Finisar Corporation	Reciever Circuit with an optical reeiving device and bandwidth dependent amplification.	1575195	09-Mar-2005
Germany	Finisar Corporation	Compact Polarization Insensitive Circulators with Simplified Structure and Low Polarization Mode Dispersion	1129386	12-Oct-1999
United Kingdom	Finisar Corporation	Compact Polarization Insensitive Circulators with Simplified Structure and Low Polarization Mode Dispersion	1129386	12-Oct-1999
Germany	Finisar Corporation	Cable television return link system	1468563	14-Jul-2004
France	Finisar Corporation	Cable television return link system with high date-rate side-band communication channels	1468563	14-Jul-2004
United Kingdom	Finisar Corporation	Cable television return link system with high data-rate side-band communication channels	1468563	14-Jul-2004
Austria	Finisar Corporation	Cable Television Return Link System with High Data-Rate Side-Band Communication Channels	E389.300	14-Jul-2004
Belgium	Finisar Corporation	cable television return link system with high data-return sideband communication channels	1468563	14-Jul-2004
Switzerland	Finisar Corporation	cable television return link system with high data-rate side-band communication channels	1468563	14-Jul-2004

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Luxembourg	Finisar Corporation	cable television return link system with high data-rate side-band communication channels	1468563	14-Jul-2004
Romania	Finisar Corporation	Cable television return link system with high data-rate side-band communication channels	1468563	14-Jul-2004
Liechtenstein	Finisar Corporation	Cable television return link system with high data-rate side-band communication channels	1468563	13-Jan-2003
Republic of Korea	Finisar Corporation	Dual segment molded lead frame connector for optical transceiver modules	818687	26-Feb-2005
European Patent Office	Finisar Corporation	Digital optical receiving module, and a method for monitoring	1533921	17-Nov-2004
Germany	Finisar Corporation	Digital optical receiving module, and a method for monitoring	50-04006758	17-Nov-2004
France	Finisar Corporation	Digital optical receiving module, and a method for monitoring	1533921	17-Nov-2004
United Kingdom	Finisar Corporation	Digital optical receiving module, and a method for monitoring	1533921	17-Nov-2004
Germany	Finisar Corporation	Electroabsorption modulator, modulator laser and method for producing	10135958	24-Jul-2001
Germany	Finisar Corporation	Refractive index grating and mode coupler having refractive index grating	10246547	30-Sep-2002
Canada	Finisar Corporation	Method & apparatus for an optical filter	2438185	08-Feb-2002
Republic of Korea	Finisar Corporation	Modular optical device package	840691	28-Apr-2005
Republic of Korea	Finisar Corporation	Laser production & product qualification via accelerated life testing based on statistical modeling	846675	05-Jul-2005
Singapore	Finisar Corporation	XFP Transceiver with 8.5G CDR Bypass	135404	07-Mar-2006
Germany	Finisar Corporation	Pluggalbe transceiver latching mechanism	10194847	03-Jan-2001
Japan	Finisar Corporation	ASYMMETRIC DISTRIBUTE BRAGG REFLECTOR FOR VERTICAL CAVITY SURFACE EMITTING LASERS	4177262	13-Dec-2002
European Patent Office	Finisar Corporation	Optoelectronic transceiver for a bidirectional optical signal transmission	1524786	28-Sep-2004
Germany	Finisar Corporation	Optoelectronic Transceiver for a Bidirectional Optical Signal Transmission	1524786	28-Sep-2004

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
France	Finisar Corporation	Optoelectronic Transceiver for a Bidirectional Optical Signal Transmission	1524786	28-Sep-2004
United Kingdom	Finisar Corporation	Optoelectronic Transceiver for a Bidirectional Optical Signal Transmission	1524786	28-Sep-2004
Germany	Finisar Corporation	Waveguide crossing	10253438	12-Nov-2002
European Patent Office	Finisar Corporation	Methods of conducting wafer level burn-in of electronic devices	1417500	12-Aug-2002
China	Finisar Corporation	Dual segment molded lead frame connectro for optical transceiver modules	ZL200580005843.X	28-Feb-2005
France	Finisar Corporation	Methods of Conducting Wafer Level Burn-In of Electronic Devices	1417500	12-Aug-2002
Germany	Finisar Corporation	Methods of Conducting Wafer Level Burn-In of Electronic Devices	1417500	12-Aug-2002
Ireland	Finisar Corporation	Methods of Conducting Wafer Level Burn-In of Electronic Devices	1417500	12-Aug-2002
Japan	Finisar Corporation	Resonant reflector for improved optoelectronic device performance and enhanced applicability	4237828	10-Jun-1998
European Patent Office	Finisar Corporation	Integrated post-amplifier and laser driver assembly with digital control interface	1529360	31-Jul-2003
European Patent Office	Finisar Corporation	Attentuation device for attenuating electromagnetic radiation	1282926	17-May-2000
Germany	Finisar Corporation	Attentuation Device for Attenuating Electromagnetic Radiation	50015684.0	17-May-2000
European Patent Office	Finisar Corporation	Laser production and product qualification via accelerated life testing based on statistical modeling	1734392	20-May-2003
China	Finisar Corporation	Laser monitoring and control in a transmitter optical subassembly having a ceramic feedthrough header assembly	ZL200480025301.4	25-Aug-2004
China	Finisar Corporation	A laser driver circuit for reducing electromagnetic interference	CN100524978C	04-Mar-2005
Japan	Finisar Corporation	PASSIVATED VERTICAL CAVITY SURFACE EMITTING LASER	4359345	ll-Jul-1997
China	Finisar Corporation	Methods of conducting wafer level burn-in of electronic devices	ZL02820299.6	12-Aug-2002
China	Finisar Corporation	Power Source for a Dispersion Compensation Fiber Optic System	ZL2003 80108289.9	05-Nov-2003

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
China	Kailight Photonics, Inc.	ALL-OPTICAL, TUNABLE REGENERATOR, RESHAPER AND WAVELENGTH CONVERTER	200480025414.4	14-Jul-2004
Germany	Kailight Photonics, Inc.	COMPACT OPTICAL-OPTICAL SWITCHES AND WAVELENGTH CONVERTS BY MEANS OF MULTIMODE INTERFERENCE MODE CONVERTERS	59610596.7	29-Jan-1996
France	Kailight Photonics, Inc.	COMPACT OPTICAL-OPTICAL SWITCHES AND WAVELENGTH CONVERTS BY MEANS OF MULTIMODE INTERFERENCE MODE CONVERTERS	0817980	29-Jan-1996
Great Brittan	Kailight Photonics, Inc.	COMPACT OPTICAL-OPTICAL SWITCHES AND WAVELENGTH CONVERTS BY MEANS OF MULTIMODE INTERFERENCE MODE CONVERTERS	0817980	29-Jan-1996
Australia	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	2002238034	4-Feb-02
Canada	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	2,437,159	4-Feb-02
China	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	ZL02807851.9	4-Feb-02
Czhech Republic	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	300439	4-Feb-02
European Patent Office	Finisar Corporation	Integrated Memory Controller	1360782	4-Feb-02
Hong Kong	Finisar Corporation	Integrated Memory Mapped Controller Circuit for Fiber Optics Transceivers	1056446	4-Feb-02
Israel	Finisar Corporation	Integrated Memory Mapped Controller Circuit for Fiber Optics Transceivers	157192	4-Feb-02
Japan	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	3822861	4-Feb-02
Korea	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	10-0684461	4-Feb-02
Singapore	Finisar Corporation	Integrated Memory Mapped Controller Circuit for Fiber Optics Transceiver	98778	4-Feb-02
Malaysia	Finisar Corporation	Optoelectronic Transceiver Having Dual Access to Onboard Diagnostics	MY-136287-A	7-Jul-04

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Taiwan	Finisar Corporation	Optoelectronic Transceiver Having Dual Access to Onboard Diagnostics	1250734	6-Jul-04
European Patent Office	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	1471671	4-Feb-02
Hong Kong	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	1070202	26-Apr-05
European Patent Office	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	1724886	4-Feb-02
Japan	Finisar Corporation	Electro-Absorption Modulated Laser with High Operating Temperature Tolerance	3880868	13-Feb-02
European Patent Office	Finisar Corporation	Optical Transmitter with SBS Suppression	1597845	3-Feb-04
Germany	Finisar Corporation	Optical Transmitter with SBS Suppression	60 2004 008 886.2	3-Feb-04
Denmark	Finisar Corporation	Optical Transmitter with SBS Suppression	1597845	3-Feb-04
France	Finisar Corporation	Optical Transmitter with SBS Suppression	1597845	3-Feb-04
Great Brittan	Finisar Corporation	Optical Transmitter with SBS Suppression	1597845	3-Feb-04
Italy	Finisar Corporation	Optical Transmitter with SBS Suppression	1597845	3-Feb-04
China	Optium Corporation	Wavelength Manipulation System and Method	ZL200480038990.2	26-Oct-04
France	Finisar Corporation	Optical transmission system for transmission of signals with a continuous application	93444514.8	09-Sep-1993
Japan	Finisar Corporation	Optical Fiber Module	19940086691	25-Apr-1994
Germany	Finisar Corporation	Fiber Optic Module	19549745	19-Jan-1995
Germany	Finisar Corporation	Fiber Optic Module	19549746	19-Jan-1995
Germany	Finisar Corporation	Fiber Optic Module	19501539.8	19-Jan-1995
Germany	Finisar Corporation	Optical switch	19529497.1	10-Aug-1995
Japan	Finisar Corporation	Mechanical stabilization of lattice mismatched quantum wells	590264/2000	10-Nov-1999
European Patent Office	Finisar Corporation	Optical MUX/DEMUX	00992467.1	27-Sep-2000

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Hong Kong	Finisar Corporation	OPTICAL MUX/DEMUX	02104580.6	27-Sep-2000
Japan	Finisar Corporation	Connecting Device	2000-376439	11-Dec-2000
Germany	Finisar Corporation	Housing for plug connected electrical component and method for housing such a housing on a printed circuit board	10102459.2	15-Jan-2001
Germany	Finisar Corporation	Arrangement and method for the channel — dependant attenuation for the levels of	10102460.6	15-Jan-2001
European Patent Office	Finisar Corporation	Optomodule and connection configuration	01250221.7	15-Jun-2001
European Patent Office	Finisar Corporation	Amplifier circuit	01119337.2	09-Aug-2001
Germany	Finisar Corporation	Optical filter and optical filtering method	10147227.7	14-Sep-2001
European Patent Office	Finisar Corporation	Optical coupling systems and optical connectors	01980174.5	14-Sep-2001
Japan	Finisar Corporation	Versatile method and system for single mode VCSELS	2002-547270	26-Nov-2001
European Patent Office	Finisar Corporation	Method & apparatus for an optical filter	02706201.7	08-Feb-2002
European Patent Office	Finisar Corporation	Optical polarization beam splitter/combiner with isolation in the backward optical path	02706255.3	14-Feb-2002
Japan	Finisar Corporation	Optical Fiber Module	20020114540	17-Apr-2002
Japan	Finisar Corporation	Optical Fiber Module	20020114541	17-Apr-2002
Japan	Finisar Corporation	Optical Fiber Module	20020114542	17-Apr-2002
Japan	Finisar Corporation	Optical Fiber Module	20020114543	17-Apr-2002
Japan	Finisar Corporation	Optical Fiber Module	20020114544	17-Apr-2002
Germany	Finisar Corporation	Thin film solar cell configuration and fabrication method	10227544.0	17-Jun-2002
Malaysia	Finisar Corporation	Method & apparatus for an optical filter	PI20022535	04-Jul-2002
European Patent Office	Finisar Corporation	Sysems for wafer level burn-in of electronic devices	02757087.8	12-Aug-2002

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Japan	Finisar Corporation	Methods of conducting wafer level burn-in of electronic devices	2003-522136	12-Aug-2002
Japan	Finisar Corporation	Sysems for wafer level burn-in of electronic devices	2003-522145	12-Aug-2002
European Patent Office	Finisar Corporation	Method & apparatus for precision tuning an optical filter using ball-end joint	02768719.3	26-Aug-2002
European Patent Office	Finisar Corporation	Compact laser package with integrated temperature control	02256144.3	04-Sep-2002
Japan	Finisar Corporation	Compact laser package with integrated temperature control and Optoelectronic Module	2002-301099	06-Sep-2002
Germany	Finisar Corporation	Planar optical circuit	10253440.3	12-Nov-2002
European Patent Office	Finisar Corporation	ASYMMETRIC DISTRIBUTE BRAGG REFLECTOR FOR VERTICAL CAVITY SURFACE EMITTING LASERS	02798511.8	13-Dec-2002
Canada	Finisar Corporation	cable television return link system with high data-rate side-band communication channels	2473007	13-Jan-2003
European Patent Office	Finisar Corporation	Control circuit for optoelectronic module with integrated temperature control	03709056.0	11-Feb-2003
Malaysia	Finisar Corporation	Techniques for biasing lasers	PI20031708	06-May-2003
Thailand	Finisar Corporation	Techniques for biasing lasers	0301001810	16-May-2003
Germany	Finisar Corporation	Transceiver module and integrated circuit with dual eye openers	10392928.2	25-Jun-2003
Japan	Finisar Corporation	Transceiver having programmable signal parameters	2005-506086	31-Jul-2003
China	Finisar Corporation	Transciever having programmable signal parameters	03823191.3	31-Jul-2003
Republic of Korea	Finisar Corporation	Transceiver having programmable signal parameters	10-2005-7001944	31-Jul-2003
Hong Kong	Finisar Corporation	Compact Laser Package With Integrated Temperature Control	03106414.2	09-Sep-2003
European Patent Office	Finisar Corporation	Method and apparatus for compensating a photo-detector	03759696.2	03-Oct-2003
Japan	Finisar Corporation	Method and apparatus for compensating a photo-detector	2004-543126	03-Oct-2003
Canada	Finisar Corporation	Method and apparatus for compensating a photo-detector	2501071	03-Oct-2003

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
China	Finisar Corporation	Optical transceiver module with multipurpose internal serial bus	200380101042.4	08-Oct-2003
China	Finisar Corporation	Production of an optical arrangement used in optical telecommunications comprises		17-Oct-2003
		arranging an adjusting unit with an auxiliary waveguide between	0310102410.9
Germany	Finisar Corporation	Age compensation in optoelectronic modules with integrated temperature control	10393677.7	05-Nov-2003
Canada	Finisar Corporation	Power Source for a Dispersion Compensation Fiber Optic System	2510352	05-Nov-2003
Canada	Finisar Corporation	Age compensation in optoelectronic modules with integrated temperature control	2504691	05-Nov-2003
Japan	Finisar Corporation	Power Source for a Dispersion Compensation Fiber Optic System	2004-551835	05-Nov-2003
China	Finisar Corporation	Devices for reflection reduction in optical devices	200380109230.1	24-Nov-2003
Germany	Finisar Corporation	Method and apparatus for monitoring a photo-detector	112004000794.1	10-May-2004
China	Finisar Corporation	Method and apparatus for monitoring a photo-detector	200480012587.2	10-May-2004
Canada	Finisar Corporation	Modular optical device that interfaces with external controller	2528989	14-Jun-2004
Canada	Finisar Corporation	Laser monitoring and control in a transmitter optical subassembly having a ceramic		25-Aug-2004
		feedthrough header assembly	2535717
Hong Kong	Finisar Corporation	Precision optical filter with a ball shaped coupling joint	04106468.6	27-Aug-2004
European Patent Office	Finisar Corporation	Optical signal equalizer with adjustable linear filter	04794498.8	07-Oct-2004
China	Finisar Corporation	Optical signal equalizer with adjustable linear filter	200480028861.5	07-Oct-2004
Germany	Finisar Corporation	Transceiver with controller for authentication	04090433.5	17-Nov-2004
France	Finisar Corporation	Transceiver with controller for authentication	04090443.5	17-Nov-2004
United Kingdom	Finisar Corporation	Transceiver with controller for authentication	04090443.5	17-Nov-2004
European Patent Office	Finisar Corporation	Transceiver with controller for authentication	04090443.5	17-Nov-2004

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
China	Finisar Corporation	Transceiver with controller for authentication	200410095201.0	22-Nov-2004
European Patent Office	Finisar Corporation	Dual configuration transceiver housing	05075046.2	06-Jan-2005
European Patent Office	Finisar Corporation	Heatsinking of optical subassembly and method of assembling	05075047.0	06-Jan-2005
European Patent Office	Finisar Corporation	Circuit and method for correction of the duty cycle value of a digital data signal	05090013.3	28-Jan-2005
Canada	Finisar Corporation	Non-linear compensation of timing jitter	2495363	31-Jan-2005
Japan	Finisar Corporation	TEMPERATURE CONTROL FOR COARSE WAVELENGTH DIVISION MULTIPLEXING SYSTEMS	2006-554282	22-Feb-2005
China	Finisar Corporation	TEMPERATURE CONTROL FOR COARSE WAVELENGTH DIVISION MULTIPLEXING SYSTEMS	200580005559.2	22-Feb-2005
India	Finisar Corporation	Methods for polarization control in VCSELs	5143/DELNP/06	25-Feb-2005
China	Finisar Corporation	Optical System Comprising an FM Source and a Spectral Reshaping Element	200580012705.	28-Feb-2005
Japan	Finisar Corporation	Dual segment molded lead frame connector for optical transceiver modules	2007-500791	28-Feb-2005
European Patent Office	Finisar Corporation	Optical System Comprising an FM Source and a Spectral Reshaping Element	05724041.8	28-Feb-2005
China	Finisar Corporation	Dual Segment Molded Lead Frame Connector for Optical Transceiver Modules	200810173575.8	28-Feb-2005
Japan	Finisar Corporation	Optical System Comprising an FM Source and a Spectral Reshaping Element	2007-500803	28-Feb-2005
European Patent Office	Finisar Corporation	An integrated post-amplifier, laser driver, and controller	05724455.0	03-Mar-2005
China	Finisar Corporation	An integrated post-amplifier, laser driver, and controller	200580006910.	03-Mar-2005
Japan	Finisar Corporation	An integrated post-amplifier, laser driver, and controller	2007-501980	03-Mar-2005
European Patent Office	Finisar Corporation	A laser driver circuit for reducing electromagnetic interference	05724481.6	04-Mar-2005
China	Finisar Corporation	Method and apparatus for transmitting a signal using thermal chrip management of a directly modulated transmitter	200580015245.	18-Mar-2005
European Patent Office	Finisar Corporation	Method and apparatus for transmitting a signal using thermal chrip management of a directly modulated transmitter	05731268.8	18-Mar-2005

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Canada	Finisar Corporation	Method and apparatus for transmitting a signal using thermal chrip management of a directly modulated transmitter	2561128	18-Mar-2005
European Patent Office	Finisar Corporation	Out-of-band data communication between network transceivers	05738397.8	13-Apr-2005
China	Finisar Corporation	Out-of-band data communication between network transceivers	200580011133.	13-Apr-2005
Japan	Finisar Corporation	Out-of-band data communication between network transceivers	2007-508648	13-Apr-2005
China	Finisar Corporation	Modular optical device package	200580013276.	28-Apr-2005
European Patent Office	Finisar Corporation	Modular optical device package	05756355.3	28-Apr-2005
Japan	Finisar Corporation	Modular optical device package	2007-509745	28-Apr-2005
China	Finisar Corporation	Method and apparatus for transmitting a signal using thermal chrip management of a directly modulated transmitter	200580037807.	25-May-2005
European Patent Office	Finisar Corporation	Method and apparatus for transmitting a signal using thermal chrip management of a directly modulated transmitter	05764209.2	25-May-2005
China	Finisar Corporation	Optical interleaver, filter cell, and component design with reduced chromatic dispersion	200510078136.5	13-Jun-2005
European Patent Office	Finisar Corporation	Semiconductor laser with side mode suppression	05856164.8	30-Jun-2005
European Patent Office	Finisar Corporation	Calibration of Digital Diagnostics Information in an Optical Transceiver Prior to Reporting to Host	05770131.0	01-Jul-2005
China	Finisar Corporation	Calibration of Digital Diagnostics Information in an Optical Transceiver Prior to Reporting to Host	200580021010.	0l-Jul-2005
China	Finisar Corporation	Filtering Digital Diagnostics Information in an Optical Transceiver Prior to Reporting to Host	200580021912.	01-Jul-2005
Japan	Finisar Corporation	Calibration of Digital Diagnostics Information in an Optical Transceiver Prior to Reporting to Host	2007-518388	Ol-Jul-2005
European Patent Office	Finisar Corporation	Transimpedance amplifier with integrated filtering and reduced parasitic capacitance	05783467.3	09-Aug-2005
Japan	Finisar Corporation	Transimpedance amplifier with integrated filtering and reduced parasitic capacitance	2007-523904	09-Aug-2005
China	Finisar Corporation	Transimpedance amplifier with integrated filtering and reduced parasitic capacitance	200580021627.4	09-Aug-2005
Hong Kong	Finisar Corporation	Method and system for releasing a pluggable module	05107724.3	02-Sep-2005

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
European Patent Office	Finisar Corporation	Optical cables for consumer electronics	05817361.8	19-Sep-2005
Japan	Finisar Corporation	Optical cables for consumer electronics	2007-534650	19-Sep-2005
China	Finisar Corporation	Vertical cavity surface emitting laser having multiple top-side contacts	200580032469.2	29-Sep-2005
European Patent Office	Finisar Corporation	Combined laser transmitter and photodetector receiver package	05807876.7	05-Oct-2005
European Patent Office	Finisar Corporation	Systems and methods for providing diagnostic information using EDC transceivers	05815227.3	20-Oct-2005
China	Finisar Corporation	Systems and methods for providing diagnostic information using EDC transceivers	200580037318.	20-Oct-2005
Japan	Finisar Corporation	Systems and methods for providing diagnostic information using EDC transceivers	2007-539007	20-Oct-2005
Republic of Korea	Finisar Corporation	Programmable Loss of Signal Detect Hardware and Method	10-07-7017435	29-Dec-2005
Hong Kong	Finisar Corporation	Optical interleaver filter cell and component design with reduced chromatic dispersion	06101020.6	23-Jan-2006
European Patent Office	Finisar Corporation	XFP Transceiver with 8.5G CDR Bypass	06737265.6	07-Mar-2006
Germany	Finisar Corporation	Optical Identification Chips	112006001106.	28-Apr-2006
China	Finisar Corporation	Optical Identification Chips	200680014382.7	28-Apr-2006
European Patent Office	Finisar Corporation	Molded lead frame connector with one or more passive components	06758855.8	0l-May-2006
Japan	Finisar Corporation	Molded lead frame connector with one or more passive components	2008-506833	0l-May-2006
India	Finisar Corporation	Molded lead frame connector with one or more passive components	8255/DELNP/07	0l-May-2006
Republic of Korea	Finisar Corporation	Molded lead frame connector with one or more passive components	10-2007-7024935	0l-May-2006
Australia	Finisar Corporation	Molded lead frame connector with one or more passive components	2006242334	0l-May-2006
China	Finisar Corporation	Molded lead frame connector with one or more passive components	200680013967.7	0l-May-2006
European Patent Office	Finisar Corporation	Pattern-Dependent Phase Detector for Clock Recovery	06760517.0	24-May-2006

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Japan	Finisar Corporation	Pattern-Dependent Phase Detector for Clock Recovery	2008-513809	24-May-2006
China	Finisar Corporation	Pattern-Dependent Phase Detector for Clock Recovery	200680018250.1	24-May-2006
Taiwan	Finisar Corporation	Optical transceiver module having a dual segment molded lead frame connector	095132504	0l-Sep-2006
Germany	Finisar Corporation	Optical transceiver with custom logging mechanism	112006002462.	08-Sep-2006
China	Finisar Corporation	Optical transceiver with custom logging mechanism	200680038499.9	08-Sep-2006
China	Finisar Corporation	Optical Transceiver Module Having a Dual Segment Molded Lead Frame Connector	200680035497.4	15-Sep-2006
European Patent Office	Finisar Corporation	Optical Transceiver Module having a Dual Segment Molded Lead Frame Connector	06814781.8	15-Sep-2006
Japan	Finisar Corporation	Optical Transceiver Module Having a Dual Segment Molded Lead Frame Connector	2008-532293	15-Sep-2006
Taiwan	Finisar Corporation	Pool-based network diagnostic systems and methods	095141806	10-Nov-2006
Japan	Finisar Corporation	Laser with selectively changed current confining layer	2006-309919	16-Nov-2006
Taiwan	Finisar Corporation	Surface gratings on VCSELS for polarization pinning	095142716	17-Nov-2006
China	Finisar Corporation	Optical bus	200680045142.3	30-Nov-2006
Germany	Finisar Corporation	Surface gratings on VCSELS for polarization pinning	112006003384.0	12-Dec-2006
Germany	Finisar Corporation	Modular Transistor Outline Can with Internal Components	112006003458.8	12-Dec-2006
China	Finisar Corporation	Surface gratings on VCSELS for polarization pinning	200680046769.0	12-Dec-2006
China	Finisar Corporation	Modular Transistor Outline Can with Internal Components	200680048426.8	12-Dec-2006
Taiwan	Finisar Corporation	Modular transistor ouline can iwht internal components	095146773	13-Dec-2006
China	Finisar Corporation	Automated characterization system for laser chip on a submount	200780005282.2	13-Feb-2007
European Patent Office	Finisar Corporation	Discrete bootstrapping in an optical receiver to prevent signal feedback	07757192.5	19-Feb-2007

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Republic of Korea	Finisar Corporation	Discrete bootstrapping in an optical receiver to prevent signal feedback	10-2008-7020557	19-Feb-2007
China	Finisar Corporation	Discrete bootstrapping in an optical receiver to prevent signal feedback	200780005677.2	19-Feb-2007
Japan	Finisar Corporation	Discrete bootstrapping in an optical receiver to prevent signal feedback	2008-555534	19-Feb-2007
Malaysia	Finisar Corporation	Discrete bootstrapping in an optical receiver to prevent signal feedback	PI20083096	19-Feb-2007
Malaysia	Finisar Corporation	Measuring signal propagation and adjustable delays in electronic devices	PI20083187	23-Feb-2007
China	Finisar Corporation	Directly modulated laser with integrated optical filter	200780012250.5	27-Feb-2007
China	Finisar Corporation	Electromagnetic interference containment in a transceiver module	200780010236.1	22-Mar-2007
Taiwan	Finisar Corporation	Active optical cable with electrical connector	096111745	03-Apr-2007
European Patent Office	Finisar Corporation	Versatile Compact Transmitter for Generation of Advanced Modulation Formats	07755109.1	06-Apr-2007
Republic of Korea	Finisar Corporation	Versatile Compact Transmitter for Generation of Advanced Modulation	10-2008-7027139	06-Apr-2007
Israel	Finisar Corporation	Versatile compact transmitter for generation of advanced modulation formats	194558	06-Apr-2007
Japan	Finisar Corporation	Versatile Compact Transmitter for Generation of Advanced Modulation Formats	2009-504345	06-Apr-2007
Germany	Finisar Corporation	Active optical cable with electrical connector	112007001202.1	13-Apr-2007
China	Finisar Corporation	Active optical cable with electrical connector	200780018055.3	13-Apr-2007
India	Finisar Corporation	Active Optical Cable with Electrical Connector	9446/DELNP/2008	13-Apr-2007
Malaysia	Finisar Corporation	Active Optical Cable With Electrical Connector	PI20084603	13-Apr-2007
United Kingdom	Finisar Corporation	Active optical cable with electrical connector	0820337.4	13-Apr-2007
Taiwan	Finisar Corporation	Low inductance optical transmitter submount	096114670	25-Apr-2007
United Kingdom	Finisar Corporation	Low inductance optical transmitter submount assembly	0818267.7	27-Apr-2007

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Republic of Korea	Finisar Corporation	Low Inductance Optical Transmitter Submount Assembly	10-2008-7028988	27-Apr-2007
Germany	Finisar Corporation	Low inductance optical transmitter submount assembly	112007001048.7	27-Apr-2007
China	Finisar Corporation	Low Inductance Optical Transmitter Submount Assembly	200780015287.3	27-Apr-2007
Japan	Finisar Corporation	Low inductance optical transmitter submount assembly	2009-507983	27-Apr-2007
India	Finisar Corporation	Low Inductance Optical Transmitter Submount Assembly	8723/DELNP/2008	27-Apr-2007
Taiwan	Finisar Corporation	Electronic Dispersion Compensation Systems and Methods	096120397	06-Jun-2007
Taiwan	Finisar Corporation	Optical Coupler Including Module-Mixing	096121375	13-Jun-2007
China	Finisar Corporation	Optical Coupler Including Mode-Mixing	200710110772.	13-Jun-2007
Malaysia	Finisar Corporation	Efficient Carrier Injection in a Semiconductor Device	PI20070984	20-Jun-2007
Taiwan	Finisar Corporation	Efficient Carrier Injection in a Semiconductor Device	096123245	27-Jun-2007
China	Finisar Corporation	Efficient Carrier Injection in a Semiconductor Device	200710126012.9	29-Jun-2007
Taiwan	Finisar Corporation	Linear Amplifier for Use with Laser Driver Signal	096128724	03-Aug-2007
European Patent Office	Finisar Corporation	Linear Amplifier for Use With Laser Driver Signal	07813772.6	03-Aug-2007
China	Finisar Corporation	Linear Amplifier for Use With Laser Driver Signal	200780036876.X	03-Aug-2007
European Patent Office	Finisar Corporation	Optical Transmission Using Semiconductor Optical Amplifier (SOA)	07837107.7	20-Aug-2007
China	Finisar Corporation	Optical Transmission Using Semiconductor Optical Amplifier (SOA)	200780038096.9	20-Aug-2007
PCT	Finisar Corporation	Active Optical Cable with Electrical Connector	PCT/US2007/078658	17-Sep-2007
Taiwan	Finisar Corporation	Asymmetric rise/fall time and duty cycle control circuit	096135738	26-Sep-2007
Taiwan	Finisar Corporation	Insertable EMI shield clip for use in optical transceiver modules	096136446	28-Sep-2007

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
European Patent Office	Finisar Corporation	Insertable EMI Shield Clip for Use in Optical Transceiver Modules	07873770.7	28-Sep-2007
China	Finisar Corporation	Insertable EMI Shield Clip for Use in Optical Transceiver Modules	200780042620.X	28-Sep-2007
Taiwan	Finisar Corporation	Managing backreflection in an optical sub-assembly	096137160	03-Oct-2007
European Patent Office	Finisar Corporation	Surface Warp Resistant Optical Devices	07843851.2	04-Oct-2007
European Patent Office	Finisar Corporation	Managing Backreflection	07843853.8	04-Oct-2007
China	Finisar Corporation	Surface Warp Resistant Optical Devices	200780035805.8	04-Oct-2007
China	Finisar Corporation	Managing Backreflection	200780044636.4	04-Oct-2007
PCT	Finisar Corporation	SURFACE WARP RESISTANT OPTICAL DEVICES	PCT/US2007/080461	04-Oct-2007
Taiwan	Finisar Corporation	Serializer/Deserializers for use in Optoelectronic Devices	096142119	07-Nov-2007
European Patent Office	Finisar Corporation	Serializer/Deserializers for Use in Optoelectronic Devices	07864151.1	08-Nov-2007
China	Finisar Corporation	Serializer/Deserializers for Use in Optoelectronic Device	200780047351.6	08-Nov-2007
China	Finisar Corporation	Latching Mechanism for a Module	200710168192.	28-Nov-2007
European Patent Office	Finisar Corporation	Latching Mechanism for a Module	07864924.1	29-Nov-2007
Malaysia	Finisar Corporation	Latching Mechanism for a Module	PI20092232	29-Nov-2007
Taiwan	Finisar Corporation	Latching Mechanism for a Module	096145815	30-Nov-2007
Taiwan	Finisar Corporation	Widely Tunable Chirp Managed Laser	096149737	24-Dec-2007
European Patent Office	Finisar Corporation	Temperature Stabilizing Packaging for Optoelectronic Components in a Transmitter Module	08728964.1	04-Feb-2008
China	Finisar Corporation	Temperature Stabilizing Packaging for Optoelectronic Components in a Transmitter Module		04-Feb-2008
European Patent Office	Finisar Corporation	Single Piece Triplexer Housing	08743445.2	08-Feb-2008

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
China	Finisar Corporation	Single Piece Diplexer and Triplexer Housing		08-Feb-200S
European Patent Office	Finisar Corporation	Collimated Ball Lenses for Optical Triplexers	08729911.1	14-Feb-2008
China	Finisar Corporation	Collimated Ball Lenses for Optical Triplexers		14-Feb-2008
Taiwan	Finisar Corporation	Printed Circuit Board Positioning Mechanism	097106932	27-Feb-2008
Taiwan	Finisar Corporation	Multi-Mode Integrated Circuit for Use in Optoelectronic Devices	097106939	27-Feb-2008
European Patent Office	Finisar Corporation	Collar Clip for an Electronic Module	08731009.0	28-Feb-2008
European Patent Office	Finisar Corporation	Printed Circuit Board Positioning Mechanism	08731018.1	28-Feb-2008
European Patent Office	Finisar Corporation	Multi-Mode Integrated Circuit for Use in Optoelectronic Devices	08743611.9	28-Feb-2008
Taiwan	Finisar Corporation	Collar Clip for an Electronic Module	097106929	29-Feb-2008
Taiwan	Finisar Corporation	Laser driver bias current calibration	097109164	14-Mar-2008
PCT	Finisar Corporation	Electrical Device with Electrical Interface that is Compatible with Optical Cables	PCT/US2008/059579	07-Apr-2008
PCT	Finisar Corporation	Eye Safety and Interoperability of Active Cable Devices	PCT/US2008/062081	30-Apr-2008
European Patent Office	Finisar Corporation	optical bus	06846426.2	14-May-2008
PCT	Finisar Corporation	Linear trans-impedance amplifier with multiplexed gain stage	PCT/US2008/064124	19-May-2008
Taiwan	Finisar Corporation	Optimization of Laser Parameters to Achieve Desired Performance	097120313	30-May-2008
PCT	Finisar Corporation	Optimization of Laser Parameters to Achieve Desired Performance	PCT/US2008/065380	30-May-2008
Taiwan	Finisar Corporation	Task Scheduling of Fiber-Optic Transceiver Firmware	097129476	04-Aug-2008
PCT	Finisar Corporation	Task Scheduling of Fiber-Optic Transceiver Firmware	PCT/US2008/072133	04-Aug-2008
Taiwan	Finisar Corporation	Asymmetric Scheduling of Multiple Analog Inputs Using a Single AID Converter for Fiber-Optic Transceivers	097130841	13-Aug-2008

CONFIDENTIAL TREATMENT REQUESTED

Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Taiwan	Finisar Corporation	Optical Network Unit Transceiver Module Having Direct Connect RF Pin Configuration	097130844	13-Aug-2008
PCT	Finisar Corporation	Optical Network Unit Transceiver Module Having Direst Connect RF Pin Configuration	PCT/US2008/072992	13-Aug-2008
PCT	Finisar Corporation	Asymmetric Scheduling of Multiple Analog Inputs Using a Single A/D Converter for Fiber-Optic Transceivers	PCT/US2008/072983	13-Aug-2008
Singapore	Finisar Corporation	AC Differential Connection Assembly Between a Trans-Impedance Amplifier and a Post Amplifier for Burst Mode Receiving	200806264-8	22-Aug-2008
PCT	Finisar Corporation	Integrated Optical Interconnect	PCT/US2008/074454	27-Aug-2008
Taiwan	Finisar Corporation	Integrated Optical Interconnect	097133189	29-Aug-2008
Taiwan	Finisar Corporation	Receptacle with multiple contact sets each for different connector types	097135712	17-Sep-2008
PCT	Finisar Corporation	Receptacle with multiple contact sets each for different connector types	PCT/US2008/076721	17-Sep-2008
Taiwan	Finisar Corporation	Monolithic shell for optical electrical device	097138265	03-Oct-2008
Taiwan	Finisar Corporation	Printed Circuit Board Carrier For Optical Electrical Device	097138266	03-Oct-2008
PCT	Finisar Corporation	Monolithic Shell for an Optical Electrical Device	PCT/US2008/078918	06-Oct-2008
PCT	Finisar Corporation	Printed Circuit Board Carrier for Optical Electrical Device	PCT/US2008/079222	08-Oct-2008
PCT	Finisar Corporation	Anticounterfeiting Means for Optical Communications Components	PCT/US2008/082300	03-Nov-2008
Singapore	Finisar Corporation	Electromagnetic Shielding Configuration	200808378-4	10-Nov-2008
Singapore	Finisar Corporation	ONU Transceiver Design	200808465-9	13-Nov-2008
PCT	Finisar Corporation	Tranceiver Module with Dual Printed Circuit Boards	PCT/US2009/044740	20-May-2009
PCT	Finisar Corporation	Bail Release Mechanism for Communications Module	PCT/US2009/046486	05-Jun-2009
PCT	Finisar Corporation	High-Power Optical Burn-In	PCT/US2009/053781	13-Aug-2009

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
PCT	Finisar Corporation	CFP Mechanical Platform	PCT/US2009/053933	14-Aug-2009
United Kingdom	Finisar Corporation	Electro-Optical Interconnection Module	2288939
United Kingdom	Finisar Corporation	Electro-Optical Interconnection Module
United Kingdom	Finisar Corporation	Electro-Optical Interconnection Module
United Kingdom	Finisar Corporation	Electro-Optical Interconnection Module
Malaysia	Finisar Corporation	Module Cleaning Fixture for Sensitive Optical Services	PI20082610	14-Jul-2008
European Patent Office	Kailight Photonics, Inc.	ALL-OPTICAL, TUNABLE REGENERATOR, RESHAPER AND WAVELENGTH CONVERTER	04778143.0	14-Jul-2004
Hong Kong	Finisar Corporation	ALL-OPTICAL, TUNABLE REGENERATOR, RESHAPER AND WAVELENGTH CONVERTER	06111655.7	14-Jul-2004
Israel	Kailight Photonics, Inc.	ALL-OPTICAL, TUNABLE REGENERATOR, RESHAPER AND WAVELENGTH CONVERTER	173226	14-Jul-2004
Canada	Kailight Photonics, Inc.	ALL-OPTICAL, 3R REGENERATION USING THE SAGNAC AND MACH-ZEHNDER VERSIONS OF THE TERAHERTZ OPTICAL ASYMMETRIC DEMULTIPLEXER (TOAD)	2551032	09-Dec-2004
European Patent Office	Kailight Photonics, Inc.	ALL-OPTICAL, 3R REGENERATION USING THE SAGNAC AND MACH-ZEHNDER VERSIONS OF THE TERAHERTZ OPTICAL ASYMMETRIC DEMULTIPLEXER (TOAD)	04813760.8	09-Dec-2004
China	Kailight Photonics, Inc.	SYSTEMS AND METHODS FOR ALL-OPTICAL SIGNAL REGENERATION BASED ON FREE SPACE OPTICS	200710165417.3	25-Oct-2007
European Patent Office	Kailight Photonics, Inc.	SYSTEMS AND METHODS FOR ALL-OPTICAL SIGNAL REGENERATION BASED ON FREE SPACE OPTICS	07254226.9	24-Oct-2007
Japan	Kailight Photonics, Inc.	SYSTEMS AND METHODS FOR ALL-OPTICAL SIGNAL REGENERATION BASED ON FREE SPACE OPTICS	2007-276086	24-Oct-2007
China	Kailight Photonics, Inc.	SYSTEMS AND METHODS FOR POLARIZATION MODE DISPERSION MITIGATION	200710165627.2	23-Oct-2007
European Patent Office	Kailight Photonics, Inc.	SYSTEMS AND METHODS FOR POLARIZATION MODE DISPERSION MITIGATION	07254201.2	23-Oct-2007
Japan	Kailight Photonics, Inc.	SYSTEMS AND METHODS FOR POLARIZATION MODE DISPERSION MITIGATION	2007-275245	23-Oct-2007

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
China	Kailight Photonics, Inc.	OPTICAL TRANSPONDERS WITH REDUCED SENSITIVITY TO POLARIZATION MODE DISPERSION (PMD) AND CHROMATIC DISPERSION (CD)	200710165630.4	23-Oct-2007
European Patent Office	Kailight Photonics, Inc.	OPTICAL TRANSPONDERS WITH REDUCED SENSITIVITY TO POLARIZATION MODE DISPERSION (PMD) AND CHROMATIC DISPERSION (CD)	07254202.0	23-Oct-2007
Japan	Kailight Photonics, Inc.	OPTICAL TRANSPONDERS WITH REDUCED SENSITIVITY TO POLARIZATION MODE DISPERSION (PMD) AND CHROMATIC DISPERSION (CD)	2007-275619	23-Oct-2007
China	Finisar Corporation	Optical Transceiver Module with Host Accessible Onboard Diagnostics	200480015650.8	9-Apr-04
Hong Kong	Finisar Corporation	Optical Transceiver Module with Host Accessible Onboard Diagnostics	07100354.3	10-Jan-07
China	Finisar Corporation	Optoelectronic Transceiver Having Dual Access to Onboard Diagnostics	200480025341.9	27-Feb-06
European Patent Office	Finisar Corporation	Optoelectronic Transceiver Having Dual Access to Onboard Diagnostics	04777655.4	30-Jun-04
Hong Kong	Finisar Corporation	Optoelectronic Transceiver Having Dual Access to Onboard Diagnostics	06111755.6	25-Oct-06
China	Finisar Corporation	Optical Transceiver and Host Adapter with Memory Mapped Monitoring Circuit	200580020425.8	20-Dec-06
European Patent Office	Finisar Corporation	Optical Transceiver and Host Adapter with Memory Mapped Monitoring Circuit	05737559.4	17-Nov-06
Hong Kong	Finisar Corporation	Optical Transceiver and Host Adapter with Memory Mapped Monitoring Circuit	07108062.9	25-Jul-07
Japan	Finisar Corporation	Optical Transceiver and Host Adapter with Memory Mapped Monitoring Circuit	2007-509647	20-Oct-06
China	Finisar Corporation	Analog to Digital Signal Conditioning in Optoelectronic Transceivers	200580017209.8	22-Nov-06
Hong Kong	Finisar Corporation	Analog to Digital Signal Conditioning in Optoelectronic Transceivers	07109480.1	31-Aug-07
Japan	Finisar Corporation	Analog to Digital Signal Conditioning in Optoelectronic Transceivers	2007-506374	29-Sep-06
Japan	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	2006-015985	25-Jan-06
Hong Kong	Finisar Corporation	Integrated Memory Controller Circuit for Fiber Optics Transceiver	07104119.1	28-Nov-03

CONFIDENTIAL TREATMENT REQUESTED

			Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Japan	Finisar Corporation	Integrated \Memory\ Controller Circuit for Fiber Optics Transceiver	2006-082501	24-Mar-06
China	Finisar Corporation	Integrated Memory Mapped Controller Circuit for Fiber Optics Transceiver	200610149558.1	16-Nov-06
Hong Kong	Finisar Corporation	Integrated Memory Mapped Controller Circuit for Fiber Optics Transceiver	07113306.5	5-Dec-07
Malaysia	Finisar Corporation	Internal Memory for Transistor Outline Packages	PI 20082504	7-Jul-08
Canada	Finisar Corporation	Integrated Memory Mapped Controller Circuit for Fiber Optics Transceiver	unknown	14-Apr-09
European Patent Office	Finisar Corporation	Electro-Absorption Modulated Laser with High Operating Temperature Tolerance	02744691.3	9-Feb-04
PCT	Finisar Corporation	Optical Receiver with Threshold Voltage Compensation	PCT/US09/55382	28-Aug-09
PCT	Finisar Corporation	Method and Apparatus for Demodulating and Regenerating Phase Modulated Optical Signals	PCT/US09/34919	23-Feb-09
PCT	Finisar Corporation	Method and Apparatus for Dispersion Mitigation in Optical Links	PCT/US08/05093	19-Apr-2008
Australia	Optium Corporation	Wavelength Manipulation System and Method	2004290090	26-Oct-04
Canada	Optium Corporation	Wavelength Manipulation System and Method	2543867	26-Oct-04
European Patent Office	Optium Corporation	Wavelength Manipulation System and Method	04761467.2	26-Oct-04
India	Optium Corporation	Wavelength Manipulation System and Method	2549/DELNP/2006	26-Oct-04
Japan	Optium Corporation	Wavelength Manipulation System and Method	2006-538592	26-Oct-04
European Patent Office	Optium Corporation	Dual-Source Optical Wavelength Processor	05749258.9	14-Jun-05
Canada	Optium Corporation	Optical Calibration System and Method	2586586	8-Nov-05
European Patent Office	Optium Corporation	Optical Calibration System and Method	05801209.7	8-Nov-05
Japan	Optium Corporation	Optical Calibration System and Method	2007-539422	8-Nov-05
European Patent Office	Optium Corporation	Wavelength Selective Reconfigurable Optical Cross-Connect	05787093.3	23-Sep-05

CONFIDENTIAL TREATMENT REQUESTED

Patent No. /
Country	Grantor	Patent Name	Serial No.	Filing Date
Japan	Optium Corporation	Optical Communications System	2007-557274	22-Feb-06

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.15
Deposit Accounts and Securities Accounts
Foreign Cash and Investment Accounts

Country	Account Owner	Bank Name	Account Number	Purpose
China	Finisar Shanghai Inc	Bank of Communications, Shanghai Branch Zhangjiang Sub-Branch	[****]	Trade Account
China	Finisar Shanghai Inc	Industrial and Commercial Bank of China, No.1 Sub-branch Shanghai	[****]	Social Insurance
China	Finisar Shanghai Inc	Construction Bank of China Shanghai Branch LuWan Sub Brach	[****]	Social Insurance
China	Finisar Shanghai Inc	Construction Bank of China Shanghai Branch LuWan Sub Brach	[****]	Social Insurance
China	Finisar Shanghai Inc	Construction Bank of China Shanghai Branch LuWan Sub Brach	[****]	Social Insurance
China	Finisar Shanghai Inc	Shanghai PuDong Development Bank	[****]	Tax Account
China	Finisar Shanghai Inc	Bank of Communications	[****]	Trade Account
China	Finisar Shanghai Inc	Bank of Communications, Shanghai Branch Xinqu Sub-Branch(USD)	[****]	Trade Account
China	Finisar Shanghai Inc	Bank of Communications, Shanghai Branch Xinqu Sub-Branch(USD)	[****]	Trade Account
China	Shenzhen Office	China Citic Bank Citizen Centre Subbranch	[****]	Tax Account
China	Shenzhen Office	China Merchants Bank An Lian Subbranch	[****]	Trade Account
Malaysia	Finisar Malaysia	Malayan Banking Berhad	[****]	General Checking
Malaysia	Finisar Malaysia	Malayan Banking Berhad	[****]	Genera Checking
Malaysia	Finisar Malaysia	Malayan Banking Berhad	[****]	Time Deposit
Malaysia	Finisar Malaysia	HSBC Bank Malaysia Berhad	[****]	General Checking
Malaysia	Finisar Malaysia	HSBC Bank Malaysia Berhad	[****]	General Checking
Malaysia	Finisar Malaysia	HSBC Bank Malaysia Berhad	[****]	Time Deposit
Malaysia	Finisar Malaysia	HSBC Bank Malaysia Berhad	[****]	Time Deposit
Singapore	Finisar Singapore	The Hongkong and Shanghai Banking Corporation Limited	[****]	General Checking
Singapore	Finisar Singapore	DBS Bank Limited	[****]	General Checking

Italy	Finisar Corporation	SanPaolo IMI	[****]	General Checking
Japan	Finisar Japan Ltd	Sumitomo Mitsui Bank	[****]	General Checking
UK	Finisar Sales Inc	Royal Bank of Scotland PLC	[****]	General Checking

Israel	Finisar Israel Ltd.	Bank Leumi	[****]	General
Israel	Finisar Israel Ltd.	Bank Leumi	[****]	General
Israel	Finisar Israel Ltd.	Bank Leumi	[****]	General

Australia	Finisar Australia Pty Ltd	National Australia Bank	[****]	Trade Account
Australia	Finisar Australia Pty Ltd	National Australia Bank	[****]	Trade Account
Australia	Finisar Australia Pty Ltd	National Australia Bank	[****]	Term Deposit
			Total:	28 Accounts

32

CONFIDENTIAL TREATMENT REQUESTED
US Cash and Investment Accounts

Country	Account Owner	Bank Name	Account#	Purpose/Type	Bank Address
US	Finisar Corporation	Silicon Valley Bank	[****]	GENERAL OPERATING ACCOUNT (Include Flex Spending acct)	3003 Tasman Drive, Santa Clara, CA 95054
US	Finisar Corporation	Silicon Valley Bank	[****]	Payroll Account	3003 Tasman Drive, Santa Clara, CA 95054
US	Finisar Corporation	Silicon Valley Bank	[****]	Horsham Operating ACCOUNT	3003 Tasman Drive, Santa Clara, CA 95054
US	Finisar Corporation	Silicon Valley Bank	[****]	Multi Currency Account	3003 Tasman Drive, Santa Clara, CA 95054
US	Finisar Corporation	SVB Securities	[****]	SVB Money Market Account	3003 Tasman Drive, Santa Clara, CA 95054
US	Finisar Corporation	SVB Asset Management	[****]	SVB Asset Management Account	185 Berry Street, Suite 3000, San Francisco, CA 94107
US	Finisar Corporation	Silicon Valley Bank	[****]	Horsham Flex Spending-linked to 3300585722	3003 Tasman Drive, Santa Clara, CA 95054
US	Finisar Corporation	Wells Fargo	[****]	Control Account	Wells Fargo
US	Finisar Corporation	Wells Fargo	[****]	Operating Account	Wells Fargo
US	Finisar Corporation	Wells Fargo	[****]	Flex Spending Account	Wells Fargo
US	Finisar Corporation	Wells Fargo	[****]	Payroll Account	Wells Fargo
US	Finisar Corporation	Silicon Valley Bank	[****]	Multi Currency Account - No Activity	3003 Tasman Drive, Santa Clara, CA 95054
				Total	12 Accounts

33

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.17
Material Contracts
Loan and Security Agreement by and between Silicon Valley Bank and Finisar Corporation dated March 14, 2008 and related agreements and amendments
Indenture, by and between Finisar and U.S. Bank Trust National Association, dated October 15, 2003
Indenture, by and between Finisar and U.S. Bank Trust National Association, dated October 12, 2006
Note and Security Agreement by and between Banc of America Leasing and Capital, LLC and Finisar dated December 27, 2005
Lease, by and between Optium Corporation and 200 Precision Drive Investors, LLC, dated September 29, 2006, as amended by First Amendment to Lease dated January 4, 2009
Lease Agreement, by and between Finisar and Finisar (CA-TX) Limited Partnership, dated February 4, 2005
License Agreement, by and between Board of Trustees of the Univ. of Illinois and Honeywell, dated February 22, 2000
License, Settlement and Release Agreement, by and between Picolight, Inc. and Honeywell Intellectual Properties, Inc. (via its VCSEL Optical Products business), dated November 20, 2003

34

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.19
Indebtedness
$16,900,000 in principal amount of outstanding 2 1/2% Convertible Subordinated Notes due 2010 issued by Finisar
$62,396,000 principal amount of outstanding 2 1/2% Convertible Senior Subordinated Notes due 2010 issued by Finisar
$2,816,327.23 in outstanding obligations under that certain Note and Security Agreement by and between Banc of America Leasing and Capital, LLC and Finisar dated December 27, 2005 and Contract 054-0119981-000 by and between Finisar and Banc of America Leasing & Capital, LLC
$16.75 million in outstanding debt pursuant to the agreements by and between Finisar Malaysia Sdn Bhd and HSBC Bank Malaysia Berhad
$68,000 in outstanding obligations under that certain Agreements by and between Finisar and U.S. Bancorp regarding certain copiers and printers; Lease #5598322 HP LJ 9050MFP1 by and between Finisar and U.S. Bancorp; Lease #6162312 HP LJ 4345MFP by and between Finisar and U.S. Bancorp and Lease #619936 HP LJ 4345MFP by and between Finisar and U.S. Bancorp
$92,000 in outstanding obligations under that certain Agreement by and between Finisar and CIT Technology Financing Services, Inc. regarding Certain office equipment and products

35

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.24
Employee and Labor Matters
     Finisar Australia Pty Lt. has a Collective Agreement in place with respect to its employees.

36

CONFIDENTIAL TREATMENT REQUESTED
Schedule 4.28
Locations of Inventory and Equipment
The Loan Parties and their Subsidiaries have inventory and/or equipment located at the following locations:

36 Jonspin Rd. Wilmington, MA 01887
200 Precision Road Horsham, PA 19044
1389 Moffett Park Drive Sunnyvale, CA 94089-1134
600 Millennium Drive Allen, TX 75013
41762 Christy St Fremont, CA 94538
2004 Fox Drive Champaign, IL 61820
No. 66 Huiqing Rd. East Zhangjiang Hi-Tech Park Shanghai China 201201
Plot 1 Kinta Free Industrial Zone, Off Jalan Tunku Abdul Rahman, 31200 Chemor, Perak, Malaysia
10, Ang Mo Kio Street 65 #05-01/02 Techpoint Singapore 569059 Unit #01-01, Block 1A, Cyber Pearl, Hi-Tech City, Madhapur Hyderabad-500 081 India
244 Young Street Waterloo, NSW 2017 Australia

37

CONFIDENTIAL TREATMENT REQUESTED
3 Golda Meir St.
Lev Hakongresim, Nitzan Building
Nes-Ziona Science Industrial Park
P.O. Box 4102
Nes Ziona 74140
Israel
Approximately $5,000,000 worth of customer managed inventory is located at Finisar’s Malaysian office at Plot 1 Kinta Free Industrial Zone, Off Jalan Tunku Abdul Rahman, 31200 Chemor, Perak, Malaysia.
Approximately $5,000,000 worth of consigned inventory is located at approximately 30 different customer locations in the U.S. and in foreign countries.
Finisar Malaysia Sdn Bhd stores approximately $9.57 million in inventory with eight different subcontractors in the U.S., China, Thailand, Ipoh, Malaysia and Penang, Malaysia.
Finisar Malaysia Sdn Bhd consigns approximately $3 million worth of equipment to certain of its suppliers in Penang, Taiwan, China, Singapore, Japan, California, Thailand and Dallas, TX.
Finisar Australia Pty Ltd stores approximately $29,000 worth of equipment with three different suppliers

38

CONFIDENTIAL TREATMENT REQUESTED
Schedule 5.1
     Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Parent’s fiscal quarters) after the end of each month during each of Parent’s fiscal years,
(a) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent’s and its Subsidiaries’ operations during such period, setting forth in each case in comparative form (i) the corresponding figures for the corresponding periods of the previous Fiscal Year and (ii) on a quarterly basis only, the corresponding figures from the most recent budget and Projections delivered to Agent for the then current Fiscal Year, and

(b) a Compliance Certificate.

as soon as available, but in any event within 90 days after the end of each of Parent’s fiscal years,	(c) consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(d) a Compliance Certificate.

as soon as available, but in any event within 30 days prior to the start of each of Borrower’s fiscal years,	(e) copies of Parent’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, quarter by quarter, certified by the chief financial officer of Parent as being such officer’s good faith estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby.

if and when filed by Parent or any of its Subsidiaries,	(f) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,
(g) any other filings made by Parent or any of its Subsidiaries with the SEC, and

(h) any other information that is provided by Parent or any of its Subsidiaries to their respective shareholders generally.

CONFIDENTIAL TREATMENT REQUESTED

promptly, but in any event within 5 days after Parent or any of its Subsidiaries has knowledge of any event or condition that constitutes a Default or an Event of Default,	(i) notice of such event or condition and a statement of the curative action that Borrowers propose to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Parent or any of its Subsidiaries,	(j) notice of all actions, suits, or proceedings brought by or against Parent or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

promptly, but in any event within 5 days after Parent or any of its Subsidiaries has knowledge thereof,	(k) the termination of any Material Contract and, to the extent that such contract is not a Material Contract, any contract with Cisco Systems International B.V., Huawei Technologies Co., Ltd. or their respective Affiliates, and

(l) any notices, waivers, modifications, amendments or other documents received or executed by Borrowers in connection with the Subordinated Notes (it being understood that nothing contained in this clause (1) shall permit Borrowers to modify or amend the Subordinated Notes in violation of Section 6.7(b)).

upon the request of Agent,	(m) any other information reasonably requested relating to the financial condition of Parent or its Subsidiaries.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 5.2
     Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Immediately upon occurrence or receipt of	(a)	any decrease or termination of insurance coverage on any credit insured account,

	(b)	any claim for payment under any credit insurance policy, and

	(c)	copies of all reports as required under any credit insurance policy.

Weekly	(d)	an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records,

	(e)	a detailed aging, by total, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format),

	(f)	a detailed report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash, and

	(g)	notice of all claims, offsets, or disputes asserted by Account Debtors with respect to each Borrower’s and its Subsidiaries’ Accounts.

Monthly (no later than the 15th day of each month)	(h)	a Borrowing Base Certificate,
	(i)	a detailed aging, by total, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format),

	(j)	a detailed Inventory system/perpetual report specifying cost of each Borrower’s and its Subsidiaries’ Inventory, by category, together with a reconciliation to each Borrower’s and its Subsidiaries’ general ledger accounts (delivered electronically in an acceptable format),

	(k)	a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of each Borrower’s general ledger,

	(1)	a summary aging, by vendor, of each Borrower’s and its Subsidiaries’ accounts payable and any book overdraft, and accrued expenses, together with a reconciliation to each Borrower’s general ledger accounts (delivered electronically in an acceptable format), and an aging, by vendor, of any held checks, and

	(m)	a detailed listing of any Equipment that was sold or disposed of by Parent or any of its Subsidiaries.

Monthly (no later than the 30th day of each month)	(n)	a reconciliation of Accounts, trade accounts payable, and Inventory of each Borrower’s general ledger accounts to its monthly financial statements including any book reserves related to each category, and

	(o)	a detailed listing of any write-downs or adjustments to each Borrower’s Inventory

CONFIDENTIAL TREATMENT REQUESTED

Quarterly	(p)	a report regarding Parent’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes, and

	(q)	A detailed report of each Borrower’s and its Subsidiaries’ deemed dividend tax liability.

Annually	(r)	a detailed list of Parent’s and its Subsidiaries’ customers, with address and contact information.

Upon request by Agent	(s)	copies of purchase orders and invoices for Inventory and Equipment acquired by Parent or its Subsidiaries,

	(t)	copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos, and

	(u)	any other information or reports as to the Collateral or the financial condition of Parent or its Subsidiaries, as Agent may reasonably request.

CONFIDENTIAL TREATMENT REQUESTED
Schedule 6.6
Nature of Business
     Provider of optical subsystems and components.